Pricing Supplement No. 2708

To underlying supplement No. 1 dated August 17, 2015,
underlying supplement No. 3 dated July 31, 2015,
prospectus supplement dated July 31, 2015 and
prospectus dated April 27, 2016

Registration Statement No. 333-206013 Rule 424(b)(2)

Deutsche Bank AG

$18,324,326 Tracker Notes Linked to a Basket of Three Indices due August 22, 2018

General

•	The Tracker Notes (the “securities”) are linked to a basket of three indices and are designed for investors who seek a return at maturity that offers exposure to 1.0 times any increase or decrease in the level of the S&P 500® Total Return Index (the “S&P Index”), 1.8 times any increase or decrease in the level of the Deutsche Bank Equity Risk Premia 5% VT Portfolio — USD — Excess Return Index (the “Portfolio Index”) and 2.2 times any increase or decrease in the level of the Deutsche Bank ProVol Hedge Index (the “ProVol Hedge Index”). We refer to each of the S&P Index, the Portfolio Index and the ProVol Hedge Index as a “Basket Component,” and together, the “Basket Components.” The return of each Basket Component is reduced by its respective Adjustment Factor.

•	The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion or all of their investment.

•	The Portfolio Index and the ProVol Hedge Index each include embedded costs and fees that will reduce their respective closing levels. Such embedded costs and fees are separate from, and in addition to, the Adjustment Factors for the Portfolio Index and the ProVol Hedge Index and will adversely affect your return on the securities. Moreover, the adverse effect of such embedded costs and fees will be increased by the securities’ leveraged exposure to the Portfolio Index and the ProVol Hedge Index.

•	The securities do not pay any coupons or dividends and investors should be willing to lose some or all of their initial investment if the components underlying the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors and all costs and fees embedded in such Basket Components. Any payment on the securities is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due August 22, 2018

•	Minimum purchase of $1,000. Minimum denominations of $1,000 (the “Face Amount”) and integral multiples thereof.

•	The securities priced on August 17, 2016 (the “Trade Date”) and are expected to settle on August 22, 2016 (the “Settlement Date”).

Key Terms

Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Basket:	The securities are linked to the performance of a basket consisting of three Basket Components as set forth in the table below.
	Basket Component	Ticker Symbol	Basket Component Weighting	Initial Level
	S&P 500® Total Return Index (the “S&P Index”)	SPTR	100.00%	4,138.419
	Deutsche Bank Equity Risk Premia 5% VT Portfolio — USD — Excess Return Index (the “Portfolio Index”)	DBGLRP5U	180.00%	2,726.97
	Deutsche Bank ProVol Hedge Index (the “ProVol Hedge Index”)	DBVEPVH	220.00%	796.77

(Key Terms continued on next page)

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page 13 of the accompanying prospectus, page PS-5 of the accompanying prospectus supplement and page PS-13 of this pricing supplement.

The Issuer’s estimated value of the securities on the Trade Date is $999.00 per $1,000 Face Amount of securities, which is less than the Issue Price. Please see “Issuer’s Estimated Value of the Securities” on page PS-4 of this pricing supplement for additional information.

By acquiring the securities, you will be bound by and deemed irrevocably to consent to the imposition of any Resolution Measure (as defined below) by the competent resolution authority, which may include the write down of all, or a portion, of any payment on the securities or the conversion of the securities into ordinary shares or other instruments of ownership. If any Resolution Measure becomes applicable to us, you may lose some or all of your investment in the securities. Please see “Resolution Measures and Deemed Agreement” on page PS-5 of this pricing supplement for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplements, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Maximum Discounts and Commissions(1)	Minimum Proceeds to Us
Per Security	$1,000.00	$1.00	$999.00
Total	$18,324,326.00	$16,674.00	$18,307,652.00
(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement. The securities will be sold with varying underwriting discounts and commissions in an amount not to exceed $1.00 per $1,000 Face Amount of securities.

The agent for this offering is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

The securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

Deutsche Bank Securities

August 17, 2016

Redemption Amount:	At maturity or upon the occurrence of a Redemption Trigger Event, you will receive a cash payment per $1,000 Face Amount of securities on the Maturity Date or the Redemption Trigger Payment Date, as applicable, calculated as follows:

$1,000 x	(	Final Basket Level	)
Initial Basket Level

Your investment will be fully exposed to 1.0 times any increase or decrease in the level of the S&P Index, 1.8 times any increase or decrease in the level of the Portfolio Index and 2.2 times any increase or decrease in the level of the ProVol Hedge Index. Due to the leverage feature of the securities, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment. The return of each Basket Component is reduced by its applicable Adjustment Factor regardless of whether the level of such Basket Component increases or decreases.

Furthermore, both the Portfolio Index and the ProVol Hedge Index include embedded costs and fees that will reduce their respective levels. Such embedded costs and fees are separate from, and in addition to, the Adjustment Factors for the Portfolio Index and the ProVol Hedge Index and will adversely affect your return on the securities. The total annual costs deducted from the level of the Portfolio Index from October 22, 2013 to, and including, December 31, 2015 have ranged from 1.67% to 1.76% and the annual index fees deducted from the ProVol Hedge Index from, and including, 2006 to, and including, 2015, have ranged from 0.00% to 6.06%. Because the calculation of the ProVol Hedge Index began on September 24, 2012, the annual index fees from, and including, 2006 to, and including, September 23, 2012 were retrospectively calculated. The historical costs and fees deducted from the Portfolio Index and the ProVol Hedge Index should not be taken as an indication of future costs and fees and, depending on market conditions, such costs and fees could be significantly higher in the future. Moreover, the adverse effect of such embedded costs and fees will be increased by the securities’ leveraged exposure to the Portfolio Index and the ProVol Hedge Index. For more information on the embedded costs and fees for the Portfolio Index and the ProVol Hedge Index, please see the “Selected Purchase Considerations” beginning on page PS-11 of this pricing supplement.

You will lose some or all of your initial investment if the components underlying the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors and all costs and fees embedded in such Basket Components. Any payment at maturity or upon a Redemption Trigger Event is subject to the credit of the Issuer. In no event will the Redemption Amount be less than zero.

Initial Basket Level:	100
Final Basket Level:	The Basket Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable
Basket Level:	The Basket Level on any trading day will be calculated as follows: 100 x [1 + S&P Index Performance + (1.8 x Portfolio Index Performance) + (2.2 x ProVol Hedge Index Performance)]
The S&P Index Performance, Portfolio Index Performance and ProVol Hedge Index Performance refer to the Performance of the S&P Index, Portfolio Index and ProVol Hedge Index, respectively.
Performance:	The Performance of each Basket Component from its Initial Level to its Final Level will be calculated as follows:

(	Final Level	)	x	Adjustment Factor – 1
Initial Level

Initial Level:	For each Basket Component, the Closing Level for such Basket Component on the Trade Date, as set forth in the table above
Final Level:	For each Basket Component, the Closing Level for such Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable
Closing Level:	For each Basket Component, the closing level for such Basket Component on the applicable trading day
Adjustment Factors:	Basket Component	Adjustment Factor
	S&P Index	0.9990 – (0.0013 x (Days / 365))
	Portfolio Index	1 – (0.01 x (Days / 365))
	ProVol Hedge Index	1 – (0.0085 x (Days / 365))
where “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the relevant day of calculation.
Redemption Trigger Event:	A Redemption Trigger Event occurs if the Basket Level on any trading day during the period from, but excluding, the Trade Date to, but excluding, the Final Valuation Date is less than the Redemption Trigger Level. If a Redemption Trigger Event occurs, the securities will be redeemed by the Issuer in whole, but not in part, on the Redemption Trigger Payment Date for the Redemption Amount calculated as of the Redemption Trigger Valuation Date.
Redemption Trigger Level:	40
Trade Date:	August 17, 2016

(Key Terms continued on next page)

(Key Terms continued from previous page)

Settlement Date:	August 22, 2016
Final Valuation Date[1]:	August 17, 2018
Redemption Trigger Valuation Date[1]:	The trading day on which a Redemption Trigger Event first occurs
Redemption Trigger Payment Date[1]:	The third business day following the relevant Redemption Trigger Valuation Date
Maturity Date[1]:	August 22, 2018
Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	25152R3U5 / US25152R3U55

[1]	Subject to adjustment as described under “Description of the Securities — Adjustments to Valuation Dates and Payment Dates” in this pricing supplement.

ISSUER’S ESTIMATED VALUE OF THE SECURITIES

The Issuer’s estimated value of the securities is equal to the sum of our valuations of the following two components of the securities: (i) a bond and (ii) an embedded derivative(s). The value of the bond component of the securities is calculated based on the present value of the stream of cash payments associated with a conventional bond with a principal amount equal to the Face Amount of securities, discounted at an internal funding rate, which is determined primarily based on our market-based yield curve, adjusted to account for our funding needs and objectives for the period matching the term of the securities. The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as the agent’s commissions, if any, and the estimated cost of hedging our obligations under the securities, reduces the economic terms of the securities to you and is expected to adversely affect the price at which you may be able to sell the securities in any secondary market. The value of the embedded derivative(s) is calculated based on our internal pricing models using relevant parameter inputs such as expected interest and dividend rates and mid-market levels of price and volatility of the assets underlying the securities or any futures, options or swaps related to such underlying assets. Our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect.

The Issuer’s estimated value of the securities on the Trade Date (as disclosed on the cover of this pricing supplement) is less than the Issue Price of the securities. The difference between the Issue Price and the Issuer’s estimated value of the securities on the Trade Date is due to the inclusion in the Issue Price of the agent’s commissions, if any, and the cost of hedging our obligations under the securities through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

The Issuer’s estimated value of the securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your securities in the secondary market at any time. Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the securities on the Trade Date. Our purchase price, if any, in secondary market transactions will be based on the estimated value of the securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately three months beginning from the Trade Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

RESOLUTION MEASURES AND DEEMED AGREEMENT

On May 15, 2014, the European Parliament and the Council of the European Union adopted a directive establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive”). The Bank Recovery and Resolution Directive required each member state of the European Union to adopt and publish by December 31, 2014 the laws, regulations and administrative provisions necessary to comply with the Bank Recovery and Resolution Directive. Germany adopted the Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz, or the “Resolution Act”), which became effective on January 1, 2015. The Bank Recovery and Resolution Directive and the Resolution Act provided national resolution authorities with a set of resolution powers to intervene in the event that a bank is failing or likely to fail and certain other conditions are met. From January 1, 2016, the power to initiate resolution measures applicable to significant banking groups (such as Deutsche Bank Group) in the European Banking Union has been transferred to the European Single Resolution Board which, based on the European Union regulation establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund (the “SRM Regulation”), works in close cooperation with the European Central Bank, the European Commission and the national resolution authorities. Pursuant to the SRM Regulation, the Resolution Act and other applicable rules and regulations, the securities may be subject to any Resolution Measure by the competent resolution authority if we become, or are deemed by the competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. By acquiring the securities, you will be bound by and deemed irrevocably to consent to the provisions set forth in the accompanying prospectus, which we have summarized below.

By acquiring the securities, you will be bound by and deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. Under the relevant resolution laws and regulations as applicable to us from time to time, the securities may be subject to the powers exercised by the competent resolution authority to: (i) write down, including to zero, any payment (or delivery obligations) on the securities; (ii) convert the securities into ordinary shares of (a) the Issuer, (b) any group entity or (c) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital; and/or (iii) apply any other resolution measure including, but not limited to, any transfer of the securities to another entity, the amendment, modification or variation of the terms and conditions of the securities or the cancellation of the securities. We refer to each of these measures as a “Resolution Measure.” A “group entity” refers to an entity that is included in the corporate group subject to a Resolution Measure. A “bridge bank” refers to a newly chartered German bank that would receive some or all of our assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in a resolution proceeding.

Furthermore, by acquiring the securities, you:

•	are deemed irrevocably to have agreed, and you will agree: (i) to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the securities to give effect to any Resolution Measure; (ii) that you will have no claim or other right against us arising out of any Resolution Measure; and (iii) that the imposition of any Resolution Measure will not constitute a default or an event of default under the securities, under the senior indenture dated November 22, 2006 among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, authenticating agent and registrar, as amended and supplemented from time to time (the “Indenture”), or for the purposes of, but only to the fullest extent permitted by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee and the paying agent, the issuing agent and the registrar (each, an “indenture agent”) for, agree not to initiate a suit against the trustee or the indenture agents in respect of, and agree that the trustee and the indenture agents will not be liable for, any action that the trustee or the indenture agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the securities; and

•	will be deemed irrevocably to have: (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the securities; (ii) authorized, directed and requested The Depository Trust Company (“DTC”) and any direct participant in DTC or other intermediary through which you hold such securities to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the securities as it may be imposed, without any further action or direction on your part or on the part of the trustee or the indenture agents; and (iii) acknowledged and accepted that the Resolution Measure provisions described herein and in the “Resolution Measures” section of the accompanying prospectus are exhaustive on the matters described herein and therein to the exclusion of any other agreements, arrangements or understandings between you and the Issuer relating to the terms and conditions of the securities.

This is only a summary, for more information please see the accompanying prospectus dated April 27, 2016, including the risk factors beginning on page 13 of such prospectus.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

You should read this pricing supplement together with underlying supplement No. 1 dated August 17, 2015, underlying supplement No. 3 dated July 31, 2015, the prospectus supplement dated July 31, 2015 relating to our Series A global notes of which these securities are a part and the prospectus dated April 27, 2016. When you read the accompanying underlying supplements and prospectus supplement, please note that all references in such supplements to the prospectus dated July 31, 2015, or to any sections therein, should refer instead to the accompanying prospectus dated April 27, 2016 or to the corresponding sections of such prospectus, as applicable, unless otherwise specified or the context otherwise requires. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at.www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement No. 1 dated August 17, 2015: https://www.sec.gov/Archives/edgar/data/1159508/000095010315006546/crt_dp58829-424b2.pdf

•	Underlying supplement No. 3 dated July 31, 2015: https://www.sec.gov/Archives/edgar/data/1159508/000095010315006054/crt_dp58193-424b2.pdf

•	Prospectus supplement dated July 31, 2015: https://www.sec.gov/Archives/edgar/data/1159508/000095010315006048/crt-dp58161_424b2.pdf

•	Prospectus dated April 27, 2016: https://www.sec.gov/Archives/edgar/data/1159508/000119312516559607/d181910d424b21.pdf

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in this pricing supplement and in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

The following tables and examples illustrate the hypothetical Redemption Amounts per $1,000 Face Amount of securities for hypothetical performances of the Basket Components, payable at maturity or upon a Redemption Trigger Event, as applicable. These examples illustrate that you will lose some or all of your initial investment if the levels of the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors. Your investment will be fully exposed to 1.0 times any increase or decrease in the level of the S&P Index, 1.8 times any increase or decrease in the level of the Portfolio Index and 2.2 times any increase or decrease in the level of the ProVol Hedge Index. Due to the leverage feature of the securities, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment.

The hypothetical Redemption Amounts set forth below are for illustrative purposes only and assume a period of 750 calendar days from the Trade Date to the Final Valuation Date. The actual Initial Levels for each Basket Component are set forth on the cover of this pricing supplement. The actual amount payable at maturity or upon a Redemption Trigger Event will be the Redemption Amount, determined based on the performances of the Basket Components on the Final Valuation Date or the Redemption Trigger Valuation Date, as the case may be. The numbers appearing in the tables and examples below may have been rounded for ease of analysis.

Redemption Amount at Maturity

The following first five examples illustrate the hypothetical Redemption Amount per $1,000 Face Amount of securities payable at maturity. For purposes of this table and these examples, it is assumed that a Redemption Trigger Event does not occur.

	Basket Component Performance Excluding Adjustment Factors	Basket Component Performance Including Adjustment Factors

Example 1: S&P Index	50.00%	49.45%
Portfolio Index	5.00%	2.86%
ProVol Hedge Index	10.00%	8.09%
Final Basket Level	–	171.349
Redemption Amount	–	$1,713.49
Return on the Securities	–	71.349%
Example 2: S&P Index	1.00%	0.63%
Portfolio Index	0.50%	-1.55%
ProVol Hedge Index	1.00%	-0.75%
Final Basket Level	–	96.024
Redemption Amount	–	$960.24
Return on the Securities	–	-3.976%
Example 3: S&P Index	30.00%	29.53%
Portfolio Index	-10.00%	-11.84%
ProVol Hedge Index	-10.00%	-11.56%
Final Basket Level	–	82.728
Redemption Amount	–	$827.28
Return on the Securities	–	-17.272%
Example 4: S&P Index	-30.00%	-30.26%
Portfolio Index	10.00%	7.75%
ProVol Hedge Index	10.00%	8.09%
Final Basket Level	–	101.437
Redemption Amount	–	$1,014.37
Return on the Securities	–	1.437%
Example 5: S&P Index	-5.00%	-5.35%
Portfolio Index	-10.00%	-11.84%
ProVol Hedge Index	-10.00%	-11.56%
Final Basket Level	–	47.856
Redemption Amount	–	$478.56
Return on the Securities	–	-52.144%

Example 1: The S&P Index increases 50.00%, the Portfolio Index increases 5.00% and the ProVol Hedge Index increases 10.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. Assuming a period of 750 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 171.349, calculated as follows:

Final Basket Level	=	100 x [1 + S&P Index Performance + (1.8 x Portfolio Index Performance) + (2.2 x ProVol Hedge Index Performance)]
	=	100 x [1 + (150.00% x (0.9990 – 0.0013 x 750/365) – 1) + (1.8 x (105.00% x (1 – 0.01 x 750/365) – 1)) + (2.2 x (110.00% x (1 – 0.0085 x 750/365) – 1))]
	=	171.349

Accordingly, you would receive a Redemption Amount at maturity of $1,713.49 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	171.349
				100

	=	$1,713.49

Example 2: The S&P Index increases 1.00%, the Portfolio Index increases 0.50% and the ProVol Hedge Index increases 1.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. In this case, even though the Final Level of each Basket Component is greater than its respective Initial Level, you would receive a Redemption Amount at maturity that is less than $1,000 per $1,000 Face Amount of securities because the increases in the Final Levels are not sufficient to offset the effect of the respective Adjustment Factors. Assuming a period of 750 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 96.024, calculated as follows:

Final Basket Level	=	100 x [1 + S&P Index Performance + (1.8 x Portfolio Index Performance) + (2.2 x ProVol Hedge Index Performance)]
	=	100 x [1 + (101.00% x (0.9990 – 0.0013 x 750/365) – 1) + (1.8 x (100.50% x (1 – 0.01 x 750/365) – 1)) + (2.2 x (101.00% x (1 – 0.0085 x 750/365) – 1))]
	=	96.024

Accordingly, you would receive a Redemption Amount at maturity of $960.24 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	96.024
				100

	=	$960.24

Example 3: The S&P Index increases 30.00%, the Portfolio Index decreases 10.00% and the ProVol Hedge Index decreases 10.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. In this case, even though the Final Level of the S&P Index is greater than its Initial Level, you would receive a Redemption Amount at maturity that is significantly less than $1,000 per $1,000 Face Amount of securities because the unleveraged increase in the level of the S&P Index is offset by a greater and leveraged decrease in the levels of the Portfolio Index and the ProVol Hedge Index as well as by the effect of the respective Adjustment Factors. Assuming a period of 750 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 82.728, calculated as follows:

Final Basket Level	=	100 x [1 + S&P Index Performance + (1.8 x Portfolio Index Performance) + (2.2 x ProVol Hedge Index Performance)]
	=	100 x [1 + (130.00% x (0.9990 – 0.0013 x 750/365) – 1) + (1.8 x (90.00% x (1 – 0.01 x 750/365) – 1)) + (2.2 x (90.00% x (1 – 0.0085 x 750/365) – 1))]
	=	82.728

Accordingly, you would receive a Redemption Amount at maturity of $827.28 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	82.728
				100

	=	$827.28

Example 4: The S&P Index decreases 30.00%, the Portfolio Index increases 10.00% and the ProVol Hedge Index increases 10.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. In this case, even though the Final Level of the S&P Index is less than its Initial Level, you would receive a Redemption Amount at maturity that is more than $1,000 per $1,000 Face Amount of securities because the leveraged increase in the levels of the Portfolio Index and the ProVol Hedge Index are greater than the unleveraged decrease in the level of the S&P Index and the effect of the respective Adjustment Factors. Assuming a period of 750 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 101.437, calculated as follows:

Final Basket Level	=	100 x [1 + S&P Index Performance + (1.8 x Portfolio Index Performance) + (2.2 x ProVol Hedge Index Performance)]
	=	100 x [1 + (70.00% x (0.9990 – 0.0013 x 750/365) – 1) + (1.8 x (110.00% x (1 – 0.01 x 750/365) – 1)) + (2.2 x (110.00% x (1 – 0.0085 x 750/365) – 1))]
	=	101.437

Accordingly, you would receive a Redemption Amount at maturity of $1,014.37 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	101.437
				100

	=	$1,014.37

Example 5: The S&P Index decreases 5.00%, the Portfolio Index decreases 10.00% and the ProVol Hedge Index decreases 10.00% from their respective Initial Levels to their respective Final Levels on the Final Valuation Date. In this case, since the Final Level of each Basket Component is less than its respective Initial Level, you would receive a Redemption Amount at maturity that is significantly less than $1,000 per $1,000 Face Amount of securities. Assuming a period of 750 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 47.856, calculated as follows:

Final Basket Level	=	100 x [1 + S&P Index Performance + (1.8 x Portfolio Index Performance) + (2.2 x ProVol Hedge Index Performance)]
	=	100 x [1 + (95.00% x (0.9990 – 0.0013 x 750/365) – 1) + (1.8 x (90.00% x (1 – 0.01 x 750/365) – 1)) + (2.2 x (90.00% x (1 – 0.0085 x 750/365) – 1))]
	=	47.856

Accordingly, you would receive a Redemption Amount at maturity of $478.56 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	47.856
				100

	=	$478.56

Redemption Amount upon a Redemption Trigger Event

The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount of securities payable upon the occurrence of a Redemption Trigger Event. A Redemption Trigger Event occurs if the Basket Level on any trading day during the period from, but excluding, the Trade Date to, but excluding, the Final Valuation Date is less than the Redemption Trigger Level of 40. If a Redemption Trigger Event occurs, you will lose a significant portion or all of your investment in the securities.

The hypothetical Redemption Amount set forth below assumes (i) the Basket Level is greater than or equal to 40 on each trading day prior to the day on which the Redemption Trigger Event occurs and (ii) a Redemption Trigger Event occurs on a trading day that is 60 calendar days after the Trade Date.

	Basket Component Performance Excluding Adjustment Factors	Basket Component Performance Including Adjustment Factors

Example 6: S&P Index	-10.00%	-10.11%
Portfolio Index	-20.00%	-20.13%
ProVol Hedge Index	-15.00%	-15.12%
Final Basket Level	–	19.390
Redemption Amount	–	$193.90
Return on the Securities	–	-80.61

Example 6: The S&P Index decreases by 10.00%, the Portfolio Index decreases by 20.00% and the ProVol Hedge Index decreases by 15.00% from their respective Initial Levels to their respective Final Levels on the Redemption Trigger Valuation Date, which is 60 calendar days after the Trade Date. The Final Basket Level is 19.390, calculated as follows:

Final Basket Level	=	100 x [1 + S&P Index Performance + (1.8 x Portfolio Index Performance) + (2.2 x ProVol Hedge Index Performance)]
	=	100 x [1 + (90.00% x (0.9990 – 0.0013 x 60/365) – 1) + (1.8 x (80.00% x (1 – 0.01 x 60/365) – 1)) + (2.2 x (85.00% x (1 – 0.0085 x 60/365) – 1))]
	=	19.390

In this case, your securities will be redeemed early because the Basket Level is less than the Redemption Trigger Level of 40, causing a Redemption Trigger Event to occur. Accordingly, you would receive a Redemption Amount of $193.90 per $1,000 Face Amount of securities on the Redemption Trigger Payment Date, calculated as follows. Although the Redemption Trigger Level is 40, the Basket Level decreased significantly below 40 when the Redemption Trigger Event occurs. As a result, you would lose more than 60% of your initial investment.

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	19.390
				100

	=	$193.90

Selected Purchase Considerations

•	APPRECIATION POTENTIAL — The securities provide the opportunity for enhanced returns by offering exposure to 1.0 times any increase or decrease in the level of the S&P Index, 1.8 times any increase or decrease in the level of the Portfolio Index and 2.2 times any increase or decrease in the level of the ProVol Hedge Index. The return of each Basket Component is reduced by its applicable Adjustment Factor and all costs and fees embedded in such Basket Components. Any payment on the securities is subject to our ability to satisfy our obligations as they become due.

•	ACCELERATED LOSS AND NO PROTECTION AGAINST LOSS — Due to the leverage feature of the securities, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment. In the case of the Portfolio Index and the ProVol Hedge Index, the investor is exposed to 1.8 times and 2.2 times any increase or decrease in the level of each index, respectively. Any negative performance of the S&P Index, when combined with 1.8 times any negative performance of the Portfolio Index or 2.2 times any negative performance of the ProVol Hedge Index in calculating the Redemption Amount, will result in an accelerated loss on your investment. Your payment at maturity or upon a Redemption Trigger Event will be further reduced by the applicable Adjustment Factor for each Basket Component. You may lose some or all of your investment in the securities if the levels of the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors.

•	THE ADJUSTMENT FACTORS REDUCE THE REDEMPTION AMOUNT AT MATURITY OR UPON A REDEMPTION TRIGGER EVENT — The payment at maturity or upon a Redemption Trigger Event will be reduced by the applicable Adjustment Factors. Each Adjustment Factor is applied to its respective Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether the Final Level of such Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, is greater than, equal to or less than its Initial Level.

•	POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO THE REDEMPTION TRIGGER FEATURE — The securities will be redeemed early by us if a Redemption Trigger Event occurs, in which case you will lose a significant portion or all of your investment in the securities. Early redemption upon such a Redemption Trigger Event will be automatic, and you will be entitled only to the Redemption Amount payable on the Redemption Trigger Payment Date based on the Final Basket Level on the Redemption Trigger Valuation Date, even if the levels of the Basket Components subsequently increase. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any subsequent increase in the levels of the Basket Components that may occur after the Redemption Trigger Valuation Date, and you will lose a significant portion or all of your investment in the securities.

•	RETURN LINKED TO THE PERFORMANCE OF THREE INDICES — The return on the securities, which may be positive, zero or negative, is fully exposed to the performance of an unequally weighted basket, consisting of the S&P Index, the Portfolio Index and the ProVol Hedge Index, as described herein. Exposure to the Portfolio Index and the ProVol Hedge Index is on a 1.8 times and 2.2 times leveraged basis, respectively.

The S&P 500® Total Return Index

The S&P 500® Total Return Index (the “S&P Index”) is a measure of the total return of the stocks composing the S&P 500® Index that includes dividends by adding the daily indexed dividend returns on those stocks to the daily price change of the S&P 500® Index. In calculating the S&P Index, ordinary cash dividends are applied on the ex-dividend date. “Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation; they are treated as corporate actions with offsetting price and divisor adjustments. The S&P Index reflects both ordinary and special dividends.

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index is based on the relative value of the aggregate market value of the shares of 500 companies as of a particular time as compared to the aggregate average market value of the shares of 500 similar companies during the base period of the years 1941 through 1943. This is only a summary of the S&P Index. For more information on the S&P Index, including information concerning its composition, calculation methodology and adjustment policy, please see “The S&P U.S. Indices — The S&P 500® Total Return Index” in the accompanying underlying supplement No. 1 dated August 17, 2015.

The Deutsche Bank Equity Risk Premia 5% VT Portfolio — USD — Excess Return Index

The Deutsche Bank Equity Risk Premia 5% VT Portfolio — USD — Excess Return Index (the “Portfolio Index”) is intended to reflect the performance of a monthly rebalanced, volatility controlled, “risk-parity” weighted basket (the “Portfolio Weighted Basket”) of four indices: the Deutsche Bank Equity Sector-Neutral Value Factor — USD — Excess Return Index (the “Value Factor Index”), the Deutsche Bank Equity Sector-Neutral Quality Factor — USD — Excess Return Index (the “Quality Factor Index”), the Deutsche Bank Equity Low Beta Turnover Control Factor — USD — Excess Return Index (the “Low Beta Factor Index”) and the Deutsche Bank Equity Risk-Adjusted Momentum Factor — USD — Excess Return Index (the “Momentum Factor Index,” and together with the Value Factor Index, the Quality Factor Index, the Low Beta Factor Index, the “Risk Premium Indices”).

Each Risk Premium Index is intended to capture the potential return premium associated with a specific characteristic of equity stocks (the “Risk Premium”). The four Risk Premiums tracked by the respective Risk Premium Indices are: “value,” as measured by a stock’s EBITDA (earnings before interest, tax, depreciation and amortization) to EV (enterprise value) ratio and dividend yield; “quality,” as measured by a stock’s return on invested capital and accruals ratio; “low beta,” as measured by the beta of a stock compared to a reference index; and “momentum,” as measured by a stock’s price momentum, risk-adjusted for idiosyncratic volatility. Each of the Value Factor Index, Quality Factor Index and Low Beta Factor Index comprises a notional long position in a portfolio of stocks ranked as high value, high quality or low beta stocks, respectively, and a notional short position in a portfolio of stocks ranked as low value, low quality or high beta stocks, respectively. The Momentum Factor Index comprises a notional long position in a portfolio of stocks ranked as high momentum stocks and a notional short position in the MSCI World — Gross Total Return — USD Index.

Using the volatility of each Risk Premium Index over the last year, the Portfolio Index adjusts each Risk Premium Index’s weight in the Portfolio Weighted Basket on a monthly basis such that the risk associated with each Risk Premium Index is approximately equal. Once the Portfolio Weighted Basket has been reweighted, the Portfolio Index also adjusts its notional exposure to the Portfolio Weighted Basket at the same monthly rebalancing with the aim of maintaining an intended target volatility of 5%, calculated by reference to the realized volatility of the Portfolio Weighted Basket (weighted in its then-current form) over the last year, subject to a maximum notional exposure of 200% and a minimum notional exposure of 50% to the Portfolio Weighted Basket.

In calculating the level of the Portfolio Index, Deutsche Bank AG, London Branch, as the index sponsor (the “Portfolio Index Sponsor”), will deduct the cost of hypothetically implementing the volatility controlled, “risk-parity” Portfolio Weighted Basket. Furthermore, the calculation of each Risk Premium Index includes a daily deduction for the sum of the cost of hypothetically implementing, as well as the cost in connection with the monthly reconstitution of, the notional long position and short position (if applicable). The total annual costs deducted from the level of the Portfolio Index (i.e., the cost deducted from the level of the Portfolio Index plus the costs deducted from the levels of the Risk Premium Indices) from October 22, 2013 to, and including, December 31, 2015 have ranged from 1.67% to 1.76%. The historical costs deducted from the Portfolio Index should not be taken as an indication of future costs and, depending on market conditions, such costs could be significantly higher in the future. For more information on the deduction of such costs, please see the description of such costs in “The Deutsche Bank Equity Risk Premia 5% VT Portfolio — USD — Excess Return Index” on page PS-42 of this pricing supplement.

This is only a summary of the Portfolio Index and the Risk Premium Indices. For more information on the Portfolio Index and the Risk Premium Indices, including information concerning their composition, calculation methodology and adjustment policy, please see “The Deutsche Bank Equity Risk Premia 5% VT Portfolio — USD — Excess Return Index” in this pricing supplement.

The Deutsche Bank ProVol Hedge Index

The Deutsche Bank ProVol Hedge Index (the “ProVol Hedge Index”) is one of three versions of the Deutsche Bank ProVol Indices (the “ProVol Indices”). The ProVol Indices reflect the economic performance over time, less costs, of a strategy designed to generate returns from the expected volatility of the S&P 500® Index by taking a daily rebalanced notional long or short position in the Deutsche Bank Short-Term VIX Futures Index (the “VIX Futures Index”). The VIX Futures Index tracks the market expectation of short-term volatility (i.e., implied volatility) by means of a daily-rolling notional long position in first month and second month futures contracts (the “VIX futures contracts”) on the CBOE Volatility Index® (the “VIX Index”).

Each ProVol Index dynamically adjusts its long and short exposure to the VIX Futures Index based on the size and direction of a signal (the “Signal”) calculated using three volatility indicators and a resulting allocation to the VIX Futures Index (the “Allocation”) based on the Signal; provided that a weak Signal between 0.1 and -0.1 will not result in any Allocation and the Allocation will not exceed the maximum Allocation of 0.3 or -0.3. The three volatility indicators are: (i) the probability of being in a high-volatility environment as measured by Deutsche Bank’s proprietary Volatility Regime Model, (ii) three-month implied volatility as measured by the CBOE S&P 500® 3-Month Volatility Index (the “VXV Index”) and (iii) the “steepness” of the implied volatility curve as measured by the ratio of the VXV Index to the VIX Index. In addition to the three volatility indicators, the Signal also takes into account the prior day’s Allocation.

Together, the Signal and Allocation are designed generally to seek to have long exposure to the VIX Futures Index during periods of high realized volatility, when there is a high probability that implied volatility will increase and/or the cost of carrying VIX futures contracts is low, and generally to seek to have short exposure during periods of low realized volatility, when implied volatility is likely to decrease and/or the cost of carrying VIX futures contracts is high. By dynamically allocating its exposure, each ProVol Index seeks to capture returns from both high and low volatility markets and keep costs and risk lower by holding VIX futures contracts only when it is expected to be advantageous to do so. The ProVol Hedge Index aims to capture more returns from increases in implied volatility than from high carrying costs by applying a leverage factor of 200% (2 times) when the Allocation is positive, generating leveraged long exposure and unleveraged short exposure. In calculating the levels of the ProVol Indices, Deutsche Bank AG, as the index sponsor (the “ProVol Hedge Index Sponsor”), will deduct an index fee (the “Index Fee”). From, and including, 2006 to, and including, 2015, the annual Index Fees for the ProVol Hedge Index have ranged from 0.00% to 6.06%. Because the calculation of the ProVol Hedge Index began on September 24, 2012, the annual Index Fees from, and including, 2006 to, and including, September 23, 2012 were retrospectively calculated. The historical Index Fees deducted from the ProVol Hedge Index should not be taken as an indication of future Index Fees and, depending on market conditions, such Index Fees could be significantly higher in the future. For more information on the deduction of the Index Fees, please see the description of the Index Fees in “The Deutsche Bank ProVol Indices” on page US-12 of the accompanying underlying supplement No. 3 dated July 31, 2015.

This is only a summary of the ProVol Hedge Index. For more information on the ProVol Hedge Index, including information concerning its composition, calculation methodology and adjustment policy, please see “The Deutsche Bank ProVol Indices” in the accompanying underlying supplement No. 3 dated July 31, 2015.

•	TAX CONSIDERATIONS — You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risk Factors

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the components underlying the Basket Components. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

•	YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON AN ACCELERATED BASIS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon a Redemption Trigger Event is linked to the performance of the Basket Components and will depend on whether, and the extent to which, the Final Basket Level is greater than the Initial Basket Level. Your investment will be fully exposed to 1.0 times any increase or decrease in the level of the S&P Index, 1.8 times any increase or decrease in the level of the Portfolio Index and 2.2 times any increase or decrease in the level of the ProVol Hedge Index. Because the securities provide leveraged exposure to the Basket Components on a combined basis, your investment will be fully exposed to any decrease in the levels of the Basket Components on a combined basis, resulting in a leveraged loss on your investment. As the return on the securities is linked to the 1.8 times leveraged performance of the Portfolio Index and 2.2 times leveraged performance of the ProVol Hedge Index, a decrease in the level of either the Portfolio Index or the ProVol Hedge Index could have a significant negative impact on the Basket Level even though the Basket Level is based on the increase or decrease in the levels of the Basket Components as a whole. In particular, any positive performance of any Basket Component may be offset by 1.8 times the negative performance of the Portfolio Index or 2.2 times the negative performance of the ProVol Hedge Index. The Basket Level could decrease very rapidly if the levels of all the Basket Components decrease simultaneously. In addition, the Adjustment Factors will reduce the Redemption Amount payable in respect of the securities, regardless of whether the performance of any Basket Component is positive, zero or negative. Even if the level of the Basket does not decline, you will lose some of your initial investment if the levels of the Basket Components as a whole do not increase sufficiently to offset the effect of the applicable Adjustment Factors. Any payment on the securities is subject to our ability to satisfy our obligations as they become due.

•	THE INCLUSION OF THE ADJUSTMENT FACTORS AND EMBEDDED COSTS AND FEES REDUCES THE PAYMENT AT MATURITY OR UPON A REDEMPTION TRIGGER EVENT — The payment at maturity or upon a Redemption Trigger Event will be reduced because of the inclusion of an Adjustment Factor in the calculation of the performance of each Basket Component. The Adjustment Factor for the S&P Index reduces the performance of that Basket Component by approximately 10 basis points (0.10%), regardless of how long the securities remain outstanding, and by an additional 13 basis points (0.13%) for each year the securities remain outstanding. In addition, the Adjustment Factor for the Portfolio Index reduces the performance of the Portfolio Index by approximately 100 basis points (1.00%) for each year the securities remain outstanding, and the Adjustment Factor for the ProVol Hedge Index reduces the performance of the ProVol Hedge Index by approximately 85 basis points (0.85%) for each year the securities remain outstanding. Because of the 1.8 times leveraged exposure to the Portfolio Index and the 2.2 times leveraged exposure to the ProVol Hedge Index, the effect of the Adjustment Factor for each of these Basket Components is magnified, resulting in an overall reduction of 1.80% for the Portfolio Index and 1.87% for the ProVol Hedge Index for each year the securities remain outstanding. The aggregate dollar amount by which the Adjustment Factors reduce the Redemption Amount increases as the Final Levels of the Basket Components increase relative to their respective Initial Levels. The Adjustment Factor for each Basket Component is applied to the performance of such Basket Component on the Final Valuation Date or Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether or not the Final Level of such Basket Component is greater than, equal to or less than its Initial Level.

Separate from, and in addition to, the Adjustment Factors for the Portfolio Index and the ProVol Hedge Index, both indices include embedded costs and fees that will reduce their respective levels. Such embedded costs and fees will adversely affect your return on the securities and the adverse effect of such embedded costs and fees will be increased by the securities’ leveraged exposure to the Portfolio Index and the ProVol Hedge Index. For more information on the deduction of costs from the Portfolio Index, please see the risk factor entitled “The Portfolio Index and the Risk Premium Indices Contain Embedded Costs” as well as the description of such costs in “The Deutsche Bank Equity Risk Premia 5% VT Portfolio — USD — Excess Return Index” on page PS-42 of this pricing supplement. For more information on the deduction of the Index Fee from the ProVol Hedge Index, please see the risk factor entitled “The ProVol Hedge Index Contains Embedded Costs” as well as the description of the Index Fees in “The Deutsche Bank ProVol Indices” on page US-12 in the accompanying underlying supplement No. 3 dated July 31, 2015.

You will lose some or all of your initial investment if the components underlying the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors and all embedded costs and fees.

•	WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A REDEMPTION TRIGGER EVENT OCCURS — If the Basket Level is less than the Redemption Trigger Level on any trading day from, but excluding, the Trade Date to, but excluding, the Final Valuation Date, a Redemption Trigger Event has occurred. Upon the occurrence of a Redemption Trigger Event, we will redeem the securities on the Redemption Trigger Payment Date for the Redemption Amount calculated using the Final Basket Level on the Redemption Trigger Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities, and could be zero. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any subsequent increase in the levels of the Basket Components that may occur after the Redemption Trigger Valuation Date, and you will lose a significant portion or all of your investment in the securities.

•	YOUR SECURITIES ARE EXPOSED TO 1.0 TIMES THE PERFORMANCE OF THE S&P INDEX, 1.8 TIMES THE PERFORMANCE OF THE PORTFOLIO INDEX AND 2.2 TIMES THE PERFORMANCE OF THE PROVOL HEDGE INDEX — The Redemption Amount payable at maturity or upon a Redemption Trigger Event will reflect 1.0 times any increase or decrease in the level of the S&P Index, 1.8 times any increase or decrease in the level of the Portfolio Index and 2.2 times any increase or decrease in the level of the ProVol Hedge Index, in each case as measured from the Trade Date to the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and each Basket Component is reduced by its applicable Adjustment Factor. The performance of each Basket Component is combined in calculating the Redemption Amount, with the effect of magnifying losses if the levels of the Basket Components decrease, or offsetting gains if the level of one Basket Component increases and the levels of the other Basket Components decrease. Because the securities are linked to the Portfolio Index and the ProVol Hedge Index on a 1.8 times and 2.2 times leveraged basis, respectively, any negative performance of either the Portfolio Index or the ProVol Hedge Index will have a substantial effect on your return, even though the performance of the Basket is based on any increase or decrease in the level of the Basket as a whole.

•	THE RETURN ON THE SECURITIES MAY BE LOWER THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY AND MAY BE ZERO OR NEGATIVE — The return on the securities may be lower than the yield on our conventional debt securities of a comparable maturity and credit rating. If a Redemption Trigger Event does not occur, at maturity, you will receive a positive return on your investment only if the Final Basket Level as measured on the Final Valuation Date exceeds the Initial Basket Level. Even if the Final Basket Level on the Final Valuation Date is greater than the Initial Basket Level, the return may not fully compensate you for any opportunity cost, taking into account inflation and other factors relating to the time value of money.

•	THE SECURITIES DO NOT PAY ANY COUPONS — Unlike ordinary debt securities, the securities do not pay any coupons and do not guarantee any return of your investment at maturity.

•	THE SECURITIES ARE SUBJECT TO THE CREDIT OF DEUTSCHE BANK AG — The securities are senior unsecured obligations of Deutsche Bank AG and are not, either directly or indirectly, an obligation of any third party. Any payment(s) to be made on the securities depends on the ability of Deutsche Bank AG to satisfy its obligations as they become due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking Deutsche Bank AG’s credit risk will likely have an adverse effect on the value of the securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and, in the event Deutsche Bank AG were to default on its obligations or become subject to a Resolution Measure, you might not receive any amount(s) owed to you under the terms of the securities and you could lose your entire investment.

•	THE SECURITIES MAY BE WRITTEN DOWN, BE CONVERTED INTO ORDINARY SHARES OR OTHER INSTRUMENTS OF OWNERSHIP OR BECOME SUBJECT TO OTHER RESOLUTION MEASURES. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF ANY SUCH MEASURE BECOMES APPLICABLE TO US — Pursuant to the SRM Regulation, the Resolution Act and other applicable rules and regulations described above under “Resolution Measures and Deemed Agreement,” the securities are subject to the powers exercised by the competent resolution authority to impose Resolution Measures on us, which may include: writing down, including to zero, any claim for payment on the securities; converting the securities into ordinary shares of (i) the Issuer, (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital; or applying any other resolution measure including, but not limited to, transferring the securities to another entity, amending, modifying or varying the terms and conditions of the securities or cancelling the securities. The competent resolution authority may apply Resolution Measures individually or in any combination.

The German law on the mechanism for the resolution of banks of November 2, 2015 (Abwicklungsmechanismusgesetz, or the “Resolution Mechanism Act”) provides that, in a German insolvency proceeding of the Issuer, certain specifically defined senior unsecured debt instruments would rank junior to, without constituting subordinated debt, all other outstanding unsecured unsubordinated obligations of the Issuer and be satisfied only if all such other senior unsecured obligations of the Issuer have been paid in full. This prioritization would also be given effect if Resolution Measures are imposed on the Issuer, so that obligations under debt instruments that rank junior in insolvency as described above would be written down or converted into common equity tier 1 instruments before any other senior unsecured obligations of the Issuer are written down or converted. A large portion of our liabilities consist of senior unsecured obligations that either fall outside the statutory definition of debt instruments that rank junior to other senior unsecured obligations according to the Resolution Mechanism Act or are expressly exempted from such definition.

Among those unsecured unsubordinated obligations that are expressly exempted are money market instruments and senior unsecured debt instruments whose terms provide that (i) the repayment or the amount of the repayment depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued or is settled in a way other than by monetary payment, or (ii) the payment of interest or the amount of the interest payments depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued unless the payment of interest or the amount of the interest payments solely depends on a fixed or floating reference interest rate and is settled by monetary payment. This order of priority introduced by the Resolution Mechanism Act would apply in German insolvency proceedings instituted, or when Resolution Measures are imposed, on or after January 1, 2017 with effect for debt instruments of the Issuer outstanding at that time. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the Issuer, the competent regulatory authority or court would determine which of our senior debt securities issued under the prospectus have the terms described in clauses (i) or (ii) above, referred to herein as the “Structured Debt Securities,” and which do not, referred to herein as the “Non-Structured Debt Securities.” We expect the securities offered herein to be classified as Structured Debt Securities, but the competent regulatory authority or court may classify the securities differently. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the Issuer, the Structured Debt Securities are expected to be among the unsecured unsubordinated obligations that would bear losses after the Non-Structured Debt Securities as described above. Nevertheless, you may lose some or all of your investment in the securities if a Resolution Measure becomes applicable to us. Imposition of a Resolution Measure would likely occur if we become, or are deemed by the competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. The Bank Recovery and Resolution Directive and the Resolution Act are intended to eliminate the need for public support of troubled banks, and you should be aware that public support, if any, would only potentially be used by the competent supervisory authority as a last resort after having assessed and exploited, to the maximum extent practicable, the resolution tools, including the bail-in tool.

By acquiring the securities, you would have no claim or other right against us arising out of any Resolution Measure and we would have no obligation to make payments under the securities following the imposition of a Resolution Measure. In particular, the imposition of any Resolution Measure will not constitute a default or an event of default under the securities, under the Indenture or for the purposes of, but only to the fullest extent permitted by, the Trust Indenture Act. Furthermore, because the securities are subject to any Resolution Measure, secondary market trading in the securities may not follow the trading behavior associated with similar types of securities issued by other financial institutions which may be or have been subject to a Resolution Measure.

In addition, by your acquisition of the securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee and the indenture agents for, agree not to initiate a suit against the trustee or the indenture agents in respect of, and agree that the trustee and the indenture agents will not be liable for, any action that the trustee or the indenture agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure.

•	THE ISSUER’S ESTIMATED VALUE OF THE SECURITIES ON THE TRADE DATE WILL BE LESS THAN THE ISSUE PRICE OF THE SECURITIES — The Issuer’s estimated value of the securities on the Trade Date (as disclosed on the cover of this pricing supplement) is less than the Issue Price of the securities. The difference between the Issue Price and the Issuer’s estimated value of the securities on the Trade Date is due to the inclusion in the Issue Price of the agent’s commissions, if any, and the cost of hedging our obligations under the securities through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. The Issuer’s estimated value of the securities is determined by reference to an internal funding rate and our pricing models. The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as the agent’s commissions, if any, and the estimated cost of hedging our obligations under the securities, reduces the economic terms of the securities to you and is expected to adversely affect the price at which you may be able to sell the securities in any secondary market. In addition, our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. If at any time a third party dealer were to quote a price to purchase your securities or otherwise value your securities, that price or value may differ materially from the estimated value of the securities determined by reference to our internal funding rate and pricing models. This difference is due to, among other things, any difference in funding rates, pricing models or assumptions used by any dealer who may purchase the securities in the secondary market.

•	NO DIVIDEND PAYMENTS, VOTING RIGHTS OR OWNERSHIP RIGHTS — As a holder of the securities, you will not have any voting rights or rights to receive cash dividends or other distributions or other rights that holders of the stocks composing the S&P Index would have, and you will have no ownership rights in any of the components underlying the Basket Components.

•	THE CORRELATION AMONG THE BASKET COMPONENTS COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Components increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased positive correlation among the Basket Components, in particular when one or more Basket Components decrease. The value of the securities may also be adversely affected by increased negative correlation between the Basket Components, meaning the positive performance of one or more Basket Components could be entirely offset by the negative performance of one or more other Basket Components.

•	THE BASKET COMPONENTS ARE UNEQUALLY WEIGHTED — The Basket Components are unequally weighted. Accordingly, performances by the Basket Components with higher weightings will influence the Redemption Amount to a greater degree than the performances of Basket Components with lower weightings. If one or more of the Basket Components with higher weightings perform poorly, that poor performance could negate or diminish the effect on the Redemption Amount of any positive performance by the lower-weighted Basket Components.

•	THE PORTFOLIO INDEX MAY NOT ALWAYS SUCCESSFULLY MAINTAIN THE TARGET VOLATILITY OF 5% — The Portfolio Index is intended to reflect the performance of a dynamic allocation strategy that adjusts the Portfolio Index’s notional exposure to the Portfolio Weighted Basket with the aim of maintaining an intended target volatility of 5% each day, calculated by reference to the realized volatility of the Portfolio Weighted Basket (weighted in its then-current form) over the last year (which we refer to as the hypothetical volatility of the Portfolio Weighted Basket). Because the Portfolio Index is subject to a maximum notional exposure of 200% and a minimum notional exposure of 50% to the Portfolio Weighted Basket, the Portfolio Index may not be able to maintain an intended target volatility of 5% each day. For example, if the hypothetical volatility of the Portfolio Weighted Basket were to be less than 2.50% and consequently the notional exposure to the Portfolio Weighted Basket were to be reset to the maximum notional exposure of 200%, the target volatility would be less than 5%. Similarly, if the hypothetical volatility of the Portfolio Weighted Basket were to be greater than 10% and consequently the notional exposure to the Portfolio Weighted Basket were to be reset to the minimum notional exposure of 50%, the target volatility would be greater than 5%.

In addition, the Portfolio Index’s notional exposure to the Portfolio Weighted Basket is calculated based on the hypothetical volatility of the Portfolio Weighted Basket over the last year. However, there can be no assurance that historical trends in volatility will continue in the future. Accordingly, there is no assurance that the hypothetical volatility of the Portfolio Weighted Basket’s over the past year will be an effective way to (i) accurately assess volatility of the Portfolio Weighted Basket at the given time or (ii) predict patterns of volatility in the future. Thus, the realized volatility of the Portfolio Index at any time in the future could differ significantly from the target volatility of 5%. Furthermore, because the Portfolio Index adjusts its notional exposure to the Portfolio Weighted Basket only once a month, the Portfolio Index will not be able to adjust its notional exposure to the Portfolio Weighted Basket to account for any change in volatility until the next monthly rebalancing date. As a result, the Portfolio Index may not achieve its target volatility of 5%, which may adversely affect the level of the Portfolio Index and the return on the securities.

•	THE PORTFOLIO INDEX AND THE RISK PREMIUM INDICES CONTAIN EMBEDDED COSTS — The Portfolio Index is subject to a deduction for the cost of hypothetically implementing the volatility controlled, “risk-parity” Portfolio Weighted Basket. As a result of this deduction, the level of the Portfolio Index will be lower than would otherwise be the case if such cost were not included. Because the Portfolio Index is linked to the performance of the Portfolio Weighted Basket, which is composed of the four Risk Premium Indices, the deduction of costs from the levels of the Risk Premium Indices will also lower the level of the Portfolio Index. The calculation of each Risk Premium Index includes a daily deduction for the sum of the cost of hypothetically implementing, as well the cost in connection with the monthly reconstitution of, the notional long position and short position (if applicable). As a result of these deductions, the levels of the Risk Premium Indices will be lower than would otherwise be the case if such costs were not included. The reconstitution costs will be deducted separately from each Risk Premium Index. It is possible that one of the Risk Premium Indices will take a notional long position in a component stock while another Risk Premium Index will take a notional short position in the same component stock. Even if the Portfolio Index as a whole takes both a notionally long and short position in the same component stock, the reconstitution cost will be deducted for both the long and short positions without offsetting such reconstitution costs against each other. These deductions of costs from the levels of the Risk Premium Indices are in addition to the deduction of costs at the Portfolio Index level.

The total annual costs deducted from the level of the Portfolio Index (i.e., the costs deducted from the level of the Portfolio Index plus the costs deducted from the levels of the Risk Premium Indices) from October 22, 2013 to, and including, December 31, 2015 have ranged from 1.67% to 1.76%. The historical costs deducted from the Portfolio Index should not be taken as an indication of future costs and, depending on market conditions, such costs could be significantly higher in the future. The adverse effect of such cost deductions will be increased by the securities’ 1.8 times exposure to the Portfolio Index, and are separate from, and in addition to, the reduction based on the Adjustment Factor for the Portfolio Index provided in the securities. For more information on the deduction of such costs, please see the description of such costs in “The Deutsche Bank Equity Risk Premia 5% VT Portfolio — USD — Excess Return Index” on page PS-42 of this pricing supplement.

•	THE PORTFOLIO INDEX’S TARGET VOLATILITY FEATURE CAN EXPOSE THE PORTFOLIO INDEX TO GREATER LOSSES OR REDUCED GAINS — When the hypothetical volatility of the Portfolio Weighted Basket is less than the target volatility of 5%, the Portfolio Index will employ leverage to increase the notional exposure of the Portfolio Index to the Portfolio Weighted Basket, up to a maximum notional exposure of 200%. When the Portfolio Weighted Basket is leveraged, any movements in the levels of the Risk Premium Indices will result in greater changes in the level of the Portfolio Index than if leverage were not used. In particular, the use of leverage will magnify any negative performance of the Portfolio Weighted Basket. Conversely, when the hypothetical volatility of the Portfolio Weighted Basket is greater than the target volatility of 5%, the Portfolio Index will reduce its notional exposure to the Portfolio Weighted Basket, down to a minimum exposure of 50%. At a time when the Portfolio Index’s exposure to the Portfolio Weighted Basket is less than 100%, any movements in the levels of the Risk Premium Indices will result in lesser changes in the level of the Portfolio Index. In this circumstance, because you will not participate fully in the increases in the levels of the Risk Premium Indices, the effect of any gains achieved from holding such position will be reduced.

•	THE PORTFOLIO WEIGHTED BASKET MAY NOT BE ABLE TO MAINTAIN “RISK-PARITY” AMONG THE RISK PREMIUM INDICES — The Portfolio Weighted Basket is rebalanced monthly by weighting the notional exposure to the Risk Premium Indices such that the risk associated with each Risk Premium Index is approximately equal. This is accomplished by measuring the volatility of each Risk Premium Index over the last year and setting the weight of such Risk Premium Index in inverse proportion to its volatility. Therefore, a Risk Premium Index with a high historical volatility will be assigned a lower weight on the monthly rebalancing date, and a Risk Premium Index with a low historical volatility will be assigned a higher weight.

However, there can be no assurance that historical trends in volatility will continue in the future. Thus, the realized volatility of the Risk Premium Indices in the future could differ significantly from their historical volatility. Furthermore, because the Portfolio Weighted Basket adjusts its notional exposure to the Risk Premium Indices only once a month, the Portfolio Weighted Basket will not be able to adjust its notional exposure to the Risk Premium Indices to account for any change in volatility until the next monthly rebalancing date. As a result, the Portfolio Weighted Basket may not successfully weight the notional exposure to the Risk Premium Indices such that the risk associated with each Risk Premium Index is approximately equal. In this circumstance, the Portfolio

Weighted Basket may not be able to maintain “risk-parity” among the Risk Premium Indices between monthly rebalancing dates, which may adversely affect the level of the Portfolio Index and the return on the securities.

•	THE PORTFOLIO WEIGHTED BASKET WILL LIKELY BE UNEQUALLY WEIGHTED — In seeking to achieve “risk-parity” among the four Risk Premium Indices in the Portfolio Weighted Basket, the Risk Premium Indices will likely be unequally weighted. Accordingly, the performance of the Risk Premium Indices with the higher weightings will influence the performance of the Portfolio Index to a greater degree than the performance of the Risk Premium Indices with lower weightings. If the Risk Premium Indices with the higher weightings perform poorly, their poor performance could negate or diminish the effect on the performance of the Portfolio Index of any positive performance by the lower-weighted Risk Premium Indices.

•	THE RISK PREMIUM INDICES ARE SUBJECT TO STRATEGY RISK — The Risk Premium Indices aim to generate returns by identifying persistent Risk Premiums in the equity markets and implementing systematic strategies to access them. The four Risk Premiums tracked by the respective Risk Premium Indices are: “value,” as measured by a stock’s EBITDA (earnings before interest, tax, depreciation and amortization) to EV (enterprise value) ratio and dividend yield; “quality,” as measured by a stock’s return on invested capital and accruals ratio; “low beta,” as measured by the beta of a stock compared to a reference index; and “momentum,” as measured by a stock’s price momentum, risk-adjusted for idiosyncratic volatility. Each of the Value Factor Index, Quality Factor Index and Low Beta Factor Index comprises a notional long position in a portfolio of stocks ranked as high value, high quality or low beta stocks, respectively, and a notional short position in a portfolio of stocks ranked as low value, low quality or high beta stocks, respectively. The Momentum Factor Index comprises a notional long position in a portfolio of stocks ranked as high momentum stocks and a notional short position in the MSCI World — Gross Total Return — USD Index. Generally, the performance of a Risk Premium Index will be positive, reflecting the premium an investor would earn, if the selected high value, high quality, low beta or high momentum stocks outperform the low value, low quality, high beta or benchmark stocks, respectively. However, such Risk Premiums may not persist in the future and the Risk Premium Indices may fail to generate positive returns associated with such Risk Premiums, which would adversely affect the level of the Portfolio Index and the return on the securities.

•	SUB-INDICES MAY BE ADDED OR REMOVED FROM ANY OF THE RISK PREMIUM INDICES DURING THE TERM OF THE SECURITIES — Each of the Risk Premium Indices currently consists of one sub-index. However, if there are changes in the aggregate outstanding notional investment of financial products (including the securities) linked to any of the Risk Premium Indices during the term of the securities, one or more additional sub-indices may be created and added to the relevant Risk Premium Index. Similarly, sub-indices may be removed from a Risk Premium Index, subject to the requirement that each Risk Premium Index must have at least one sub-index at all times.

While each sub-index of a Risk Premium Index will be reconstituted on a monthly basis and its constituents will be selected at the same as the other sub-indices of such Risk Premium Index, each sub-index of a Risk Premium Index will have its own reconstitution date. As a result, each sub-index will measure the performance of its constituents for a different period of time than the other sub-indices in such Risk Premium Index and the unit weightings of the constituents in each sub-index may be different than the unit weighting of the same constituents in the other sub-indices. Such differences may cause the performance of such sub-index to deviate from the other sub-indices. Therefore, the addition or removal of a sub-index from a Risk Premium Index may have an adverse effect on the level of the Portfolio Index and the return on the securities.

•	THE SECURITIES ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — Because some or all of the securities underlying the Portfolio Index are denominated in foreign currencies but the Portfolio Index is calculated in U.S. dollars, changes in currency exchange rates may negatively impact the returns of the Portfolio Index. Of particular importance to currency exchange rate risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rates;

•	political, civil or military unrest;

•	the balance of payments between the countries represented in the Portfolio Index and the United States; and

•	the extent of governmental surpluses or deficits in the countries represented in the Portfolio Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the Portfolio Index, the United States and other countries important to international trade and finance. An investor’s net exposure to currency exchange rate risk will depend on the extent to which the currencies represented in the Portfolio Index strengthen or weaken against the U.S. dollar and the relative weight of each currency represented in the Portfolio Index. If, taking into account such weighting, the U.S. dollar strengthens against the component currencies as a whole, the level of the Portfolio Index will be adversely affected and the value of the securities will be reduced. Additionally, the volatility and/or the correlation (including the direction and the extent of such correlation) of the exchange rates between the U.S. dollar and the currencies represented in the Portfolio Index could adversely affect the value of the securities.

•	THERE ARE RISKS ASSOCIATED WITH INVESTMENTS IN SECURITIES LINKED TO THE VALUES OF EQUITY SECURITIES ISSUED BY NON-U.S. COMPANIES — Some or all of the securities underlying the Portfolio Index are issued by companies incorporated outside of the U.S. Because the underlying securities also trade outside the U.S., the securities are subject to the risks associated with non-U.S. securities markets. Generally, non-U.S. securities markets may be less liquid and more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently than U.S. securities markets, which may adversely affect the level of the Portfolio Index and the value of your securities. Furthermore, there are risks associated with investments in securities linked to the values of equity securities issued by non-U.S. companies. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. In addition, the prices of equity securities issued by non-U.S. companies may be adversely affected by political, economic, financial and social factors that may be unique to the particular countries in which the non-U.S. companies are incorporated. These factors include the possibility of recent or future changes in a non-U.S. government’s economic and fiscal policies (including any direct or indirect intervention to stabilize the economy and/or securities market of the country of such non-U.S. government), the presence, and extent, of cross shareholdings in non-U.S. companies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

•	THE SECURITIES ARE SUBJECT TO EMERGING MARKETS RISK — The value of the securities is subject to the political and economic risks of emerging market countries by linking to the performance of the Portfolio Index. Some or all of the securities underlying the Portfolio Index include stocks of companies that are located in emerging market countries and whose securities trade on the exchanges of emerging market countries. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms has occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. Future political changes may adversely affect the economic conditions of an emerging market nation. Political or economic instability could affect the value of the securities and the amount payable to you at maturity.

•	THE PROVOL HEDGE INDEX IS SUBJECT TO STRATEGY RISK — The strategy of the ProVol Hedge Index is to seek to generate returns from the expected volatility of the S&P 500® Index by dynamically adjusting a long or short position in the VIX Futures Index based on the size and direction of the Signal and the resulting Allocation based on that Signal. The Signal aims to determine the likely short-term direction of implied volatility and the level of carrying costs. The methodology for determining the Signal is based on limited past data and that may not be predictive of future implied volatility and/or the level of carrying costs. If the Signal is not successful in determining the likely short-term direction of implied volatility and/or the level of carrying costs, then the resulting Allocation based on that Signal may result in a notional long or short position in the VIX Futures Index that decreases in value and causes the levels of the ProVol Hedge Index to decrease. Furthermore, because the ProVol Hedge Index aims to capture more returns from increases in implied volatility than from high carrying costs by applying a leverage factor of 200% when the Allocation is positive, if the Signal causes a positive Allocation, any decrease in the level of the VXV Futures Index will be leveraged two times.

Because a weak Signal between 0.1 and -0.1 will not result in any Allocation, if the Signal stays between 0.1 and -0.1 for an extended period of time, the level of the ProVol Hedge Index may remain unchanged during such period.

•	THE PROVOL HEDGE INDEX CONTAINS EMBEDDED COSTS — In calculating the level of the ProVol Hedge Index, the ProVol Hedge Index Sponsor will deduct an Index Fee. The Index Fee takes into account changes in the notional VIX futures contracts position measured by the ProVol Hedge Index associated both with the daily rolling from the first month to the second month VIX futures contracts underlying the VIX Futures Index as well as with any changes in the size of the notional position in the VIX Futures Index. Thus, large or more frequent shifts in the Signal or greater or more frequent changes in VIX futures contracts prices will require greater reallocation and will result in higher costs. Additionally, lower VIX futures contracts prices, which require a greater number of contracts to be notionally traded in order to achieve the same value, will also result in higher costs. Because the ProVol Hedge Index takes a leveraged long position in the VIX Futures Index when the Allocation is positive, the Index Fee will be leveraged in the ProVol Hedge Index.

Deutsche Bank AG expects the Index Fee to average between 1.5 basis points and 2 basis points (0.015% and 0.02%) per trading day. However, the actual Index Fee may be substantially higher on days when there is a substantial change in the Allocation or prices of the VIX futures contracts, resulting in a substantial number or value of VIX futures contracts notionally traded. From, and including, 2006 to, and including, 2015, the annual Index Fees for the ProVol Hedge Index have ranged from 0.00% to 6.06%. Because the calculation of the ProVol Hedge Index began on September 24, 2012, the annual Index Fees from, and including, 2006 to, and including, September 23, 2012 were retrospectively calculated. The historical Index Fees deducted from the ProVol Hedge Index should not be taken as an indication of future Index Fees and, depending on market conditions, such Index Fees could be significantly higher in the future. The adverse effect of the Index Fee will be increased by the securities’ 2.2 times exposure to the ProVol Hedge Index, and the Index Fee is separate from, and in addition to, the reduction based on the Adjustment Factor for the ProVol Hedge Index provided in the securities. For more information on the deduction of the Index Fees, please see the description of the Index Fees in “The Deutsche Bank ProVol Indices” on page US-12 of the accompanying underlying supplement No. 3 dated July 31, 2015.

•	THERE MAY BE SIGNIFICANT FLUCTUATIONS IN THE LEVEL OF THE PROVOL HEDGE INDEX, WHICH COULD AFFECT THE VALUE OF THE SECURITIES — The performance of the ProVol Hedge Index is dependent on the performance of the notional long or short positions in the VIX Futures Index. As a consequence, investors should understand that their investment is exposed to the performance of the notional long or short positions in VIX futures contracts. The prices of the VIX futures contracts can be volatile and move dramatically over short periods of time. There can be no assurance that the relevant notional long or short exposure will not be subject to substantial negative returns. The performance of the ProVol Hedge Index may therefore be reduced due to movements in market parameters.

•	VIX FUTURES CONTRACTS HAVE LIMITED HISTORICAL INFORMATION — VIX futures contracts have traded freely only since March 26, 2004 and not all future contracts to all relevant maturities have traded at all times since that date. Because the VIX futures contracts that underlie the ProVol Hedge Index are of recent origin and limited historical information data exists with respect to them, your investment in the securities may involve a greater risk than investing in alternative securities linked to one or more financial measures with an established record of performance. The liquidity of trading in VIX futures contracts could decrease in the future, which could adversely affect the value of the securities.

•	THE VIX INDEX AND VXV INDEX ARE BASED ON THEORETICAL CALCULATIONS AND ARE NOT TRADABLE INDICES — The VIX Index and the VXV Index (used to calculate the second and third volatility indicators of the ProVol Hedge Index) are theoretical calculations and cannot be traded on a spot price basis. The settlement price at maturity of the VIX futures contracts reflected in the VIX Futures Index is based on this theoretically derived calculation. As a result, the behavior of the VIX futures contracts may be different from futures contracts whose settlement prices are based on a comparable tradable asset.

•	THE SECURITIES ARE NOT LINKED TO THE VIX INDEX AND THE VALUE OF THE SECURITIES MAY BE LESS THAN IT WOULD HAVE BEEN HAD THE SECURITIES BEEN LINKED TO THE VIX INDEX — The value of the securities will be linked, in part, to the value of the ProVol Hedge Index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The ProVol Hedge Index is based upon holding a notional long or short position in the VIX Futures Index, which holds a rolling long position in VIX futures contracts. The VIX futures contracts will not necessarily track the performance of the VIX Index. The VIX Futures Index may not benefit from increases or decreases in the level of the VIX Index because such increases or decreases will not necessarily cause the price of the relevant VIX futures contracts to rise or fall. Thus, the ProVol Hedge Index may not benefit from increases or decreases in the level of the VIX Index either. Accordingly, a hypothetical investment that was linked directly to the performance of the VIX Index could generate a higher return than the securities.

•	THE PORTFOLIO INDEX AND THE PROVOL HEDGE INDEX HAVE LIMITED PERFORMANCE HISTORY — Calculation of the Portfolio Index began on October 22, 2013 and calculation of the ProVol Hedge Index began on September 24, 2012. Therefore, both the Portfolio Index and the ProVol Hedge Index have limited performance history and no actual investment which allowed tracking of the performance of the Portfolio Index or the ProVol Hedge Index was possible before their respective inception dates.

The performance of the Portfolio Index prior to October 22, 2013 shown in this pricing supplement has been retrospectively calculated using the same methodology as described herein except that the levels of each Risk Premium Index prior to its respective live date were calculated by the Portfolio Index Sponsor based on historical stock prices (adjusted to reflect historical corporate events) provided by dbGrade which uses FAME (database). Such adjustments to the historical stock prices provided by dbGrade may be different from the adjustments for corporate events set forth below in the description of each Risk Premium Index, and the levels of the Portfolio Index prior to October 22, 2013 may have been lower had the adjustments for corporate events set forth in the description of each Risk Premium Index been applied. Although the Portfolio Index Sponsor believes that these retrospective calculations fairly represent how these indices would have performed before their respective live dates, the Portfolio Index and the Risk Premium Indices did not, in fact, exist prior to their respective live dates.

Furthermore, the index methodologies of both the Portfolio Index and the ProVol Hedge Index, as well as each of the Risk Premium Indices underlying the Portfolio Index, were designed, constructed and tested using historical market data and based on knowledge of factors that may have possibly affected their performance. The returns prior to their respective live dates were achieved by means of a retroactive application of such back-tested index methodologies designed with the benefit of hindsight. It is impossible to predict whether the Portfolio Index and the ProVol Hedge Index will rise or fall. The actual performance of these indices may bear little relation to their retrospectively calculated performance.

•	PAST PERFORMANCE OF THE BASKET COMPONENTS IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the Basket Components over the term of the securities may bear little relation to the historical closing levels of such Basket Components and/or the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Basket Components or whether the performance of the Basket will result in the return of any of your investment.

•	ASSUMING NO CHANGES IN MARKET CONDITIONS AND OTHER RELEVANT FACTORS, THE PRICE YOU MAY RECEIVE FOR YOUR SECURITIES IN SECONDARY MARKET TRANSACTIONS WOULD GENERALLY BE LOWER THAN BOTH THE ISSUE PRICE AND THE ISSUER’S ESTIMATED VALUE OF THE SECURITIES ON THE TRADE DATE — While the payment(s) on the securities described in this pricing supplement is based on the full Face Amount of securities, the Issuer’s estimated value of the securities on the Trade Date (as disclosed on the cover of this pricing supplement) is less than the Issue Price of the securities. The Issuer’s estimated value of the securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your securities in the secondary market at any time. Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the securities on the Trade Date. Our purchase price, if any, in secondary market transactions would be based on the estimated value of the securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately three months beginning from the Trade Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

In addition to the factors discussed above, the value of the securities and our purchase price in secondary market transactions after the Trade Date, if any, will vary based on many economic and market factors, including our creditworthiness, and cannot be predicted with accuracy. These changes may adversely affect the value of your securities, including the price you may receive in any secondary market transactions. Any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

•	THE SECURITIES WILL NOT BE LISTED AND THERE WILL LIKELY BE LIMITED LIQUIDITY — The securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. We or our affiliates intend to act as market makers for the securities but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the securities when you wish to do so or at a price advantageous to you. Because we do not expect other dealers to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which we or our affiliates are willing to buy the securities. If, at any time, we or our affiliates do not act as market makers, it is likely that there would be little or no secondary market for the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss, even in cases where the level of the Basket has increased since the Trade Date.

•	MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES — While we expect that, generally, the levels of the Basket Components will affect the value of the securities more than any other single factor, the value of the securities prior to maturity will also be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Components;

•	the time remaining to the maturity of the securities;

•	the market prices and dividend rates, if any, of the components underlying the Basket Components;

•	the composition of the Basket Components;

•	the exchange rates between the U.S. dollar and the non-U.S. currencies that the securities underlying the Portfolio Index are traded in;

•	interest rates and yields in the markets generally;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Basket Components or the markets generally;

•	supply and demand for the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

During the term of the securities, it is possible that their value may decline significantly due to the factors described above even if the levels of the Basket Components remain unchanged from their respective Initial Levels, and any sale prior to the Maturity Date could result in a substantial loss to you. You must hold the securities to maturity to receive the stated payout from the Issuer.

•	TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or our affiliates expect to hedge our exposure from the securities by entering into equity and equity derivative transactions, such as over-the-counter options, futures or exchange-traded instruments. In addition to the securities, we or our affiliates may issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Components or their underlying components. We or our affiliates may establish, adjust or unwind hedge positions with respect to the securities and such other securities or instruments by, among other things, purchasing or selling at any time the underlying components of the Basket Components or instruments whose value is derived from the Basket Components or their underlying components. This hedging activity could adversely affect the levels of the Basket Components and the value of the securities. For example, on or prior to the Trade Date, we or our affiliates may purchase the underlying components of the Basket Components or instruments whose value is derived from such Basket Components or their underlying components as part of our or our affiliates’ hedge. Such hedging activity could potentially increase the levels of the Basket Components prior to the close of trading on the Trade Date and effectively establish higher levels that the Basket Components must achieve for you to obtain a positive return on your investment or avoid a loss of some or all of your initial investment. In addition, during the term of the securities, we or our affiliates may adjust our or their hedge positions in connection with the reweighting, rebalancing or reconstitution of the Basket Components by selling some or all of the existing underlying components and/or purchasing new or existing underlying components of the Basket Components at or in advance of the time the values and weightings of the underlying components are determined for purposes of such reweighting, rebalancing or reconstitution. This hedging activity could potentially decrease the prices at which the Basket Components notionally sell existing underlying components and increase the prices at which the Basket Components notionally purchase new or existing underlying components, and thus adversely affect the levels of the Basket Components. Finally, unwinding any hedge positions on or prior to the Final Valuation Date by us or our affiliates could potentially decrease the levels of the Basket Components prior to the close of trading on the Final Valuation Date and adversely affect the value of the securities. We or our affiliates may also engage in trading in instruments linked or related to the Basket Components on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Such trading and hedging activities may adversely affect the levels of the Basket Components and, therefore, make it less likely that you will receive a positive return on your investment in the securities. Such trading and hedging activities may also lead to the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion or all of their investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging and trading activities while the value of the securities declines. To the extent we or our affiliates serve as issuer, agent or underwriter for other securities or financial or derivative instruments with returns linked or related to the Basket Components or their underlying components, our or our affiliates’ interests with respect to such products may be adverse to those of the holders of the securities. Introducing competing products linked to or related to the Basket Components or their underlying components into the marketplace could also adversely affect the levels of the Basket Components and the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the securities.

Furthermore, because Deutsche Bank Securities Inc. (“DBSI”) or one of its affiliates is expected to conduct trading and hedging activities for us in connection with the securities, DBSI or such affiliate may profit in connection with such trading and hedging activities and such profit, if any, will be in addition to any compensation that DBSI receives for the sale of the securities to you. You should be aware that the potential to earn a profit in connection with hedging activities may create a further incentive for DBSI to sell the securities to you in addition to any compensation they would receive for the sale of the securities.

•	POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE THE ISSUER, THE CALCULATION AGENT AND THE SPONSOR OF THE PORTFOLIO INDEX AND THE PROVOL HEDGE INDEX ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the calculation agent for the securities and the sponsor of the Portfolio Index and the ProVol Hedge Index. We, as the calculation agent, will maintain some discretion in making decisions relating to the securities, including whether there has been a Market Disruption Event (as defined below) with respect to each Basket Component. If a Market Disruption Event occurs on the Final Valuation Date, the calculation agent can postpone the determination of, or under some circumstances, use an alternate method to calculate the Closing Level of the disrupted Basket Component. As both the Portfolio Index Sponsor and the ProVol Hedge Index Sponsor, we carry out calculations necessary to promulgate the Portfolio Index and the ProVol Hedge Index, respectively, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate the Portfolio Index and the ProVol Hedge Index in the event the regular means of calculating the Portfolio Index and the ProVol Hedge Index, respectively, are unavailable at the time a calculation is scheduled to take place. There can be no assurance that any determinations and/or calculations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities and the levels of the Portfolio Index and the ProVol Hedge Index. Because determinations made by Deutsche Bank AG, London Branch as the calculation agent for the securities and the sponsor of the Portfolio Index and the ProVol Hedge Index may affect the Redemption Amount you receive at maturity or upon a Redemption

Trigger Event, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

•	WE OR OUR AFFILIATES MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD ADVERSELY AFFECT THE LEVEL OF THE BASKET AND THE VALUE OF THE SECURITIES — We or our affiliates may publish research from time to time on financial markets and other matters that could adversely affect the level of the Basket and the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us or our affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the securities and the Basket Components.

•	POTENTIAL CONFLICTS OF INTEREST — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as the Calculation Agent, hedging our obligations under the securities and determining the Issuer’s estimated value of the securities on the Trade Date and the price, if any, at which we or our affiliates would be willing to purchase the securities from you in secondary market transactions. In performing these roles, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the securities. The Calculation Agent will determine, among other things, all values, prices and levels required to be determined for the purposes of the securities on any relevant date or time. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred and, in some circumstances, the levels or prices related to the Basket Components that affect whether a Redemption Trigger Event has occurred. Any determination by the Calculation Agent could adversely affect the return on the securities.

•	THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt, as described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review the discussion under “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

HISTORICAL INFORMATION

The S&P Index

The following graph sets forth the historical performance of the S&P Index from August 17, 2011 through August 17, 2016. The closing level of the S&P Index on August 17, 2016 was 4,138.419. We obtained the historical closing levels of the S&P Index from Bloomberg L.P. and we have not participated in the preparation of, or verified, such information. The historical closing levels of the S&P Index should not be taken as an indication of future performance and no assurance can be given as to the Final Level of the S&P Index on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable. We cannot give you assurance that the performance of the S&P Index will result in the return of any of your initial investment.

Portfolio Index

The following graph sets forth the retrospective and historical performance of the Portfolio Index based on its daily closing levels from August 17, 2011 through August 17, 2016. The Portfolio Index has existed only since October 22, 2013 and publication of the Portfolio Index began on October 22, 2013. The historical performance data below from October 22, 2013 through August 17, 2016 represent the actual performance of the Portfolio Index. The performance data prior to October 22, 2013, as indicated by the vertical line in the graph below, has been retrospectively calculated using the same methodology as described herein except that the levels of each Risk Premium Index prior to its respective live date were calculated by the Portfolio Index Sponsor based on historical stock prices (adjusted to reflect historical corporate events) provided by dbGrade which uses FAME (database). Such adjustments to the historical stock prices provided by dbGrade may be different from the adjustments for corporate events set forth below in the description of each Risk Premium Index and the levels of the Portfolio Index prior to October 22, 2013 may have been lower had the adjustments for corporate events set forth in the description of each Risk Premium Index been applied. Although the Portfolio Index Sponsor believes that these retrospective calculations fairly represent how these indices would have performed before their respective live dates, the Portfolio Index and the Risk Premium Indices did not, in fact, exist before their respective live dates. The closing level of the Portfolio Index on August 17, 2015 was 2,726.97.

All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Portfolio Index was possible at any time prior to October 22, 2013. Furthermore, the index methodology of the Portfolio Index was designed, constructed and tested using historic market data and based on knowledge of factors that may have affected its performance. The results shown before October 22, 2013 are hypothetical and do not reflect actual returns. Hypothetical or simulated performance results have inherent limitations. Unlike an actual performance, hypothetical results are achieved by means of a retroactive application of the back-tested index methodology designed with the benefit of hindsight.

The historical closing levels of the Portfolio Index should not be taken as an indication of future performance and no assurance can be given as to the Final Level of the Portfolio Index on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable. We cannot give you assurance that the performance of the Portfolio Index will result in the return of any portion of your initial investment. We obtained the historical closing levels of the Portfolio Index from Bloomberg L.P. and we have not participated in the preparation of, or verified, such information.

The ProVol Hedge Index

The following graph sets forth the retrospective and historical performance of the ProVol Hedge Index based on its daily closing levels from August 17, 2011 through August 17, 2016. The ProVol Hedge Index has existed only since September 24, 2012 and publication of the ProVol Hedge Index began on September 24, 2012. The historical performance data below from September 24, 2012 through August 17, 2016 represent the actual performance of the ProVol Hedge Index. The performance data prior to September 24, 2012, as indicated by the vertical line in the graph below, reflect a retrospective calculation of the levels of the ProVol Hedge Index using archived data and the current methodology for the calculation of the ProVol Hedge Index. The closing level of the ProVol Hedge Index on August 17, 2016 was 796.77. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the ProVol Hedge Index was possible at any time prior to September 24, 2012. Furthermore, the index methodology of the ProVol Hedge Index was designed, constructed and tested using historic market data and based on knowledge of factors that may have affected its performance. The results shown before September 24, 2012 are hypothetical and do not reflect actual returns. Hypothetical or simulated performance results have inherent limitations. Unlike an actual performance, hypothetical results are achieved by means of a retroactive application of the back-tested index methodology designed with the benefit of hindsight.

The historical closing levels of the ProVol Hedge Index should not be taken as an indication of future performance and no assurance can be given as to the Final Level of the ProVol Hedge Index on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable. We cannot give you assurance that the performance of the ProVol Hedge Index will result in the return of any portion of your initial investment. We obtained the historical closing levels of the ProVol Hedge Index from Bloomberg L.P. and we have not participated in the preparation of, or verified, such information.

DESCRIPTION OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. Capitalized terms used but not defined in this pricing supplement have the meanings assigned to them in the accompanying prospectus supplement and prospectus. The term “securities” refers to our Tracker Notes Linked to a Basket of Three Indices due August 22, 2018.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to a basket of three indices that offer exposure to 1.0 times any increase or decrease in the level of the S&P 500® Total Return Index (the “S&P Index”), 1.8 times any increase or decrease in the level of the Deutsche Bank Equity Risk Premia 5% VT Portfolio — USD — Excess Return Index (the “Portfolio Index”) and 2.2 times any increase or decrease in the level of the Deutsche Bank ProVol Hedge Index (the “ProVol Hedge Index”). We refer to each of the S&P Index, the Portfolio Index and the ProVol Hedge Index as a “Basket Component,” and together, the “Basket Components.”

The securities are included in a series of notes referred to in the accompanying prospectus supplement as our Global Notes, Series A. The securities will be issued by Deutsche Bank AG, London Branch under a senior indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, authentication agent and registrar.

The securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

The securities are our direct, unconditional, unsecured and unsubordinated obligations and rank equally and pari passu with the claims of all our other unsecured and unsubordinated creditors, subject to any statutory priority regime of the jurisdiction of our incorporation (or the jurisdiction where our London branch is established) that provides certain claims will be satisfied first in a resolution or German insolvency proceeding with respect to the Issuer. For more information, see “Resolution Measures and Deemed Agreement” on page PS-5 of this pricing supplement.

The securities will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The face amount of the securities is $1,000 (the “Face Amount”) and the issue price of the securities is 100% of the Face Amount (the “Issue Price”). The securities will be issued in registered form and represented by one or more permanent global notes registered in the name of The Depository Trust Company (“DTC”) or its nominee, as described under “Description of Notes — Form, Legal Ownership and Denomination of Notes” in the accompanying prospectus supplement and “Forms of Securities — Legal Ownership — Global Securities” in the accompanying prospectus.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this pricing supplement and in the subsections below. Unless otherwise specified, any reference to a Basket Component in this pricing supplement shall include a Successor Index (as defined below).

The Bloomberg pages relating to the S&P Index, the Portfolio Index and the ProVol Hedge Index are SPTR, DBGLRP5U and DBVEPVH, respectively. Any successors to such pages or services may be selected by their applicable index sponsor from time to time. Certain details as to levels of the Basket Components and adjustments made in respect of the Basket Components may be made available on such pages or services.

Payments on the Securities

We will irrevocably deposit with DTC no later than the opening of business on the Maturity Date or the Redemption Trigger Payment Date, as applicable, funds sufficient to make payments of the amount payable, if any, with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Adjustments to Valuation Dates and Payment Dates

If (i) the Final Valuation Date or Redemption Trigger Valuation Date (each, a “Valuation Date”) is not a trading day with respect to any Basket Component or (ii) a Market Disruption Event with respect to any Basket Component occurs or is continuing on the relevant Valuation Date, then such Valuation Date for such disrupted Basket Component will be postponed to the immediately succeeding trading day on which no Market Disruption Event for such Basket Component occurs or is continuing. The Valuation Date for any such Basket Component will not be postponed later than the fifth scheduled trading day after the date originally scheduled for such Valuation Date (the “Fifth Day”). If the relevant Valuation Date is postponed to the Fifth Day and (i) the Fifth Day is not a trading day with respect to such Basket Component or (ii) a Market Disruption Event with respect to such Basket Component occurs or is continuing on the Fifth Day, then, on the Fifth Day the Closing Level of such Basket Component will be determined by the Calculation Agent using the formula for, and method of calculating, the Closing Level of such Basket Component last in effect prior to the commencement of the Market Disruption Event or initial non-trading day for such Basket Component, using the closing price of each component of such Basket Component, as applicable (or, if trading in the relevant components has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the Closing Level of such Basket Component) on the Fifth Day. The Calculation Agent will then calculate the Final Basket Level using:

(a)	for any Basket Component not disrupted on the relevant original Valuation Date, the Closing Level of such Basket Component on the original Valuation Date;

(b)	for any Basket Component disrupted on the relevant original Valuation Date but not disrupted on one or more trading days from the original Valuation Date to, and including, the Fifth Day, the Closing Level of such Basket Component on the first trading day after the original Valuation Date on which no Market Disruption Event occurred or was continuing; and

(c)	for any Basket Component disrupted from the relevant original Valuation Date through the Fifth Day, the Calculation Agent’s determination of the Closing Level of such Basket Component.

If the scheduled Maturity Date is not a Business Day, then the Maturity Date will be the next succeeding Business Day following such scheduled Maturity Date. If an adjustment is made for a Market Disruption Event or a non-trading day that occurs on a Valuation Date, the Maturity Date or Redemption Trigger Payment Date (each, a “Payment Date”), as applicable, will be postponed to a Business Day following the date on which the Calculation Agent determines the Final Basket Level (the “postponed Valuation Date”), so that the number of Business Days between the postponed Valuation Date and the postponed Payment Date will be equal to the number of Business Days between the originally scheduled Valuation Date and Payment Date. If a Payment Date is postponed, any payment due on such Payment Date will be paid on the Payment Date as postponed, with the same force and effect as if the Payment Date had not been postponed, but no interest will accrue or be payable as a result of the delayed payment.

“Business day” means any day other than a day that is (i) a Saturday or Sunday, (ii) a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) a day on which transactions in U.S. dollars are not conducted in the City of New York or London, England.

“Trading day” means, for each Basket Component separately and any securities included in, or any futures or option contracts or exchange traded funds related to such Basket Component, any day other than a day on which (i)(A) trading is generally not conducted on the Relevant Exchange for such Basket Component, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time and/or (B) the level of such Basket Component is not published by its sponsor and (ii) the Calculation Agent determines in its sole discretion that such non-trading or non-publication materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities.

Market Disruption Events

With respect to the S&P Index, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities:

•	a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the S&P Index on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchanges;

•	a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the S&P Index during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate;

•	a suspension, absence or material limitation of trading on any major market for trading in futures or options contracts or exchange traded funds related to the S&P Index for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the futures or options contracts or exchange traded funds related to the S&P Index.

For the purpose of determining whether a Market Disruption Event with respect to the S&P Index exists at any time, if trading in a security included in the S&P Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the S&P Index shall be based on a comparison of:

•	the portion of the level of the S&P Index attributable to that security, relative to

•	the overall level of the S&P Index,

in each case, immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event with respect to the S&P Index has occurred:

•	a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market;

•	limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds related to the S&P Index by any major market for trading in such contracts or funds by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to the S&P Index; and

•	a “suspension, absence or material limitation of trading” on any Relevant Exchange or on any major market for trading in futures or options contracts or exchange traded funds related to the S&P Index will not include any time when such market is itself closed for trading under ordinary circumstances.

With respect to the Portfolio Index, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of a “Market Disruption Event” as defined with respect to the Portfolio Index and each of the Risk Premium Indices under “The Deutsche Bank Equity Risk Premia 5% VT Portfolio — USD — Excess Return Index” in this pricing supplement materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities.

With respect to the ProVol Hedge Index, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of a “Disruption Event,” “Force Majeure Event” or “Underlying Index Event” as defined under “The Deutsche Bank ProVol Indices” in the accompanying underlying supplement No. 3 materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities.

With respect to the S&P Index, “Relevant Exchange(s)” means the primary organized exchanges or markets of trading, as determined by the Calculation Agent, for (i) any security then included in the S&P Index or (ii) any futures or options contract or fund related to the S&P Index or to any security then included in the S&P Index. With respect to the Portfolio Index, “Relevant Exchange” means an “Exchange” or “Related Exchange” as defined under “The Deutsche Bank Equity Risk Premia 5% VT Portfolio — USD — Excess Return Index” in this pricing supplement. With respect to the ProVol Hedge Index, “Relevant Exchange” has the meaning set forth under “The Deutsche Bank PROVOL Indices” in the accompanying underlying supplement No. 3.

Discontinuation of a Basket Component; Alteration of Method of Calculation

If the sponsor of a Basket Component discontinues publication of such Basket Component and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Basket Component (such index, a “Successor Index”), then the Closing Level of such Basket Component on any trading day following the publication of such Successor Index on which a level for such Basket Component must be taken for the purposes of the securities, including any Valuation Date (a “Relevant Date”), will be determined by reference to the official closing level of such Successor Index, with such adjustment as the Calculation Agent deems necessary to take into account the different levels of the relevant Basket Component and such Successor Index at the time of such succession.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the sponsor of a Basket Component discontinues publication of such Basket Component prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then (a) the Calculation Agent will determine the Closing Level of such Basket Component for such Relevant Date and (b) the level of such Basket Component, if applicable, at any time on such Relevant Date will be deemed to equal the Closing Level of such Basket Component on that Relevant Date, as determined by the Calculation Agent. Such Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Basket Component or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant component has been materially suspended or materially limited, its good faith estimate of the closing price) on such date of each component most recently composing such Basket Component or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Component or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating a Basket Component or Successor Index, or the level thereof, is changed in a material respect, or if a Basket Component or Successor Index is in any other way modified so that such Basket Component or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Component or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Closing Level of such Basket Component or Successor Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to such Basket Component or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant Closing Level with reference to such Basket Component or Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Component or Successor Index is modified so that the level of such Basket Component or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Component or Successor Index), then the Calculation Agent will adjust such Basket Component or Successor Index in order to arrive at a level of such Basket Component or Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Calculation Agent

The calculation agent for the securities will be Deutsche Bank AG, London Branch (the “Calculation Agent”). As Calculation Agent, Deutsche Bank AG, London Branch will determine, among other things, all values, prices and levels required to be determined for the purposes of the securities on any relevant date or time. In addition, the Calculation Agent will determine whether a Redemption Trigger Event has occurred, whether there has been a Market Disruption Event or a discontinuation of a Basket Component, whether there has been a material change in the method of calculating a Basket Component and, in some circumstances, the prices or levels related to the Basket Components that affect whether a Redemption Trigger Event has occurred. Unless otherwise specified in this pricing supplement, all determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon a Redemption Trigger Event on or prior to 11:00 a.m., New York City time, on the business day preceding the Maturity Date or Redemption Trigger Payment Date, as applicable.

All calculations with respect to the Closing Levels of the Basket Components and the Basket Level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all U.S. dollar amounts related to determination of the payment per $1,000 Face Amount of securities, if any, at maturity or upon a Redemption Trigger Event, as applicable, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all U.S. dollar amounts paid on the aggregate Face Amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

In case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per $1,000 Face Amount of securities upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per Face Amount of securities as described herein, calculated as if the date of acceleration were the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible, and in no event later than two business days after the date of such acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of an Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the securities. The securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully registered global notes certificates, representing the total aggregate Face Amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you acquire your securities for cash and hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities that elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a security as a part of a “straddle.”

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or non-U.S. tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Tax Treatment of the Securities

In the opinion of our special tax counsel, which is based on prevailing market conditions, it is more likely than not that the securities will be treated for U.S. federal income tax purposes as prepaid financial contracts that are not debt, with the consequences described below. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment. Our special tax counsel has advised that alternative treatments are possible that could materially and adversely affect the timing and character of income or loss on your securities. Unless otherwise stated, the following discussion is based on the treatment of the securities as prepaid financial contracts that are not debt.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Prepaid Financial Contract That Is Not Debt

You should not recognize taxable income or loss with respect to a security prior to its maturity or other taxable disposition (including upon early redemption). Upon a taxable disposition of a security, you should recognize gain or loss equal to the difference between the amount you realize and the amount you paid to acquire the security. Generally, your gain or loss should be capital gain or loss, and should be short-term capital gain or loss unless you have held the security for more than one year, in which case your gain or loss should be long-term capital gain or loss. The deductibility of capital losses is subject to limitations.

Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt

Due to the lack of direct legal authority, even if a security is treated as a prepaid financial contract that is not debt, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the security and/or to treat all or a portion of your gain or loss upon its taxable disposition as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held it. In particular, it is possible that any reweighting, rebalancing, reconstitution, change in methodology of, or substitution of a successor to, a Basket Component or an index constituent could result in a “deemed” taxable exchange, causing you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the relevant security.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a security, possibly with retroactive effect.

Consequences if a Security Is Treated as a Debt Instrument

If a security is treated as a debt instrument, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the security you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the security, even though we will not be required to make any payment with respect to the securities other than the Redemption Amount. In addition, any income you recognize upon the taxable disposition of the security will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of a security who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the security or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

If a security is treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, any gain you realize with respect to the security generally should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States. However, as described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income, subject to U.S. federal withholding tax, over the term of the securities, possibly on a retroactive basis. We will not pay additional amounts on account of any such withholding tax.

Subject to the discussion below under “—‘FATCA’ Legislation,” if a security is treated as a debt instrument, any income or gain you realize with respect to the security will not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8 appropriate to your circumstances and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

Information Reporting and Backup Withholding

Payments received in respect of your securities may be subject to information reporting unless you qualify for an exemption. These payments may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information and otherwise satisfy the requirements to establish that you are not subject to backup withholding. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

“FATCA” Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income. If the securities were recharacterized as debt instruments, this legislation would apply to any payment of amounts treated as interest. If withholding applies to a security, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisers regarding the potential application of FATCA to the securities.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The Issue Price of the securities includes each agent’s commissions (as shown on the cover page of this pricing supplement) paid with respect to the securities, and such commissions may include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the applicable Distribution Agreement entered into between Deutsche Bank AG and DBSI, as agent, or between Deutsche Bank AG and another agent that may be party to a Distribution Agreement from time to time (each, an “Agent,” and collectively with DBSI, the “Agents”), each Agent participating in this offering of securities will agree to purchase, and we will agree to sell, the Face Amount of securities as set forth on the cover page of this pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of this pricing supplement.

DBSI, acting as agent for Deutsche Bank AG, will not receive a selling concession in connection with the sale of the securities. DBSI will pay custodial fees to other broker-dealers of up to 0.10% or $1.00 per $1,000 Face Amount of securities. Deutsche Bank AG will reimburse DBSI for such custodial fees. After the initial offering of the securities, the Agents may vary the offering price and/or other selling terms from time to time. The Issue Price of the securities includes fees paid with respect to the securities as well as the cost of hedging the Issuer’s obligations under the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the underwriting arrangements for this offering must comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales, if any, will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and/or discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or slow a decline in the market price of the securities. DBSI is not required to engage in these activities and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to this pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own a portion of the securities offered in this offering.

No action has been or will be taken by us, DBSI or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying underlying supplements, prospectus supplement or prospectus other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying underlying supplements, prospectus supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and any other Agent through which we may offer the securities will represent and agree, that (i) if any securities are to be offered outside the United States, it will not offer or sell any such securities in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by it or for or on behalf of the Issuer unless such consent, approval or permission has been previously obtained, and (ii) such Agent will obtain any consent, approval or permission required by it for the subscription, offer, sale or delivery of the securities, or for the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which it is subject or in or from which it makes any subscription, offer, sale or delivery.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which is the third business day following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Issuer, when the securities offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the authenticating agent, acting on behalf of the trustee pursuant to the Indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of January 1, 2016, filed as an exhibit to the opinion of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Indenture and the authentication of the securities by the authenticating agent and the validity, binding nature and enforceability of the Indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated as of January 1, 2016, which has been filed by the Issuer on Form 6-K dated January 4, 2016.

THE DEUTSCHE BANK EQUITY RISK PREMIA 5% VT PORTFOLIO
USD — EXCESS RETURN INDEX

The Deutsche Bank Equity Risk Premia 5% VT Portfolio — USD — Excess Return Index (Bloomberg: DBGLRP5U <Index>) (the “Portfolio Index”) is a proprietary index of Deutsche Bank AG, London Branch (the “Index Sponsor”) and is intended to reflect the performance of a monthly rebalanced, volatility controlled, “risk-parity” weighted portfolio of four indices: Deutsche Bank Equity Sector-Neutral Value Factor — USD — Excess Return Index (the “Value Factor Index”), Deutsche Bank Equity Sector-Neutral Quality Factor — USD — Excess Return Index (the “Quality Factor Index”), Deutsche Bank Equity Low Beta Turnover Control Factor — USD — Excess Return Index (the “Low Beta Factor Index”) and Deutsche Bank Equity Risk-Adjusted Momentum Factor — USD — Excess Return Index (the “Momentum Factor Index”). We refer to each of the Value Factor Index, the Quality Factor Index, the Low Beta Factor Index and the Momentum Factor Index as a “Risk Premium Index.” Descriptions of the Risk Premium Indices are attached as annexes hereto.

Each Risk Premium Index is a proprietary index of Deutsche Bank AG, London Branch (the “Risk Premium Index Sponsor”) and is intended to capture the potential return premium associated with a specific characteristic of equity stocks (the “risk premium”). The four risk premiums tracked by the respective Risk Premium Indices are: “value,” as measured by a stock’s EBITDA (earnings before interest, tax, depreciation and amortization) to EV (enterprise value) ratio and dividend yield; “quality,” as measured by a stock’s return on invested capital and accruals ratio; “low beta,” as measured by the beta of a stock compared to a reference index; and “momentum,” as measured by a stock’s price momentum, risk-adjusted for idiosyncratic volatility. Each of the Value Factor Index, Quality Factor Index and Low Beta Factor Index comprises a notional long position in a portfolio of stocks ranked as high value, high quality or low beta stocks, respectively, and a notional short position in a portfolio of stocks ranked as low value, low quality or high beta stocks, respectively. The Momentum Factor Index comprises a notional long position in a portfolio of stocks ranked as high momentum stocks and a notional short position in the MSCI World — Gross Total Return — USD Index. Generally, the performance of a Risk Premium Index will be positive, reflecting the premium an investor would earn, if the selected high value, high quality, low beta or high momentum stocks outperform the low value, low quality, high beta or benchmark stocks, respectively. The Risk Premium Indices are described in more details under “Risk Premium Indices” below.

The Portfolio Index is rebalanced monthly by weighting the notional exposure to the Risk Premium Indices such that the risk associated with each Risk Premium Index is approximately equal. This is accomplished by measuring the volatility of each Risk Premium Index over the last year and setting the weight of such index in inverse proportion to its volatility. Therefore, a Risk Premium Index with a high historical volatility will be assigned a lower weight on the monthly rebalancing date, and a Risk Premium Index with a low historical volatility will be assigned a higher weight.

After determining the weight of each Risk Premium Index, the Portfolio Index uses a further allocation strategy at each monthly rebalancing that aims to maintain a target annualized volatility of 5% (the “Target Volatility”) by controlling its overall exposure to the weighted Risk Premium Indices (the “Weighted Basket”). The weight of each Risk Premium Index in the Weighted Basket will be reset on each monthly rebalancing date. On the same rebalancing date, the Portfolio Index will reset its exposure to the rebalanced Weighted Basket, based upon a comparison of the volatility of such rebalanced Weighted Basket over the last year, which we refer to as the hypothetical volatility of the Weighted Basket, to the Target Volatility. Notional exposure to the Weighted Basket increases when the hypothetical volatility of the Weighted Basket is less than its hypothetical volatility on the previous rebalancing date, and notional exposure to the Weighted Basket decreases when the hypothetical volatility of the Weighted Basket is greater than its hypothetical volatility on the previous rebalancing date. The Portfolio Index is also subject to a maximum participation in the Weighted Basket of 200% and a minimum participation of 50%. Consequently, if on a monthly rebalancing date, the hypothetical volatility of the Weighted Basket is 5%, the participation of the Portfolio Index in the Weighted Basket will be 100%. If, on a monthly rebalancing date, the hypothetical volatility of the Weighted Basket is less than 5%, the participation of the Portfolio Index in the Weighted Basket will be reset to a level greater than 100%, but not greater than 200%. In this scenario, to maintain the Target Volatility of 5%, the Portfolio Index attempts to compensate for such lower hypothetical volatility of the Weighted Basket by increasing participation going forward, which will be reassessed at the following monthly rebalancing date. Conversely, if, on a monthly rebalancing date, the hypothetical volatility of the Weighted Basket is greater than 5%, the participation of the Portfolio Index in the Weighted Basket will be reset to a level less than 100%, but not less than 50%. In this scenario, to maintain the Target Volatility of 5%, the Portfolio Index attempts to compensate for such higher hypothetical volatility of the Weighted Basket by decreasing participation going forward, which will be reassessed at the following monthly rebalancing date.

By way of example, if the hypothetical volatility of the Weighted Basket is 2.5% (equal to 50% of the Target Volatility of 5%), the participation of the Portfolio Index in the Weighted Basket will be reset to 200%, and investors will have 200% exposure to the performance of the Weighted Basket. Conversely, if the hypothetical volatility of the Weighted

Basket is 10% (equal to 200% of the Target Volatility of 5%), the participation of the Portfolio Index in the Weighted Basket will be reset to 50%, and the investor will have 50% exposure to the performance of the Weighted Basket. Because the Portfolio Index is subject to a maximum participation in the Weighted Basket of 200% and a minimum participation of 50%, if the hypothetical volatility of the Weighted Basket were to be less than 2.5%, and consequently, the exposure of the Portfolio Index to the Weighted Basket were to be reset to the maximum exposure of 200%, the targeted annualized volatility of the Portfolio Index would be less than 5%. Similarly, if the hypothetical volatility of the Weighted Basket were to be greater than 10%, and consequently the exposure of the Portfolio Index to the Weighted Basket were to be reset to the minimum exposure of 50%, the targeted annualized volatility of the Portfolio Index would be greater than 5%.

The Portfolio Index is also subject to a deduction for the cost of hypothetically implementing the volatility controlled, “risk-parity” weighted portfolio of Risk Premium Indices (the “Rebalancing Transaction Cost”) on each monthly rebalancing date. The cost is 0.04% of the change in the notional position in connection with increasing or decreasing exposure of the Portfolio Index to the Value Factor Index, the Quality Factor Index and the Momentum Index. The cost is 0.03% of the change in the notional position in connection with increasing or decreasing exposure of the Portfolio Index to the Low Beta Factor Index. The deductions of these costs are described in more detail under “— Calculation of the Rebalancing Transaction Cost” below. As a result of these deductions, the levels of the Portfolio Index will be lower than would otherwise be the case if such costs were not included.

Because the Portfolio Index is linked to the performance of the weighted portfolio of four Risk Premium Indices, the level of the Portfolio Index will also be reduced by the deductions of costs from the levels of the Risk Premium Indices. As described below under “Risk Premium Indices,” the calculation of each Risk Premium Index includes a daily deduction for the sum of the cost of hypothetically implementing the notional long position at a rate of 0.40% per annum and the cost of implementing the notional short position at a rate of 0.45% per annum. The calculation of the notional long and short positions also includes a cost deduction of 0.02% (in the case of the long position) and -0.02% (in the case of the short position) in connection with their monthly reconstitution. As a result of these cost deductions, the levels of the Risk Premium Indices will be lower than would otherwise be the case if such costs were not included. The reconstitution costs will be deducted separately from each Risk Premium Index. It is possible that one of the Risk Premium Indices will take a notional long position in a component stock while another Risk Premium Index will take a notional short position in the same component stock. Even if the Portfolio Index as a whole takes both a notionally long and short position in the same component stock, the reconstitution cost will be deducted for both the long and short positions without offsetting such reconstitution costs against each other. These deductions of costs and fees from the levels of the Risk Premium Indices are in addition to the Rebalancing Transaction Cost at the Portfolio Index level.

The Portfolio Index has been calculated on a live basis since October 22, 2013 (the “Live Date”) and has been retrospectively calculated using the same methodology as described herein since February 20, 2002 (the “Index Commencement Date”), except that the levels of each Risk Premium Index prior to its respective live date were calculated by the Index Sponsor based on historical stock prices (adjusted to reflect historical corporate events) provided by dbGrade which uses FAME (database). Such adjustments to the historical stock prices provided by dbGrade may be different from the adjustments for corporate events set forth below in the description of each Risk Premium Index. Therefore, the Portfolio Index has limited performance history and no actual investment which allowed tracking of the performance of the Portfolio Index was possible before the Live Date. Furthermore, the index methodology of the Portfolio Index was designed, constructed and tested using historical market data and based on knowledge of factors that may have affected its performance. Any returns prior to the Live Date were achieved by means of a retroactive application of the back-tested index methodology designed with the benefit of hindsight. The Index Sponsor will calculate the level of the Portfolio Index (the “Index Closing Level”) on each Index Calculation Date as described below under “Calculation of the Index Closing Level.” The Index Closing Level on the Index Commencement Date was set at 1,000.

Reconstitution of the Weighted Basket

The Portfolio Index is rebalanced on each monthly Index Rebalancing Date (as defined below), which is typically the 20th calendar day of each month. On each Index Rebalancing Date, the Weighted Basket will be reconstituted by re-weighting the Risk Premium Indices based on their historical volatility over the last year, and the Portfolio Index will reset its exposure to the rebalanced Weighted Basket by comparing the hypothetical volatility of the rebalanced Weighted Basket over the last year with the Target Volatility of 5%. On any Index Calculation Date which is not an Index Rebalancing Date, the Index Closing Level will increase if the level of the Weighted Basket as a whole increases from the immediately preceding Index Rebalancing Date and decrease if the level of the Weighted Basket as a whole decreases from the immediately preceding Index Rebalancing Date. The Index Closing Level on each Index Calculation Date will also reflect its notional exposure to the Weighted Basket and the deduction of the Rebalancing Transaction Cost on the immediately preceding Index Rebalancing Date.

The “Weight” of each Risk Premium Index in the Weighted Basket will reset on each monthly Index Rebalancing Date. The new Weight of each Risk Premium Index is determined on the “Index Determination Date,” which is the 5th Index Business Day (as defined below) prior to the relevant Index Rebalancing Date. The Weight of each Risk Premium Index on the Index Determination Date is the multiplicative inverse of the 264-day trailing realized volatility of such index, expressed as a percentage of the sum of the multiplicative inverse of the 264-day trailing realized volatility of each of the four Risk Premium Indices. Therefore, a Risk Premium Index with a high 264-day trailing realized volatility will have a lower Weight in the Weighted Basket, and a Risk Premium Index with a low 264-day trailing realized volatility will have a higher Weight in the Weighted Basket. The details of this weighting calculation are set forth below. The new Weight of each Risk Premium Index will apply to the Portfolio Index on the immediately following Index Rebalancing Date.

The Weight of each Risk Premium Index on the Index Determination Date is calculated as follows:

where:

Wj (tR)	is the Weight of such Risk Premium Index as determined on the Index Determination Date;

σj (tC)	is the 264-day trailing realized volatility of such Risk Premium Index calculated on the Index Determination Date; and

σi (tC)	the 264-day trailing realized volatility of each of the four Risk Premium Indices calculated on the Index Determination Date.

“Index Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“Index Calculation Date” means each Risk Premium Index Calculation Date and is expected to be each Index Business Day.

“Index Rebalancing Date” means the 20th calendar day of each calendar month, or if such day is not a MSCI Trading Day, the first MSCI Trading Day immediately following such day. The first Index Rebalancing Date is deemed to be the Index Commencement Date.

“MSCI Trading Day” has the meaning given to it under “Risk Premium Indices.”

“Risk Premium Index Calculation Date” means, for each Risk Premium Index, each “Index Calculation Date” as defined below under “Risk Premium Indices.”

Participation in the Weighted Basket

The notional exposure of the Portfolio Index to the Weighted Basket (the “Leverage Factor”) will reset on each monthly Index Rebalancing Date. The “Leverage Factor” will be calculated on the Index Determination Date prior to the relevant Index Rebalancing Date and will be expressed as a percentage equal to the quotient of (a) the Target Volatility as numerator and (b) the 264-day trailing hypothetical volatility of the rebalanced Weighted Basket as determined on the Index Determination Date (the “Weighted Basket Volatility”), as denominator. However, the Leverage Factor will not exceed 200% or fall below 50%. The details of the calculation of the Weighted Basket Volatility are set forth below. The new Leverage Factor will apply to the Portfolio Index on the immediately following Index Rebalancing Date.

The Weighted Basket Volatility is calculated on the Index Determination Date as follows:

where:

σ (tC)	is the Weighted Basket Volatility;

ULj (t)	is the official closing level of a Risk Premium Index on an Index Calculation Date (t), or if such day is not a Risk Premium Index Calculation Date in respect of such Risk Premium Index, the official closing level of such Risk Premium Index on the immediately preceding Risk Premium Index Calculation Date;

ULj (t– 1)	is the official closing level of a Risk Premium Index on the Index Calculation Date immediately preceding such Index Calculation Date (t), or if such day is not a Risk Premium Index Calculation Date in respect of such Risk Premium Index, the official closing level of such Risk Premium Index on the immediately preceding Risk Premium Index Calculation Date; and

Wj (tR)	is the Weight of a Risk Premium Index as determined on the Index Determination Date.

Calculation of the Rebalancing Transaction Cost

The Portfolio Index is subject to a deduction for the “Rebalancing Transaction Cost,” which is the total cost incurred in connection with notionally increasing or decreasing exposure to the Risk Premium Indices on each monthly Index Rebalancing Date. The cost incurred in connection with notionally increasing or decreasing exposure to each Risk Premium Index on the Index Rebalancing Date is equal to the product of (a) the Transaction Cost for such Risk Premium Index and (b) the absolute value of the difference between:

(i)	the product of the Leverage Factor applied to the Portfolio Index on such Index Rebalancing Date and the Weight of such Risk Premium Index on such Index Rebalancing Date; and

(ii)	the product of the Leverage Factor applied to the Portfolio Index on the Index Rebalancing Date immediately preceding such Index Rebalancing Date and the Weight of such Risk Premium Index on the Index Rebalancing Date immediately preceding such Index Rebalancing Date.

The “Transaction Cost” is a per unit cost of (a) for the Value Factor Index, the Quality Factor Index and the Momentum Index, 0.04% or (b) for the Low Beta Index, 0.03%.

The Rebalancing Transaction Cost on the Index Rebalancing Date is calculated as follows:

where:

RTC	is the Rebalancing Transaction Cost on such Index Rebalancing Date;

LF (tR)	is the Leverage Factor applied to the Portfolio Index on the Index Rebalancing Date;

LF (tR-1)	is the Leverage Factor applied to the Portfolio Index on the Index Rebalancing Date immediately preceding such Index Rebalancing Date;

Wj (tR)	is the Weight of a Risk Premium Index on such Index Rebalancing Date;

Wj (tR-1)	is the Weight of a Risk Premium Index on the Index Rebalancing Date immediately preceding such Index Rebalancing Date; and

TCj	is the Transaction Cost of a Risk Premium Index.

Calculation of the Index Closing Level

On each Index Calculation Date which is not an Index Rebalancing Date, the “Index Closing Level” will be based on the performance of the Weighted Basket from the immediately preceding Index Rebalancing Date to such Index Calculation Date multiplied by the Leverage Factor applied to the Portfolio Index on the immediately preceding Index Rebalancing Date and reflect the deduction of the Rebalancing Transaction Cost on the immediately preceding Index Rebalancing Date.

The Index Closing Level on each Index Calculation Date which is not an Index Rebalancing Date shall be determined as follows:

where:

IL (t)	is the Index Closing Level on such Index Calculation Date;

IL (tR, adj)	is the Adjusted Index Closing Level (as defined below) on the immediately preceding Index Rebalancing Date;

LF (tR)	is the Leverage Factor applied to the Portfolio Index on the immediately preceding Index Rebalancing Date;

Wj (tR)	is the Weight of a Risk Premium Index on the immediately preceding Index Rebalancing Date;

ULj (t)	is the official closing level of a Risk Premium Index on such Index Calculation Date, or if such day is not a Risk Premium Index Calculation Date in respect of such Risk Premium Index, the official closing level of such Risk Premium Index on the immediately preceding Risk Premium Index Calculation Date; and

ULj (tR)	is the official closing level of a Risk Premium Index on the Index Rebalancing Date immediately preceding such Index Calculation Date.

On each Index Calculation Date which is an Index Rebalancing Date, the Index Closing Level will be based on the performance of the Weighted Basket from the immediately preceding Index Rebalancing Date to such Index Rebalancing Date multiplied by the Leverage Factor applied to the Portfolio Index on the immediately preceding Index Rebalancing Date and reflect the deduction of the Rebalancing Transaction Cost on the immediately preceding Index Rebalancing Date.

The Index Closing Level on each Index Calculation Date which is an Index Rebalancing Date shall be determined as follows:

where:

IL (tR)	is the Index Closing Level on such Index Rebalancing Date;

IL (tR-1, adj)	is the Adjusted Index Closing Level on the immediately preceding Index Rebalancing Date;

LF (tR-1)	is the Leverage Factor applied to the Index on the immediately preceding Index Rebalancing Date;

Wj (tR-1)	is the Weight of a Risk Premium Index on the immediately preceding Index Rebalancing Date;

ULj (tR)	is the official closing level of Risk Premium Index on such Index Rebalancing; and

ULj (tR-1)	is the official closing level of Risk Premium Index the immediately preceding Index Rebalancing Date.

To reflect the deduction of the Rebalancing Transaction Cost, an adjusted Index Closing Level on an Index Rebalancing Date (the “Adjusted Index Closing Level”) will be used for purposes of calculating the Index Closing Level on each Index Calculation Date from, and excluding, such Index Rebalancing Date to, and including, the next Index Rebalancing Date. The Adjusted Index Closing Level shall be determined as follows:

where:

IL (tR, adj)	is the Adjusted Index Closing Level on such Index Rebalancing Date;

IL (tR)	is the Index Closing Level on such Index Rebalancing Date; and

RTC	is the Rebalancing Transaction Cost on such Index Rebalancing Date.

The Index Sponsor will publish the Index Closing Level for each Index Calculation Date as soon as reasonably practicable after 16:00 London time on the next Index Calculation Date following such Index Calculation Day at the Index Sponsor’s principal office in London, on the Index Sponsor’s website under the heading “DB Equity Risk Premia 5% VT Portolio — USD — Excess Return Index,” on Bloomberg page DBGLRP5U and Reuters page .DBGLRP5U, or at such other information sources as the Index Sponsor may select from time to time at its sole and absolute discretion. The Index Sponsor may, at any time and without notice, increase the frequency of publication of the Index Closing Level.

Adjustments to the Portfolio Index

If on any Index Calculation Date which is not an Index Rebalancing Date, a Market Disruption Event occurs, the Index Closing Level will not be calculated on such Index Calculation Date and will be calculated on the first succeeding Index Calculation Date on which there is no Market Disruption Event; provided that, if the Market Disruption Event continues for a period of eight Index Calculation Dates, then the Index Sponsor will calculate the Index Closing Level having regard to the then-prevailing market conditions, the last reported closing level of each relevant Risk Premium Index, if available, and such other conditions as the Index Sponsor determines relevant to the calculation of the Index Closing Level.

However, if a Market Disruption Event occurs on an Index Rebalancing Date, the Index Sponsor will make such determinations and/or adjustments as it considers appropriate to determine the Index Closing Level and/or any closing level of a Risk Premium Index affected by the Market Disruption Event on such Index Rebalancing Date by reference to the prevailing market conditions and the last available closing level for the affected Risk Premium Index or may determine that such day shall not be that Index Rebalancing Date but that such other day as the Index Sponsor shall select shall be that Index Rebalancing Date.

A “Market Disruption Event” means a determination by the Index Sponsor that the occurrence or existence of one or more of the following events is material:

(a)	the failure of a Risk Premium Index Sponsor to publish the closing level of the relevant Risk Premium Index on any Risk Premium Index Calculation Date;

(b)	the failure of any Related Exchange to open for trading during its regular trading session on any Index Calculation Date;

(c)	the occurrence or existence at the Relevant Time or at any time during the one hour period that ends at the Relevant Time:

(i)	of any suspension of or limitation imposed on trading by the relevant Exchange(s) or any Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange(s) or any Related Exchange or otherwise:

(1)	relating to any component security of an Underlying Index on the relevant Exchange(s); or

(2)	in the Related Contracts on the relevant Related Exchange; or

(ii)	of any event (other than an event described in (d) below) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants in general (1) to effect transactions in, or obtain market values for, on any relevant Exchange(s), any component security of an Underlying Index, or (2) to effect transactions in, or obtain market values for, the Related Contracts on any relevant Related Exchange;

(d)	the closure on any Exchange Business Day of any relevant Exchange(s) relating to any component security of an Underlying Index or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange(s) or Related Exchange, as the case may be, at least one hour prior to (i) the actual closing time for the regular trading session on such Exchange(s) or Related Exchange on such Exchange Business Day or, if earlier, (ii) the submission deadline (if applicable) for orders to be entered into the relevant Exchange or Related Exchange system for execution at the Relevant Time on such Exchange Business Day; or

(e)	a general moratorium is declared in respect of banking activities in any Relevant Country.

In determining what is “material,” the Index Sponsor may have regard to such circumstances as it deems appropriate, including any hedging arrangements of the Index Sponsor and/or any of its affiliates in relation to any transactions entered into by any of them relating to the Portfolio Index or any Risk Premium Index.

“Exchange” means the principal stock exchange(s) on which the securities comprising an Underlying Index are principally traded, as determined by the Index Sponsor.

“Exchange Business Day” means any Index Calculation Date on which each Exchange and each Related Exchange are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Index Sponsor) on the overall market for the Related Contracts.

“Related Contracts” means any futures or options contracts relating to a Risk Premium Index, an Underlying Index or any component security of an Underlying Index.

“Relevant Country” means any country (or any political or regulatory authority thereof) with which the Portfolio Index, a Risk Premium Index, an Underlying Index or a constituent of an Underlying Index has a material connection having regard to, without limitation, the country or countries in which the Portfolio Index, a Risk Premium Index, an Underlying Index or a constituent of an Underlying Index is calculated or published, the issuer of such constituent is incorporated and/or such other factor(s) as may be appropriate.

“Relevant Time” means the Scheduled Closing Time of an Exchange or a Related Exchange on the relevant Index Calculation Date. If such Exchange or Related Exchange closes prior to its Scheduled Closing Time, then the Relevant Time shall be such actual closing time.

“Scheduled Closing Time” means, in respect of an Exchange or Related Exchange and an Index Calculation Date, the scheduled weekday closing time of such Exchange or Related Exchange on such Index Calculation Date without regard to after hours or any other trading outside of the regular trading session hours.

“Underlying Index” means, with respect to a Risk Premium Index, an Underlying Index, the Long Index or the Short Index, as applicable, of such Risk Premium Index as defined under “Risk Premium Indices.”

Index Sponsor

All determinations made by the Index Sponsor in respect of the Portfolio Index will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error. The Index Sponsor may delegate and/or transfer any of its obligations or functions under the terms of the Portfolio Index to one or more third parties as it deems appropriate from time to time. For information regarding the Risk Premium Index Sponsors, please see the relevant sections under “Risk Premium Indices” below.

Change in Methodology of the Portfolio Index and Termination

In calculating and determining the value of the Portfolio Index, the Index Sponsor will, subject as provided below, employ the methodology described herein and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Portfolio Index, no assurance can be given that market, regulatory, judicial, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of any constituent of the Portfolio Index or any other events affecting transactions on the same or similar terms to any described herein) will not arise that would, in the view of the Index Sponsor, necessitate or make desirable a modification of or change to such methodology.

Accordingly:

(a)	the Index Sponsor shall be entitled to make such modifications and/or changes as it, in its reasonable discretion, deems appropriate, including (without limitation):

(i)	to correct any manifest error or proven error contained in the methodology described herein;

(ii)	to cure, correct or supplement any contradictory or defective provision contained in the methodology described herein; and/or

(iii)	if market, regulatory, juridical, financial, fiscal or other circumstances arise, which were not foreseeable by the Index Sponsor as at the Live Date and such circumstances have not been deliberately caused by the Index Sponsor and such circumstances would, in the determination of the Index Sponsor, necessitate or make desirable such a modification or change of the methodology described herein (including, but without limitation, a change in the frequency of calculation of any Index Closing Level) in order for the Portfolio Index to continue being calculated and determined notwithstanding the relevant circumstances. In deciding what is necessary the Index Sponsor will consider and/or take into account what the Index Sponsor determines to be the intended strategy of the Portfolio Index.

(b)	further, and without limitation to the above provisions, the Index Sponsor shall be entitled to make such modifications and/or changes as it in its reasonable discretion deems appropriate:

(i)	to preserve the intended strategy of the Portfolio Index where such modification and/or change is of a formal, minor or technical nature; and/or

(ii)	if market, regulatory, juridical, financial, fiscal or other circumstances arise, which were not foreseen by the Index Sponsor as at the Live Date and such circumstances have not been deliberately caused by the Index Sponsor and in the determination of the Index Sponsor, such modifications and/or changes would assist in maintaining the intended strategy of the Portfolio Index and/or would ensure that the Portfolio Index can continue to be calculated and determined by the Index Sponsor in light of such circumstances.

In making such modifications however the Index Sponsor will ensure that such modifications or changes will result in a methodology that, in the Index Sponsor’s determination, is consistent in its intended strategy with the methodology described herein. The Index Sponsor may, in its discretion, at any time and without notice, terminate the calculation and publication of the Portfolio Index.

Details of any adjustments made to the Portfolio Index shall be made available by the Index Sponsor on its website and on application to the Index Sponsor’s principal office in London. Access to any such publication may be restricted by means determined as appropriate by the Index Sponsor in its reasonable discretion including, but not limited to, password protection on the Index Sponsor’s website.

For information regarding the potential for any changes in methodology of each Risk Premium Index, please see the relevant section under “Risk Premium Indices” below.

NONE OF THE PORTFOLIO INDEX, ANY RISK PREMIUM INDEX (THE RISK PREMIUM INDICES, TOGETHER WITH THE PORTFOLIO INDEX, THE “DB INDICES”) NOR ANY FINANCIAL PRODUCT IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC., ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY DEUTSCHE BANK AG. NEITHER ANY DB INDEX NOR ANY FINANCIAL PRODUCT HAS BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE DB INDICES OR ANY FINANCIAL PRODUCT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE INDEX SPONSOR, THE RISK PREMIUM INDEX SPONSORS OR THE ISSUER OR OWNERS OF ANY FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN ANY FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE DB INDICES OR ANY FINANCIAL PRODUCT OR ANY ISSUER OR OWNER OF ANY FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE DB INDICES OR ISSUERS OR OWNERS OF ANY FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF ANY FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH ANY FINANCIAL PRODUCT IS REDEEMABLE OR IN THE CALCULATION OF THE DB INDICES. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF ANY FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE DB INDICES OR ANY FINANCIAL PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE INDEX SPONSOR, THE RISK PREMIUM INDEX SPONSORS OR THE ISSUER OF ANY FINANCIAL PRODUCT, OWNERS OF ANY FINANCIAL PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE) CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of any financial product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote any security without first contacting

MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Risk Premium Indices

Deutsche Bank Equity Sector-Neutral Value Factor — USD — Excess Return Index	Annex I

Deutsche Bank Equity Sector-Neutral Quality Factor — USD — Excess Return Index	Annex II

Deutsche Bank Equity Low Beta Turnover Control Factor — USD — Excess Return Index	Annex III

Deutsche Bank Equity Risk-Adjusted Momentum Factor — USD — Excess Return Index	Annex IV

ANNEX I

DEUTSCHE BANK EQUITY SECTOR-NEUTRAL VALUE FACTOR
USD — EXCESS RETURN INDEX

The Deutsche Bank Equity Sector-Neutral Value Factor — USD — Excess Return Index (Bloomberg: DBGLSNVU <Index>) (the “Value Factor Index”) is a proprietary index of Deutsche Bank AG, London Branch (the “Index Sponsor”) and is intended to reflect the premium an investor would earn pursuing a value-driven strategy by taking notional long exposure to a portfolio of stocks ranked as high “value” stocks, tracked by the Deutsche Bank Equity Sector-Neutral Value Factor Top Index — USD — Net Total Return Index (the “Top Index”), and notional short exposure to a portfolio of stocks ranked as low “value” stocks, tracked by the Deutsche Bank Equity Sector-Neutral Value Factor Bottom Index — USD — Gross Total Return Index (the “Bottom Index,” together with the Top Index, the “Underlying Indices”).

Both the Top Index and the Bottom Index are proprietary stock indices calculated, published and disseminated daily by Deutsche Bank AG, London Branch (the “Underlying Index Sponsor”). The stocks comprising both the Top Index and the Bottom Index are selected from the stocks comprising the MSCI World Equal Weight — USD Index (the “Reference Index”) based on the value scores of these stocks calculated using a sector-normalized EBITDA (earnings before interest, tax, depreciation and amortization) to EV (enterprise value) ratio and a sector-normalized trailing 12-month dividend yield. The Top Index will include the top 20% of the Reference Index stocks with the highest value scores, excluding certain Reference Index stocks on the basis of liquidity, and the Bottom Index will include the bottom 20% with the lowest value scores, excluding certain Reference Index stocks on the basis of liquidity and stock borrow cost. The Top Index and the Bottom Index are rebalanced monthly and all constituents in the Top Index and the Bottom Index are given an equal weight on each monthly reconstitution date. Both the Top Index and the Bottom Index currently consist of one sub-index. If there are changes in the aggregate outstanding notional investment of financial products linked to the Top Index or the Bottom Index, as applicable, such index may be divided into multiple sub-indices or combined back into fewer sub-indices, subject to the requirement that there be at least one sub-index at all times.

The concept of value investing is founded on the investment hypothesis that high value stocks will outperform low value stocks in the long run. The Value Factor Index implements its value-driven strategy by taking a notional long position in the Top Index comprising high value stocks and a notional short position in the Bottom Index comprising low value stocks. A high value stock is a stock identified as trading at a low price or value relative to its fundamentals. In other words, a high value stock tends to have strong fundamentals such as high earnings or dividend payments relative to its stock price. The Value Factor Index uses two metrics to measure “value”: EBITDA/EV ratio and dividend yield. EBITDA/EV ratio is equal to 1 (one) divided by EV/EBITDA ratio, a common valuation metric used to compare the market value of a company taking into account the company’s outstanding debt to the amount of earnings (excluding interests on debt, taxes, depreciation and amortization) such company made during the previous fiscal year. Dividend yield shows how much a company pays out in dividends per year relative to its stock price. In the absence of any capital gains for a stock, the dividend yield is the return on investment for such stock. Using these two metrics, a stock with a relatively high EBITDA/EV ratio and high dividends relative to its stock price is more likely to be selected as one of the high value stocks tracked by the Top Index. Conversely, a stock with a relatively low EBITDA/EV ratio and low dividends relative to its stock price is more likely to be selected as one of the low value stocks tracked by the Bottom Index. Generally, the performance of the Value Factor Index will be positive, reflecting the premium an investor would earn, if the high value stocks tracked by the Top Index outperform the low value stocks tracked by the Bottom Index, and negative, reflecting the loss an investor would suffer, if the high value stocks tracked by the Top Index underperform the low value stocks tracked by the Bottom Index. Whether the Top Index and the Bottom Index go up or down, if the Top Index outperforms the Bottom Index sufficiently to offset any daily cost deductions as described below, the level of the Value Factor Index will increase; conversely, if the Top Index underperforms the Bottom Index, the level of the Value Factor Index will decrease.

The Value Factor Index is subject to a daily deduction for the sum of the cost of hypothetically implementing the notional long position in the Top Index at a rate of 0.40% per annum (the “Long Leg Cost Rate”) and the cost of implementing the notional short position in the Bottom Index at a rate of 0.45% per annum (the “Short Leg Cost Rate”). In addition, calculation of the Top Index and the Bottom Index includes a cost deduction of 0.02% (in the case of the Top Index) and -0.02% (in the case of the Bottom Index) in connection with reconstitution of their relevant sub-indices, subject to certain adjustments. Because the Value Factor Index takes a notional short position in the Bottom Index, deduction of a negative 0.02% cost from the Bottom Index will reduce the level of the Value Factor Index. As a result of these deductions, the levels of the Value Factor Index will be lower than would otherwise be the case if such costs were not included.

The Value Factor Index has been calculated on a live basis since July 1, 2013 (the “Live Date”) and has been retrospectively calculated using the same methodology as described herein since January 6, 2000 (the “Index Commencement Date”), except that such retrospective calculations prior to the Live Date used historical stock prices (adjusted to reflect historical corporate events) provided by dbGrade which uses FAME (database). Such adjustments to the historical stock prices provided by dbGrade may be different from the adjustments for corporate events set forth below. Therefore, the Value Factor Index has limited performance history and no actual investment which allowed tracking of the performance of the Value Factor Index was possible before the Live Date. The Index Sponsor will calculate the level of the Value Factor Index (the “Index Closing Level”) on each Index Calculation Date as described below under “Calculation of the Index Closing Level.” The Index Closing Level on the Index Commencement Date was set at 1,000.

The Reference Index is a benchmark stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI” or the “Reference Index Sponsor”). The Reference Index includes the same constituent stocks as the MSCI World Index, which is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of certain developed equity markets in U.S. dollar values. The Reference Index is rebalanced in February, May, August and November, coinciding with the quarterly and semi-annual reviews of the MSCI World Index. Unlike the MSCI World Index, all constituents of the Reference Index are given an equal weight at each quarterly rebalance date. As of May 31, 2016, the Reference Index comprises over 1,639 large and mid-cap equity securities from the following 23 developed equity markets: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.

Calculation of the Index Closing Level

The Value Factor Index is rebalanced on each monthly Index Reconstitution Date, which is typically the 6th calendar day of each month. The Index Closing Level will generally increase if the Top Index outperforms the Bottom Index measured during the period from the previous Index Reconstitution Date to the day of calculation, and decrease if the Top Index underperforms the Bottom Index measured during the same period. The Index Closing Level on each Index Calculation Date will reflect its notional long exposure to the Top Index and notional short exposure to the Bottom Index, subject to deduction on a daily basis for notional costs assessed at the sum of the Long Leg Cost Rate and Short Leg Cost Rate. The Index Closing Level is calculated using the following formula:

where:

IL(t)	is the Index Closing Level on such Index Calculation Date;

IL(tR)	is the Index Closing Level on the Index Reconstitution Date immediately preceding such Index Calculation Date;

TIL(t)	is the closing level of the Top Index (the “Top Index Level”) on such Index Calculation Date;

TIL(tR)	is the Top Index Level on the Index Reconstitution Date immediately preceding such Index Calculation Date;

BIL(t)	is the closing level of the Bottom Index (the “Bottom Index Level,” together with the Top Index Level, the “Underlying Index Closing Level”) on such Index Calculation Date;

BIL(tR)	is the Bottom Index Level on the Index Reconstitution Date immediately preceding such Index Calculation Date;

LLC	is the Long Leg Cost Rate of 0.40% per annum;

SLC	is the Short Leg Cost Rate of 0.45% per annum; and

ACT(tR,t)	is the number of calendar days from, but excluding, the Index Reconstitution Date immediately preceding such Index Calculation Date to, and including, such Index Calculation Date.

“Index Calculation Date” means each Underlying Index Calculation Date (as defined below, subject to adjustment by the Underlying Index Sponsor) and is expected to be each Index Business Day.

“Index Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“Index Reconstitution Date” means the 6th calendar day of each calendar month, or if such day is not a MSCI Trading Day, the first MSCI Trading Day immediately following such day.

“MSCI Trading Day” means a Trading Day in relation to all stock constituents of the Reference Index.

“Trading Day” means (a) in relation to a stock, any day on which the primary exchange relating to such stock is scheduled to be open for its usual trading session, (b) in relation to an Underlying Index, any day that is a Trading Day in relation to all of its sub-indices; or (c) in relation to a sub-index of an Underlying Index, any day that is a Trading Day in relation to all constituents of such sub-index and, if relevant, all stocks comprising the new constituents.

The Index Sponsor will publish the Index Closing Level for each Index Business Day as soon as reasonably practicable after 16:00 London time on the next Index Business Day following such Index Business Day at the Index Sponsor’s principal office in London, on the Index Sponsor’s website under the heading “DB Equity Sector Neutral Value Factor Index — USD — Excess Return,” on Bloomberg page DBGLSNVU and Reuters page .DBGLSNVU, or at such other information sources as the Index Sponsor may select from time to time at its sole and absolute discretion. The Index Sponsor may, at any time and without notice, increase the frequency of publication of the Index Closing Level.

Top Index and Bottom Index

The Deutsche Bank Equity Sector-Neutral Value Factor Top Index — USD — Net Total Return Index, which we refer to as the Top Index, is designed to reflect the performance of a monthly rebalanced notional portfolio of high value stocks representing the top 20% of the constituent stocks comprising the Reference Index with the highest value scores, excluding certain stocks in the Reference Index on the basis of liquidity. For each constituent stock of the Reference Index (a “Reference Index Stock”), the value score (the “Value Score”) of such Reference Index Stock, if available, is calculated using a sector-normalized EBITDA/EV ratio and a sector-normalized trailing 12-month dividend yield as described below. The Deutsche Bank Equity Sector-Neutral Value Factor Bottom Index — USD — Gross Total Return Index, which we refer to as the Bottom Index, is designed to reflect the performance of a monthly rebalanced notional portfolio of low value stocks representing the bottom 20% of the Reference Index Stocks with the lowest Value Scores, excluding certain Reference Index Stocks on the basis of liquidity and stock borrow cost. We refer to each of the Top Index and the Bottom Index as an Underlying Index.

Each Underlying Index is rebalanced monthly and the selected constituent stocks are equally weighted on each reconstitution date, as further described below. The calculation of the Top Index and the Bottom Index includes a cost deduction of 0.02% (in the case of the Top Index) and -0.02% (in the case of the Bottom Index) in connection with reconstitution of their relevant sub-indices, subject to certain adjustments as described below. The negative 0.02% reconstitution cost will increase the level of the Bottom Index and, because the Value Factor Index has a notional short exposure to the Bottom Index, will effectively reduce the level of the Value Factor Index.

Both Underlying Indices are total return indices whose index levels reflect cash dividend reinvestment, meaning that they measure the market performance of their constituent stocks in terms of both price performance and income from cash dividend payments. Cash dividends are deemed reinvested in the relevant Underlying Index on the day the dividend-paying stock is quoted ex-dividend. The Top Index is a net total return index calculated so that the amount of cash dividend reinvested is equal to the cash dividend distributed after taking account of the hypothetical tax rate (the “Withholding Tax Rate”) at which the relevant jurisdiction generally taxes (or imposes a withholding tax upon) cash dividends paid by corporations incorporated in such jurisdiction to a non-resident of the relevant jurisdiction as determined by the Underlying Index Calculation Agent by reference to established industry sources. The Bottom Index is a gross total return index calculated so that the amount of cash dividend deemed reinvested is equal to the cash dividend distributed, irrespective of any tax accruals, deductions or withholding. Net total return indices are often used for tracking notional long positions, whose hypothetical dividend incomes would be subject to withholding tax, while gross total return indices are often used for tracking notional short positions, whose hypothetical dividend payments would have to be repaid by the holder of a short position to the stock lender without reduction for tax withholding.

Each Underlying Index is calculated after converting the trading prices of the relevant index constituents into U.S. dollars at the relevant exchange rates. Each Underlying Index has been calculated on a live basis since the Live Date of the Value Factor Index and has been retrospectively calculated since the Index Commencement Date. Therefore, each Underlying Index has limited performance history and no actual investment that allowed tracking of the performance of such Underlying Index was possible before the Live Date. Deutsche Bank AG, London Branch (the “Underlying Index Calculation Agent”) will calculate the Underlying Index Closing Levels on each Underlying Index Calculation Date as described below under “Calculation of the Sub-Index Closing Level” and “Underlying Index Construction and Calculation.” The Underlying Index Closing Levels of both Underlying Indices were set at 1,000 on the Index Commencement Date.

The “Underlying Index Calculation Date” means any weekday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

Addition or Deletion of Sub-Indices

Each Underlying Index currently consists of one sub-index (“Sub-Index 1”). If there are changes in the aggregate outstanding notional investment of financial products linked to an Underlying Index, one or more additional sub-indices (each, a “Sub-Index”, and together with Sub-Index 1, the “Sub-Indices”) may be created and added to such Underlying Index. Similarly, Sub-Indices may also be removed from an Underlying Index, subject to the requirement that there be at least one Sub-Index at all times. See “Underlying Index Construction and Calculation” below for more information about the addition and deletion of Sub-Indices. Each Sub-Index is reconstituted on a monthly basis and its constituents (the “Sub-Index Constituents”) will be selected at the same time using the same criteria as further detailed below under “Sub-Index Reconstitution,” except that each Sub-Index will have its own reconstitution dates (each, a “Sub-Index Reconstitution Date”).

Sub-Index Reconstitution

On the last Underlying Index Calculation Date of each calendar month (the “Selection Date”), the Underlying Index Calculation Agent will select, for each Sub-Index to be reconstituted in the immediately following calendar month, the Sub-Index Constituents from the Reference Index Stocks based on their Value Scores on such Selection Date.

Calculating the Value Scores

The Value Score of a stock is used as the basis for selecting Sub-Index Constituents and is calculated using a sector-normalized EBITDA/EV ratio and a sector-normalized trailing 12-month dividend yield. On each Selection Date, the Underlying Index Calculation Agent will determine the Value Scores in accordance with the following four steps.

First, the Underlying Index Calculation Agent will identify the Reference Index Stocks on such Selection Date, and select from the Reference Index Stocks the eligible “Scoring Pool Stocks” by excluding those stocks (a) whose Operational Yield and/or Dividend Yield cannot be determined by the Underlying Index Calculation Agent or (b) whose Worldscope Trailing 12-Month Total Dividend Per Share is zero.

The “Operational Yield” is 1 divided by the EV/EBITDA ratio, which is the ratio of the enterprise value (EV) to the earnings before interest, tax, depreciation and amortization (EBITDA) of the issuer of the relevant stock on the Selection Date, as determined by the business unit of Thomson Reuters Corp. trading as Worldscope Fundamentals or any successor (“Worldscope”) and disseminated by FactSet Research Systems Inc. or any successor (“FactSet”) under the mnemonic “WSF_ENTRPR_VAL_EBITDA_OPER” on the Selection Date.

The “Dividend Yield” is the Worldscope Trailing 12-Month Total Dividend Per Share of the relevant stock divided by the Worldscope Price of such stock. The “Worldscope Trailing 12-Month Total Dividend Per Share” is the sum of the dividends paid by the issuer of such stock over the twelve-month period immediately preceding the Selection Date, as determined by Worldscope and disseminated by FactSet under the mnemonic “WM_DIV.” The “Worldscope Price” is the last price of such stock on the Selection Date, as determined by Worldscope and disseminated by FactSet under the mnemonic “WSF_PRICE_CLOSE_CP.”

Second, the Underlying Index Calculation Agent will compute the Operational Yield and Dividend Yield for each Scoring Pool Stock, rank them respectively from the highest to the lowest and then calculate the “Operational Yield Score” and the “Dividend Yield Score” for such Scoring Pool Stock by applying the Inverse Standard Normal Cumulative Distribution Function in Microsoft Excel to the ratio of (a) their respective rankings divided by (b) 1 (one) plus the number of Scoring Pool Stocks. The purpose of this step is to assign increasingly higher scores to the stocks whose Operational Yield or Dividend Yield is ranked further above the mean, and increasingly lower scores to the stocks whose Operational Yield or Dividend Yield is ranked further below the mean. For example, if there are 100 Scoring Pool Stocks, the difference between the Operational Yield Score (or Dividend Yield Score) of stocks ranked 51 and 52 will be relatively small (as they are both very close to the mean) while such difference in score between stocks ranked 91 and 92 will be greater (as they are farther away from the mean). This serves to differentiate to a greater degree stocks whose scores are far away from the mean (either positively or negatively).

Third, the Underlying Index Calculation Agent will separate the Scoring Pool Stocks by MSCI GICS® Sector (as determined and published by the Reference Index Sponsor under the “GICS Sector” heading) and calculate their sector-normalized Operational Yield Scores and sector-normalized Dividend Yield Scores. Sector normalization is a process that takes into account and adjusts for the fact that companies in different industries tend to exhibit different Operational Yield and Dividend Yield metrics, which we refer to as inherent sector bias. For example, young technology companies tend to focus less on earnings and dividend yields while mature companies in traditional industries tend to focus heavily on earnings and dividends. These industry sector biases are not necessarily reflective of relative value of the companies across sectors. To mitigate the inherent sector bias, both the Operational Yield and Dividend Yield scores are sector normalized using the average and the standard deviation of the Operational Yield Score and Dividend Yield Score, respectively, for each industry sector. The sector-normalized Operational Yield Score (or Dividend Yield Score) for each Scoring Pool Stock is equal to (a) the Operational Yield Score (or Dividend Yield Score) minus the average Operational Yield Score (or Dividend Yield Score) in the MSCI GICS® Sector of such Scoring Pool Stock, divided by (b) the standard deviation of the Operational Yield Scores (or Dividend Yield Scores) in such MSCI GICS® Sector.

Fourth, the Underlying Index Calculation Agent will calculate the Value Score for each Scoring Pool Stock, which is equal to the sum of its sector-normalized Operational Yield Score and sector-normalized Dividend Yield Score.

Selecting the Sub-Index Constituents

Sub-Index 1 comprises stocks, and any additional Sub-Indices, if created, will comprise the same stocks selected from the Selection Pool Stocks on the relevant Selection Date. The Underlying Index Calculation Agent will identify the Selection Pool Stocks by excluding Reference Index Stocks on the basis of liquidity, stock borrow cost and ability to determine a Value Score. Therefore, the “Selection Pool Stocks” include all Reference Index Stocks except those stocks (a) whose average daily trading volume in the previous 60 weekdays (the “ADV”) is ranked lower than the 20th percentile among the Reference Index Stocks, (b) whose ADV, Operational Yield and/or Dividend Yield cannot be determined by the Underlying Index Calculation Agent or (c) in the case of Bottom Index only, whose stock borrow cost is greater than 1% per annum.

After the Selection Pool Stocks are identified by the Underlying Index Calculation Agent on the relevant Selection Date, the Selection Pool Stocks will be ranked by their Value Scores. Each Sub-Index of the Top Index will comprise the top 20% of the Selection Pool Stocks with the highest Value Scores, and each Sub-Index of the Bottom Index will comprise the bottom 20% of the Selection Pool Stocks with the lowest Value Scores. Each Selection Pool Stock identified in the manner described above will be a Sub-Index Constituent for the relevant Sub-Index following its Sub-Index Reconstitution Date. The Sub-Index Constituents will be equally weighted on the Sub-Index Reconstitution Date and the “New Weight” of each Sub-Index Constituent will be equal to 1 (one) divided by the number of Sub-Index Constituents. We refer to each Sub-Index Constituent comprising a Sub-Index following a Sub-Index Reconstitution Date, as a new Sub-Index Constituent, and each Sub-Index Constituent comprising a Sub-Index on or prior to a Sub-Index Reconstitution Date, as a previous Sub-Index Constituent.

Calculation of the Sub-Index Closing Level

For each Sub-Index, the Underlying Index Calculation Agent will calculate the closing level of such Sub-Index (the “Sub-Index Closing Level”) on each Underlying Index Calculation Date based on the performance of the Sub-Index Constituents on such Underlying Index Calculation Date, determined after converting the closing price of each Sub-Index Constituent into U.S. dollars. If, on a Sub-Index Reconstitution Date, one or more new Sub-Index Constituents for a Sub-Index is determined to be a “Restricted Stock” that Deutsche Bank AG and/or any of its affiliates is restricted from dealing in pursuant to regulatory or legal obligations or internal policies, the Underlying Index Calculation Agent will remove such stocks from the Sub-Index Constituents and replace such stocks with a notional Cash Amount (as defined below) deemed to be included in such Sub-Index effective on the immediately following Underlying Index Calculation Date.

The Sub-Index Closing Level is calculated using the following formula:

CSIL (t) = SICA (t) + S Pi (t) x FXi (t) x Ni (t)

where:

CSIL(t)	is the Sub-Index Closing Level of a Sub-Index on the relevant Underlying Index Calculation Date;

SICA(t)	is the Cash Amount of such Sub-Index on such Underlying Index Calculation Date;

Pi(t)	is the closing price of a Sub-Index Constituent on such Underlying Index Calculation Date;

FXi(t)	is the exchange rate between the relevant currency of such Sub-Index Constituent and U.S. dollars on such Underlying Index Calculation Date;

Ni(t)	is the Unit Weight of such Sub-Index Constituent on such Underlying Index Calculation Date, as described below under “Determining the Unit Weight”; and

S	is the operation of adding a series of numbers.

Because the closing price of each Sub-Index Constituent is converted into U.S. dollars for purposes of calculating the Sub-Index Closing Level, the Underlying Indices and the Value Factor Index will be exposed to currency exchange rate risk with respect to each of the currencies in which the Sub-Index Constituents trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Sub-Index Constituents denominated in each such currency. A net depreciation of the U.S. dollar against the currencies in which the Sub-Index Constituents trade will result in an increase in the level of the relevant Underlying Index. Conversely, a net appreciation of U.S. dollar against such currencies will result in a decrease in the level of the relevant Underlying Index. Fluctuations in currency exchange rates can have a continuing impact on the levels the Underlying Indices and the Value Factor Index.

On the Underlying Index Calculation Date immediately following a Sub-Index Reconstitution Date, the “Cash Amount” is equal to the sum of, for all such Restricted Stocks, the product of (a) the Sub-Index Closing Level on such Sub-Index Reconstitution Date (calculated by reference to the previous Sub-Index Constituents), (b) 1 (one) minus the Total Reconstitution Cost on such Sub-Index Reconstitution Date and (c) the New Weight of such stock prior to its removal.

Determining the Unit Weights

Following each Selection Date, the Underlying Index Calculation Agent will reconstitute each Sub-Index on its immediately following Sub-Index Reconstitution Date by replacing the previous Sub-Index Constituents with the equally weighted new Sub-Index Constituents. In order to do so, the Underlying Index Calculation Agent will calculate the Unit Weight of each new Sub-Index Constituent applicable after reconstitution. The Unit Weight of each new Sub-Index Constituent is equal to the notional number of units required to give equal weighting to each Sub-Index Constituent in the Sub-Index, reduced by a pro rata share of the Total Reconstitution Cost incurred in connection with notionally replacing and rebalancing the previous Sub-Index Constituents with the new Sub-Index Constituents.

If at any time any Sub-Index Constituent is expected to pay a cash dividend, the Unit Weight of such Sub-Index Constituent will be increased on the day such Sub-Index Constituent is traded ex-dividend on its primary exchange to account for the reinvested dividend (in the case of a Sub-Index Constituent comprising the Top Index, the reinvested dividend will be the cash dividend after taking into account the Withholding Tax Rate). The Unit Weight may also be adjusted to take into account certain corporate events that impact a Sub-Index Constituent. Please see below under “Corporate Events and Their Consequences” for more information.

The “Unit Weight” of each new Sub-Index Constituent is equal to the product of:

(a)	the Sub-Index Closing Level on such Sub-Index Reconstitution Date (calculated by reference to the previous Sub-Index Constituents) times the New Weight of such Sub-Index Constituent on such Sub-Index Reconstitution Date divided by the closing price of such Sub-Index Constituent on such Sub-Index Reconstitution Date, converted into U.S. dollars by reference to the relevant exchange rate; and

(b)	1(one) minus the Total Reconstitution Cost.

The “Total Reconstitution Cost” on each Sub-Index Reconstitution Date is the total cost incurred in connection with notionally selling the previous Sub-Index Constituents, buying the new Sub-Index Constituents and rebalancing the previous Sub-Index Constituents that are also new Sub-Index Constituents. The Total Reconstitution Cost is equal to the sum of, for each stock which is a previous Sub-Index Constituent and/or a new Sub-Index Constituent (other than any stock which is determined to be a Restricted Stock on such Sub-Index Reconstitution Date), the product of (a) the Reconstitution Cost of such stock and (b) the absolute value of the difference between:

(a)	the New Weight of such stock; and

(b)	the ratio of (i) the product of (1) the Unit Weight of such stock on such Sub-Index Reconstitution Date and (2) the closing price of such stock on such Sub-Index Reconstitution Date, converted into U.S. dollars by reference to the relevant exchange rate divided by (ii) the Sub-Index Closing Level on such Sub-Index Reconstitution Date (calculated by reference to the previous Sub-Index Constituents).

For the purposes of this calculation, the Unit Weight for each new Sub-Index Constituent that is not a previous Sub-Index Constituent is equal to zero, and the New Weight for each previous Sub-Index Constituent that is not a new Sub-Index Constituent is equal to zero.

The “Reconstitution Cost” is a per unit cost of (a) for the Top Index, 0.02% or (b) for the Bottom Index, -0.02%. The Reconstitution Cost may be adjusted by the Underlying Index Sponsor by an amount necessary to cover any change in the cost of transacting in such stock on the relevant exchange due to any increase or imposition of financial transactions tax by a relevant taxing authority, if applicable. Any change in the Reconstitution Cost will only become effective following the publication of a notice on the Underlying Index Sponsor’s website specifying such change in the Reconstitution Cost.

Underlying Index Construction and Calculation

On the 15th calendar day of each calendar month, if the Underlying Index Sponsor determines that the aggregate outstanding notional investment of the financial products linked in whole or in part to an Underlying Index or the Euro denominated version of such Underlying Index has reached a higher Sub-Index Determination Band (as defined below) or fallen into a lower Sub-Index Determination Band, the Underlying Index Sponsor will determine whether the existence of such event is material in respect of the reconstitution of the existing Sub-Index or Sub-Indices. If the Underlying Index Sponsor determines that such event is material, the Underlying Index Sponsor will add (if the total notional investment has increased) or remove (if the total notional investment has decreased) one or more Sub-Indices as determined in its reasonable discretion. The Underlying Index Sponsor will publish its determination at least 10 calendar days prior to effecting such change.

“Sub-Index Determination Band” means, each of:

(a)	EUR 0 to EUR 200,000,000 (inclusive);

(b)	EUR 200,000,001 to EUR 400,000,000 (inclusive);

(c)	EUR 400,000,001 to EUR 600,000,000 (inclusive);

(d)	EUR 600,000,001 to EUR 800,000,000 (inclusive); and

(e)	thereafter, each band from, but excluding, the upper end of the previous Sub-Index Determination Band to, and including, the next multiple of EUR 200,000,000.

If an additional Sub-Index is, or Sub-Indices are, created and added, the Underlying Index will be rebalanced among Sub-Indices on the 1st calendar day of each month (each, a “Sub-Index Rebalancing Date”) so that each of the Sub-Indices will be equally weighted.

Following the initial constitution of an Underlying Index and its Sub-Index 1, the Underlying Index Calculation Agent will continue to reconstitute Sub-Index 1 every month on the relevant Sub-Index Reconstitution Date. In relation to any additional Sub-Index, the Underlying Index Calculation Agent will reconstitute such Sub-Index on each monthly Sub-Index Reconstitution Date for such additional Sub-Index using the new Sub-Index Constituents identified on the relevant Selection Date.

The Underlying Index Calculation Agent will calculate the Underlying Index Closing Level for each Underlying Index on each Underlying Index Calculation Date. The Underlying Index Closing Level is equal to the sum of, for each

Sub-Index of such Underlying Index, the product of (a) the Sub-Index Closing Level of such Sub-Index and (b) the Sub-Index Weight of such Sub-Index on such Underlying Index Calculation Date.

The Underlying Index Calculation Agent will determine, on each Sub-Index Rebalancing Date, the “Sub-Index Weight” of each Sub-Index so that each Sub-Index has an equal impact on the overall Underlying Index Closing Level. The Sub-Index Weight of each Sub-Index effective on the immediately following Calculation Date is equal to:

(a)	the sum of (i) the Underlying Index Closing Level on such Sub-Index Rebalancing Date and (ii) the total dividend adjustment amount that reflects the difference between the expected dividends and the actual dividends paid (after taking account of the Withholding Tax Rate in the case of the Top Index) on such Sub-Index Rebalancing Date following the adjustment on such Sub-Index Rebalancing Date; divided by

(b)	the product of (i) the Sub-Index Closing Level on such Sub-Index Rebalancing Date and (ii) the number of Sub-Indices constituting such Underlying Index immediately following such Sub-Index Rebalancing Date.

The Underlying Index Sponsor will publish the Underlying Index Closing Levels on each Underlying Index Calculation Date as soon as reasonably practicable after 16:00 London time on the next Underlying Index Calculation Date following such Underlying Index Calculation Date at the Underlying Index Sponsor’s principal office in London, on the Underlying Index Sponsor’s website, on Bloomberg and/or Reuters, or at such other information sources as the Underlying Index Sponsor may select from time to time at its sole and absolute discretion. The Underlying Index Sponsor may, at any time and without notice, either permanently or temporarily increase the frequency of publication of the Underlying Index Closing Levels.

Corporate Events and Their Consequences

The following sections describe how an Underlying Index will be adjusted to reflect certain corporate events and to preserve the economic value of such Underlying Index. In circumstances where the holder of a stock would be required to choose between several alternative options, such as cash or shares distribution, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will determine which alternative is to be taken and adjust the relevant Underlying Index accordingly.

Stock Reclassification, Stock Distribution, Spin-off or Rights Issuance

Following the declaration by the issuer of a Sub-Index Constituent of the terms of any stock reclassification, stock distribution, spin-off or rights issuance (each, an “Adjustment Event”), the Underlying Index Calculation Agent will adjust the Unit Weight of such Sub-Index Constituent or the Cash Amount (if any Sub-Index Constituent or any distributed asset is removed from the relevant Sub-Index due to such Adjustment Event) to take into account the dilutive or concentrative effect of such Adjustment Event on the theoretical value of the affected Sub-Index Constituent in accordance with the formulaic rules of the Underlying Index.

Other Potential Adjustment Events

Following the declaration by an issuer of the terms of any Other Potential Adjustment Event, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will determine in its reasonable discretion whether such Other Potential Adjustment Event has a dilutive or concentrative effect on the theoretical value of the relevant Sub-Index Constituent. In determining the impact on such theoretical value, the Underlying Index Calculation Agent may take into account any tax, duty, withholding, deduction or other charge which would be sustained or incurred by a holder of such Sub-Index Constituent that is a financial institution resident in Germany as a result of such Other Potential Adjustment Event. If the Underlying Index Calculation Agent determines that such Other Potential Adjustment Event has a dilutive or concentrative effect on the theoretical value of the relevant Sub-Index Constituent, then in relation to such Sub-Index Constituent and Sub-Index, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will make such determinations and/or adjustments that in its reasonable discretion are required to take account of such event, including (a) adjusting the Unit Weight of such Sub-Index Constituent and/or the formula for determining the relevant Underlying Index Level and/or any other provisions of the rules of such Underlying Index and (b) determine the effective date of such adjustment.

“Other Potential Adjustment Event” means any of the following:

(a)	a call by the issuer of a Sub-Index Constituent in respect of such Sub-Index Constituent that is not fully paid;

(b)	a repurchase by the issuer of a Sub-Index Constituent or any of its affiliates of the relevant Sub-Index Constituent whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(c)	in respect of the issuer of a Sub-Index Constituent, an event that results in any shareholder rights being distributed, or becoming separated from shares of common stock or other shares of the capital stock of the issuer of such Sub-Index Constituent pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value upon the occurrence of certain events;

(d)	any redemption of shareholder rights referred to in (c) above; or

(e)	any other event that may have, in the opinion of the Underlying Index Sponsor, a dilutive, concentrative or other effect on the theoretical value of a Sub-Index Constituent.

Delisting

Upon the announcement of a delisting of a Sub-Index Constituent by its primary exchange, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will determine whether a suitable exchange for such Sub-Index Constituent exists. If no suitable exchange exists, the Underlying Index Calculation Agent will (a) increase the Cash Amount of each relevant Sub-Index to an amount to offset the removal of the delisted Sub-Index Constituent and (b) remove such delisted Sub-Index Constituent from such Sub-Index. If a suitable exchange exists, the suitable exchange will be deemed to be the primary exchange for such Sub-Index Constituent.

Merger, Tender Offer, Nationalization or Insolvency

If a merger event, tender offer, nationalization or insolvency occurs in relation to a Sub-Index Constituent and/or an issuer of a Sub-Index Constituent, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will make such determinations and/or adjustments that are required to be taken to account for such event. In particular, and without limitation, the Underlying Index Calculation Agent, in making such determination, will (a) make such adjustments to any one or more of the provisions of the Underlying Index rules and/or take such actions that are required to account for the merger event, tender offer, nationalization or insolvency and (b) determine the effective date of such adjustments. In making such determination, the Underlying Index Calculation Agent in consultation with the Underlying Index Sponsor may, without limitation, take into account any adjustment in respect of the merger event, tender offer, nationalization or insolvency made by a Related Exchange to options contracts or futures contracts on the relevant Sub-Index Constituent traded on that Related Exchange when determining the appropriate adjustment.

“Related Exchange” means, in relation to a stock, any exchange, trading system or quotation system on which, in the Underlying Index Calculation Agent determination, where derivatives linked to such share usually trade.

Market Disruption Events and their Consequences

If the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, determines that a Market Disruption Event occurs or subsists on any day, the Underlying Index Sponsor will determine whether the occurrence or existence of such Market Disruption Event is material in respect of the reconstitution of the Sub-Indices and/or the calculation of the Underlying Index Closing Levels.

In the event that the Underlying Index Sponsor determines that the occurrence or existence of a Market Disruption Event is material to such reconstitution or calculation, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will make such determinations and/or adjustments that, in its determination, are required to take account of such Market Disruption Event. In particular (and without limitation), the Underlying Index Calculation Agent, in making such determination, may:

(a)	if such day would otherwise be a Sub-Index Rebalancing Date or a Sub-Index Reconstitution Date;

(i)	determine that such day shall still be such Sub-Index Rebalancing Date or Sub-Index Reconstitution Date, as the case may be, and determine any necessary values (including, without limitation, the Underlying Index Closing Levels and/or the closing price of any relevant Sub-Index Reconstitution Constituent on such day) by reference to the prevailing market conditions and such other factors it determines appropriate; or

(ii)	determine that such day shall not be a Sub-Index Rebalancing Date or Sub-Index Reconstitution Date, as the case may be, and that the Sub-Index Rebalancing Date or the Sub-Index Reconstitution Date, as the case may be, will be such other day as the Underlying Index Calculation Agent shall select, in which case, the reconstitution or rebalancing, as the case may be, of the Sub-Index will instead take place on such new Sub-Index Rebalancing Date or Sub-Index Reconstitution Date, as the case may be; and

(b)	if such day is an Underlying Index Calculation Date but would not otherwise be a Sub-Index Rebalancing Date or a Sub-Index Reconstitution Date:

(i)	calculate the relevant Underlying Index Closing Level having regard to the then prevailing market conditions, the last reported closing price of any relevant Sub-Index Reconstitution Constituent and/or such other conditions that the Underlying Index Calculation Agent determines relevant for the calculation of the relevant Underlying Index Closing Level; or

(ii)	determine that no Underlying Index Closing Level will be calculated for such day.

“Sub-Index Reconstitution Constituent” means, in relation to a day, each Sub-Index Constituent on such day and, if such day falls on a Sub-Index Reconstitution Date, each Sub-Index Constituent comprising or which, but for the occurrence of a Market Disruption Event, would comprise the Sub-Index reconstituted on such Sub-Index Reconstitution Date.

“Market Disruption Event” means, in relation to a Sub-Index Reconstitution Constituent, the occurrence or existence of:

(a)	any suspension of or limitation imposed on trading by any exchange or Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by such exchange or Related Exchange or otherwise relating to (i) the exchange as a whole, (ii) such Sub-Index Reconstitution Constituent on the exchange or (iii) options contracts or futures contracts relating to such Sub-Index Reconstitution Constituent on the Related Exchange;

(b)	any event (other than an early closure covered in clause (c)) that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or to obtain market values for, such Sub-Index Reconstitution Constituent on any relevant exchange or (ii) to effect transactions in, or obtain market values for options contracts or futures contracts relating to such Sub-Index Reconstitution Constituent on any relevant Related Exchange, in either case, at any time during either (1) the one-half hour period that ends at the Scheduled Closing Time (if the relevant day is an Underlying Index Calculation Date but not a Sub-Index Reconstitution Date) or (2) the regular trading session on the relevant exchange or Related Exchange without regard to after-hours trading or any other trading outside of the regular trading session hours on the relevant day (if such day is a Sub-Index Reconstitution Date);

(c)	the closure on any Underlying Index Calculation Date of any exchange or any Related Exchange prior to its scheduled closing time unless such earlier closing time is announced by such exchange or such Related Exchange, as the case may be, at least one hour prior to (i) the actual closing time for the regular trading session on such exchange or such Related Exchange on such Underlying Index Calculation Date or, if earlier, (ii) the submission deadline, if applicable, for orders to be entered into such exchange or such Related Exchange system for execution at the scheduled closing time on such Underlying Index Calculation Date;

(d)	with regards to a Sub-Index Constituent whose Relevant Currency is not U.S. dollars, the determination by the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, that as a result of the occurrence of an event which has or would have the effect of preventing, restricting or delaying Deutsche Bank AG, its affiliates or non-affiliated third parties from (i) converting the Relevant Currency of a Sub-Index Constituent into U.S. dollars through customary legal channels or transferring within or from the relevant jurisdiction either currency, (ii) converting such Relevant Currency into U.S. dollars at a rate at least as favourable as the rate for domestic institutions located in the relevant jurisdiction, (iii) delivering such Relevant Currency or U.S. dollars from accounts inside the relevant jurisdiction to accounts outside such jurisdiction or (iv) transferring such Relevant Currency or U.S. dollars between accounts inside the relevant jurisdiction or to a party that is a non-resident of such jurisdiction, the ability of Deutsche Bank AG, its affiliates or non-affiliated third parties to acquire, hold, transfer or realize or otherwise to effect transactions in relation to such Sub-Index Constituent is likely to be affected;

(e)	the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, determining that as a result of a relevant jurisdiction (i) imposing any controls or announcing its intention to impose any controls, (ii) implementing or announcing its intention to implement any laws or regulations or (iii) changing or announcing its intention to change the interpretation or administration of any laws or regulations, the ability of Deutsche Bank AG, its affiliates or non-affiliated third parties to acquire, hold, transfer or realize or otherwise to effect transactions in relation to such Sub-Index Reconstitution Constituent is likely to be affected; or

(f)	a general moratorium is declared in relation to banking activities in the country in which any exchange is located.

“Relevant Currency” means, in relation to a Sub-Index Constituent, the currency in which the closing price of such Sub-Index Constituent on the primary exchange is denominated.

Selection Disruption Events and Their Consequences

If the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, determines that it is unable to obtain from FactSet some or all of the data required to determine the relevant ADVs, Operational Yields, the Dividend Yields and/or the Value Scores (a “Selection Disruption Event”) on a Selection Date (a “Selection Disruption Date”), the Underlying Index Sponsor will determine whether the occurrence or existence of such Selection Disruption Event is material in respect of Sub-Index reconstitution.

In the event that the Underlying Index Sponsor determines that the occurrence or existence of a Selection Disruption Event is material, the Selection Date will be the first succeeding Underlying Index Calculation Date that is not a Disrupted Day and the relevant Sub-Index Reconstitution Date will be postponed accordingly. However, if the Underlying Index Sponsor determines that the relevant Selection Disruption Event is not, or will not be, temporary or each of the five Underlying Index Calculation Dates immediately following the Selection Disruption Date is a Disrupted Day, the Underlying Index Sponsor will:

(a)	make such determinations and/or adjustments that, in its determination, are required to take account of such Selection Disruption Event (including, without limitation, determining that the relevant Sub-Index reconstitution will not take place or, if the Selection Disruption Event is in relation to a data source, using an alternative data source in lieu of such disrupted data source); or

(b)	notwithstanding the section “Change in Methodology of the Value Factor Index or the Underlying Indices and Termination,” terminate the calculation and publication of the relevant Underlying Index.

“Disrupted Day” means any Underlying Index Calculation Date on which a Selection Disruption Event has occurred or is continuing.

Reference Index Event and their Consequences

Upon the occurrence of any Reference Index Event, the Underlying Index Sponsor will make such determinations and/or adjustments that, in its reasonable discretion, are required to take account of such event. In particular, and without limitation, the Underlying Index Sponsor, in exercising its reasonable discretion, may:

(a)	make such adjustments to the terms of the relevant Underlying Index (including, without limitation, selecting a successor Reference Index) as it considers reasonably appropriate;

(b)	decide that the day on which such event occurs will not be an Underlying Index Calculation Date or Trading Day; and/or

(c)	permanently cease to calculate and publish the relevant Underlying Index Closing Level and cancel the relevant Underlying Index.

“Reference Index Event” means a Reference Index Cancellation, Reference Index Disruption or Reference Index Modification.

“Reference Index Cancellation” means that at any relevant time the sponsor of the Reference Index or any successor sponsor permanently cancels the Reference Index.

“Reference Index Disruption” means that at any relevant time the sponsor of the Reference Index or any successor sponsor fails to disseminate the constituents of the Reference Index, calculate such Reference Index and/or publish the levels of such Reference Index or any other relevant data on any day on which such Reference Index details were scheduled to be published.

“Reference Index Modification” means that at any relevant time the sponsor of the Reference Index or any successor sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Reference Index or in any way materially modifies the Reference Index or any relevant data (other than modification prescribed in its formula or method to maintain the Reference Index, or permitted changes in its constituents and/or other routine events).

Index Sponsor and Underlying Index Sponsor

All determinations made by the Index Sponsor in respect of the Value Factor Index will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error. The Index Sponsor may delegate and/or transfer any of its obligations or functions under the terms of the Value Factor Index to one or more third parties as it deems appropriate from time to time. The above paragraph is also applicable to the Underlying Index Calculation Agent and Underlying Index Sponsor (as appropriate) in respect of the Underlying Indices.

Change in Methodology of the Value Factor Index or the Underlying Indices and Termination

The following paragraphs in this section are also applicable to the Underlying Index Calculation Agent and the Underlying Index Sponsor in respect of the Underlying Indices, with the Underlying Index Calculation Agent calculating and determining the Underlying Indices and the Underlying Index Sponsor having the authority to modify or change the methodology of the Underlying Indices (as described above).

In calculating and determining the value of the Value Factor Index, the Index Sponsor will, subject as provided below, employ the methodology described herein and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Value Factor Index, no assurance can be given that market, regulatory, judicial, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of any constituent of the Value Factor Index or any other events affecting transactions on the same or similar terms to any described herein) will not arise that would, in the view of the Index Sponsor, necessitate or make desirable a modification of or change to such methodology.

Accordingly:

(a)	the Index Sponsor shall be entitled to make such modifications and/or changes as it, in its reasonable discretion, deems appropriate, including (without limitation):

(i)	to correct any manifest error or proven error contained in the methodology described herein;

(ii)	to cure, correct or supplement any contradictory or defective provision contained in the methodology described herein; and/or

(iii)	if market, regulatory, juridical, financial, fiscal or other circumstances arise, which were not foreseeable by the Index Sponsor as at the Live Date and such circumstances have not been deliberately caused by the Index Sponsor and such circumstances would, in the determination of the Index Sponsor, necessitate or make desirable such a modification or change of the methodology described herein (including, but without limitation, a change in the frequency of calculation of any Index Closing Level) in order for the Value Factor Index to continue being calculated and determined notwithstanding the relevant circumstances. In deciding what is necessary the Index Sponsor will consider and/or take into account what the Index Sponsor determines to be the intended strategy of the Value Factor Index.

(b)	further, and without limitation to the above provisions, the Index Sponsor shall be entitled to make such modifications and/or changes as it in its reasonable discretion deems appropriate:

(i)	to preserve the intended strategy of the Value Factor Index where such modification and/or change is of a formal, minor or technical nature; and/or

(ii)	if market, regulatory, juridical, financial, fiscal or other circumstances arise, which were not foreseen by the Index Sponsor as at the Live Date and such circumstances have not been deliberately caused by the Index Sponsor and in the determination of the Index Sponsor, such modifications and/or changes would assist in maintaining the intended strategy of the Value Factor Index and/or would ensure that the Value Factor Index can continue to be calculated and determined by the Index Sponsor in light of such circumstances.

In making such modifications however the Index Sponsor will ensure that such modifications or changes will result in a methodology that, in the Index Sponsor’s determination, is consistent in its intended strategy with the methodology described herein. The Index Sponsor may, in its discretion, at any time and without notice, terminate the calculation and publication of the Value Factor Index.

Details of any adjustments made to the Value Factor Index shall be made available by the Index Sponsor on its website and on application to the Index Sponsor’s principal office in London. Access to any such publication may be restricted by means determined as appropriate by the Index Sponsor in its reasonable discretion including, but not limited to, password protection on the Index Sponsor’s website.

ANNEX II

DEUTSCHE BANK EQUITY SECTOR-NEUTRAL QUALITY FACTOR
USD — EXCESS RETURN INDEX

The Deutsche Bank Equity Sector-Neutral Quality Factor — USD — Excess Return Index (Bloomberg: DBGLSNQU <Index>) (the “Quality Factor Index”) is a proprietary index of Deutsche Bank AG, London Branch (the “Index Sponsor”) and is intended to reflect the premium an investor would earn pursuing a quality-driven strategy by taking notional long exposure to a portfolio of stocks ranked as high “quality” stocks, tracked by the Deutsche Bank Equity Sector-Neutral Quality Factor Top — USD — Net Total Return Index (the “Top Index”), and notional short exposure to a portfolio of stocks ranked as low “quality” stocks, tracked by the Deutsche Bank Equity Sector-Neutral Quality Factor Bottom — USD — Gross Total Return Index (the “Bottom Index,” together with the Top Index, the “Underlying Indices”).

Both the Top Index and the Bottom Index are proprietary stock indices calculated, published and disseminated daily by Deutsche Bank AG, London Branch (the “Underlying Index Sponsor”). The stocks comprising both the Top Index and the Bottom Index are selected from the stocks comprising the MSCI World Equal Weight — USD Index (the “Reference Index”) based on the quality scores of these stocks calculated using a sector-normalized return on invested capital and subtracting a sector-normalized accruals ratio. The Top Index will include the top 20% of the Reference Index stocks with the highest quality scores, excluding certain Reference Index stocks on the basis of liquidity and industrial sector, and the Bottom Index will include the bottom 20% with the lowest quality scores, excluding certain Reference Index stocks on the basis of liquidity, industrial sector and stock borrow cost. The Top Index and the Bottom Index are rebalanced monthly and all constituents in the Top Index and the Bottom Index are given an equal weight on each monthly reconstitution date. Both the Top Index and the Bottom Index currently consist of one sub-index. If there are changes in the aggregate outstanding notional investment of financial products linked to the Top Index or the Bottom Index, as applicable, such index may be divided into multiple sub-indices or combined back into fewer sub-indices, subject to the requirement that there be at least one sub-index at all times.

The concept of quality investing is founded on the investment hypothesis that high quality stocks will outperform low quality stocks in the long run. The Quality Factor Index implements its quality-driven strategy by taking a notional long position in the Top Index comprising high quality stocks and a notional short position in the Bottom Index comprising low quality stocks. The strength of a company’s balance sheet and its composition, the quality of its earnings, the ability of a company to generate profits, the rate at which it turns over its assets and the reputation of its management could all be considered aspects of a company’s quality. The Quality Factor Index selects two objective metrics to measure “quality”: return on invested capital and accruals ratio. Return on invested capital is calculated by dividing the after-tax operating income by the book value of invested capital, which includes a company’s equity and all of its financial debts. Return on invested capital is used to measure how well a company is using its capital to generate returns. The accruals ratio is equal to the year-on-year change in the net operating assets of a company divided by the absolute value of its previous year’s net operating assets. The accruals ratio is used to measure how heavily a company depends on accruals (such as accounts receivable) to show a profit. A high accruals ratio may indicate that a company is accruing more each year in outstanding accounts receivable than it is collecting from its customers in cash. The accrual ratio is subtracted from the return on invested capital when computing the Quality Score to reflect that a low accruals ratio is a positive signal and signifies a higher quality stock. Using these two metrics, a stock with a high return on invested capital and a relatively low accruals ratio is more likely to be selected as one of the high quality stocks tracked by the Top Index. Conversely, a stock with a low return on invested capital and a relatively high accruals ratio is more likely to be selected as one of the low quality stocks tracked by the Bottom Index. Generally, the performance of the Quality Factor Index will be positive, reflecting the premium an investor would earn, if the high quality stocks tracked by the Top Index outperform the low quality stocks tracked by the Bottom Index, and negative, reflecting the loss an investor would suffer, if the high quality stocks tracked by the Top Index underperform the low quality stocks tracked by the Bottom Index. Whether the Top Index and the Bottom Index go up or down, if the Top Index outperforms the Bottom Index sufficiently to offset any daily cost deductions as described below, the level of the Quality Factor Index will increase; conversely, if the Top Index underperforms the Bottom Index, the level of the Quality Factor Index will decrease.

The Quality Factor Index is subject to a daily deduction for the sum of the cost of hypothetically implementing the notional long position in the Top Index at a rate of 0.40% per annum (the “Long Leg Cost Rate”) and the cost of implementing the notional short position in the Bottom Index at a rate of 0.45% per annum (the “Short Leg Cost Rate”). In addition, calculation of the Top Index and the Bottom Index includes a cost deduction of 0.02% (in the case of the Top Index) and -0.02% (in the case of the Bottom Index) in connection with reconstitution of their relevant sub-indices, subject to certain adjustments. Because the Quality Factor Index takes a notional short position in the Bottom Index, deduction of a negative 0.02% cost from the Bottom Index will reduce the level of the Quality Factor Index. As a result of these deductions, the levels of the Quality Factor Index will be lower than would otherwise be the case if such costs were not included.

The Quality Factor Index has been calculated on a live basis since July 16, 2013 (the “Live Date”) and has been retrospectively calculated using the same methodology as described herein since February 7, 2000 (the “Index Commencement Date”), except that such retrospective calculations prior to the Live Date used historical stock prices (adjusted to reflect historical corporate events) provided by dbGrade which uses FAME (database). Such adjustments to the historical stock prices provided by dbGrade may be different from the adjustments for corporate events set forth below. Therefore, the Quality Factor Index has limited performance history and no actual investment which allowed tracking of the performance of the Quality Factor Index was possible before the Live Date. The Index Sponsor will calculate the level of the Quality Factor Index (the “Index Closing Level”) on each Index Calculation Date as described below under “Calculation of the Index Closing Level.” The Index Closing Level on the Index Commencement Date was set at 1,000.

The Reference Index is a benchmark stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI” or the “Reference Index Sponsor”). The Reference Index includes the same constituent stocks as the MSCI World Index, which is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of certain developed equity markets in U.S. dollar values. The Reference Index is rebalanced in February, May, August and November, coinciding with the quarterly and semi-annual reviews of the MSCI World Index. Unlike the MSCI World Index, all constituents of the Reference Index are given an equal weight at each quarterly rebalance date. As of May 31, 2016, the Reference Index comprises over 1,639 large and mid-cap equity securities from the following 23 developed equity markets: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.

Calculation of the Index Closing Level

The Quality Factor Index is rebalanced on each monthly Index Reconstitution Date, which is typically the 6th calendar day of each month. The Index Closing Level will generally increase if the Top Index outperforms the Bottom Index measured during the period from the previous Index Reconstitution Date to the day of calculation, and decrease if the Top Index underperforms the Bottom Index measured during the same period. The Index Closing Level on each Index Calculation Date will reflect its notional long exposure to the Top Index and notional short exposure to the Bottom Index, subject to deduction on a daily basis for notional costs assessed at the sum of the Long Leg Cost Rate and Short Leg Cost Rate. The Index Closing Level is calculated using the following formula:

where:

IL(t)	is the Index Closing Level on such Index Calculation Date;

IL(tR)	is the Index Closing Level on the Index Reconstitution Date immediately preceding such Index Calculation Date;

TIL(t)	is the closing level of the Top Index (the “Top Index Level”) on such Index Calculation Date;

TIL(tR)	is the Top Index Level on the Index Reconstitution Date immediately preceding such Index Calculation Date;

BIL(t)	is the closing level of the Bottom Index (the “Bottom Index Level,” together with the Top Index Level, the “Underlying Index Closing Level”) on such Index Calculation Date;

BIL(tR)	is the Bottom Index Level on the Index Reconstitution Date immediately preceding such Index Calculation Date;

LLC	is the Long Leg Cost Rate of 0.40% per annum;

SLC	is the Short Leg Cost Rate of 0.45% per annum; and

ACT(tR,t)	is the number of calendar days from, but excluding, the Index Reconstitution Date immediately preceding such Index Calculation Date to, and including, such Index Calculation Date.

“Index Calculation Date” means each Underlying Index Calculation Date (as defined below, subject to adjustment by the Underlying Index Sponsor) and is expected to be each Index Business Day.

“Index Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“Index Reconstitution Date” means the 6th calendar day of each calendar month, or if such day is not a MSCI Trading Day, the first MSCI Trading Day immediately following such day.

“MSCI Trading Day” means a Trading Day in relation to all stock constituents of the Reference Index.

“Trading Day” means (a) in relation to a stock, any day on which the primary exchange relating to such stock is scheduled to be open for its usual trading session, (b) in relation to an Underlying Index, any day that is a Trading Day in relation to all of its sub-indices; or (c) in relation to a sub-index of an Underlying Index, any day that is a Trading Day in relation to all constituents of such sub-index and, if relevant, all stocks comprising the new constituents.

The Index Sponsor will publish the Index Closing Level for each Index Business Day as soon as reasonably practicable after 16:00 London time on the next Index Business Day following such Index Business Day at the Index Sponsor’s principal office in London, on the Index Sponsor’s website under the heading “DB Equity Sector Neutral Quality Factor Index — USD — Excess Return,” on Bloomberg page DBGLSNQU and Reuters page .DBGLSNQU or at such other information sources as the Index Sponsor may select from time to time at its sole and absolute discretion. The Index Sponsor may, at any time and without notice, increase the frequency of publication of the Index Closing Level.

Top Index and Bottom Index

The Deutsche Bank Equity Sector-Neutral Quality Factor Top Index — USD — Net Total Return Index, which we refer to as the Top Index, is designed to reflect the performance of a monthly rebalanced notional portfolio of high quality stocks representing the top 20% of the constituent stocks comprising the Reference Index with the highest quality scores, excluding certain stocks in the Reference Index on the basis of liquidity and industrial sector. For each constituent stock of the Reference Index (a “Reference Index Stock”), the quality score (the “Quality Score”) of such Reference Index Stock, if available, is calculated using a sector-normalized return on invested capital minus a sector-normalized accruals ratio as described below. The Deutsche Bank Equity Sector-Neutral Quality Factor Bottom Index — USD — Gross Total Return Index, which we refer to as the Bottom Index, is designed to reflect the performance of a monthly rebalanced notional portfolio of low quality stocks representing the bottom 20% of the Reference Index Stocks with the lowest Quality Scores, excluding certain Reference Index Stocks on the basis of liquidity, industrial sector and stock borrow cost. We refer to each of the Top Index and the Bottom Index as an Underlying Index.

Each Underlying Index is rebalanced monthly and the selected constituent stocks are equally weighted on each reconstitution date, as further described below. The calculation of the Top Index and the Bottom Index includes a cost deduction of 0.02% (in the case of the Top Index) and -0.02% (in the case of the Bottom Index) in connection with reconstitution of their relevant sub-indices, subject to certain adjustments as described below. The negative 0.02% reconstitution cost will increase the level of the Bottom Index and, because the Quality Factor Index has a notional short exposure to the Bottom Index, will effectively reduce the level of the Quality Factor Index.

Both Underlying Indices are total return indices whose index levels reflect cash dividend reinvestment, meaning that they measure the market performance of their constituent stocks in terms of both price performance and income from cash dividend payments. Cash dividends are deemed reinvested in the relevant Underlying Index on the day the dividend-paying stock is quoted ex-dividend. The Top Index is a net total return index calculated so that the amount of cash dividend reinvested is equal to the cash dividend distributed after taking account of the hypothetical tax rate (the “Withholding Tax Rate”) at which the relevant jurisdiction generally taxes (or imposes a withholding tax upon) cash dividends paid by corporations incorporated in such jurisdiction to a non-resident of the relevant jurisdiction as determined by the Underlying Index Calculation Agent by reference to established industry sources. The Bottom Index is a gross total return index calculated so that the amount of cash dividend deemed reinvested is equal to the cash dividend distributed, irrespective of any tax accruals, deductions or withholding. Net total return indices are often used for tracking notional long positions, whose hypothetical dividend incomes would be subject to withholding tax, while gross total return indices are often used for tracking notional short positions, whose hypothetical dividend payments would have to be repaid by the holder of a short position to the stock lender without reduction for tax withholding.

Each Underlying Index is calculated after converting the trading prices of the relevant index constituents into U.S. dollars at the relevant exchange rates. Each Underlying Index has been calculated on a live basis since July 2, 2012. Therefore, each Underlying Index has limited performance history and no actual investment that allowed tracking of the performance of such Underlying Index was possible before the Live Date. Deutsche Bank AG, London Branch (the “Underlying Index Calculation Agent”) will calculate the Underlying Index Closing Levels on each Underlying Index Calculation Date as described below under “Calculation of the Sub-Index Closing Level” and “Underlying Index Construction and Calculation.” The Underlying Index Closing Levels of both Underlying Indices were set at 1,000 on the Index Commencement Date.

The “Underlying Index Calculation Date” means any weekday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

Addition or Deletion of Sub-Indices

Each Underlying Index currently consists of one sub-index (“Sub-Index 1”). If there are changes in the aggregate outstanding notional investment of financial products linked to an Underlying Index, one or more additional sub-indices (each, a “Sub-Index”, and together with Sub-Index 1, the “Sub-Indices”) may be created and added to such Underlying Index. Similarly, Sub-Indices may also be removed from an Underlying Index, subject to the requirement that there be at least one Sub-Index at all times. See “Underlying Index Construction and Calculation” below for more information about the addition and deletion of Sub-Indices. Each Sub-Index is reconstituted on a monthly basis and its constituents (the “Sub-Index Constituents”) will be selected at the same time using the same criteria as further detailed below under “Sub-Index Reconstitution,” except that each Sub-Index will have its own reconstitution dates (each, a “Sub-Index Reconstitution Date”).

Sub-Index Reconstitution

On the last Underlying Index Calculation Date of each calendar month (the “Selection Date”), the Underlying Index Calculation Agent will select, for each Sub-Index to be reconstituted in the immediately following calendar month, the Sub-Index Constituents from the Reference Index Stocks based on their Quality Scores on such Selection Date.

Calculating the Quality Scores

The Quality Score of a stock is used as the basis for selecting Sub-Index Constituents and is calculated using a sector-normalized return on invested capital and subtracting a sector-normalized accruals ratio. On each Selection Date, the Underlying Index Calculation Agent will determine the Quality Scores in accordance with the following four steps.

First, the Underlying Index Calculation Agent will identify the Reference Index Stocks on such Selection Date, and select from the Reference Index Stocks the eligible “Scoring Pool Stocks” by excluding those stocks (a) whose ROIC and/or Accruals Ratio cannot be determined by the Underlying Index Calculation Agent or (b) whose MSCI GICS® Sector (as determined and published by the Reference Index Sponsor under the “GICS Sector” heading) is “Financials.” Financial companies are excluded from the Scoring Pool Stocks because ROIC and Accruals Ratio and are not the appropriate measures of stock quality for financial companies.

“ROIC” is the return on invested capital of the issuer of the relevant stock on the Selection Date, as determined by Worldscope and disseminated by FactSet under the mnemonic “WSF_ROIC.”

“Accruals Ratio” is the year-on-year change in the Net Operating Assets of the issuer of the relevant stock on the Selection Date divided by the absolute value of such issuer’s Net Operating Assets one year prior to such Selection Date. “Net Operating Assets” are the sum of the Long Term Debt, Short Term Debt, Minority Interests and Total Equity minus Cash and Cash Equivalents on the Selection Date. The Long Term Debt, Short Term Debt, Minority Interests, Total Equity and Cash and Cash Equivalents are determined by the business unit of Thomson Reuters Corp. trading as Worldscope Fundamentals or any successor (“Worldscope”) and disseminated by FactSet Research Systems Inc. or any successor (“FactSet”) under the mnemonics “WS_LT_DEBT,” “WS_ST_DEBT,” “WS_MIN_INT_ACCUM,” “WS_COM_EQUITY” and “WS_CASH,” respectively, on the Selection Date.

Second, the Underlying Index Calculation Agent will compute the ROIC and Accruals Ratio and for each Scoring Pool Stock, rank them respectively from the highest to the lowest and then calculate the “ROIC Score” and the “Accruals Ratio Score” for such Scoring Pool Stock by applying the Inverse Standard Normal Cumulative Distribution Function in Microsoft Excel to the ratio of (a) their respective rankings divided by (b) 1 (one) plus the number of Scoring Pool Stocks. The purpose of this step is to assign increasingly higher scores to the stocks whose ROIC or Accruals Ratio is ranked further above the mean, and increasingly lower scores to the stocks whose ROIC or Accruals Ratio is ranked further below the mean. For example, if there are 100 Scoring Pool Stocks, the difference between the ROIC Score (or Accruals Ratio Score) of stocks ranked 51 and 52 will be relatively small (as they are both very close to the mean) while such difference in score between stocks ranked 91 and 92 will be greater (as they are farther away from the mean). This serves to differentiate to a greater degree stocks whose scores are far away from the mean (either positively or negatively).

Third, the Underlying Index Calculation Agent will separate the Scoring Pool Stocks by MSCI GICS® Sector and calculate their sector-normalized ROIC Scores and sector-normalized Accruals Ratio Scores. Sector normalization is a process that takes into account and adjusts for the fact that companies in different industries tend to exhibit different ROIC and Accruals Ratio metrics, which we refer to as inherent sector bias. For example, industrials tend to have lower accruals than technology companies. These industry sector biases are not necessarily reflective of relative quality of the companies across sectors. To mitigate the inherent sector bias, both the ROIC and Accruals Ratio scores are sector normalized using the average and the standard deviation of the ROIC and Accruals Ratio scores, respectively, for each industry sector. The sector-normalized ROIC Score (or Accruals Ratio Score) for each Scoring Pool Stock is equal to (a) the ROIC Score (or Accruals Ratio Score) minus the average ROIC Score (or Accruals Ratio Score) in the MSCI GICS® Sector of such Scoring Pool Stock, divided by (b) the standard deviation of the ROIC Scores (or Accruals Ratio Scores) in such MSCI GICS® Sector.

Fourth, the Underlying Index Calculation Agent will calculate the Quality Score for each Scoring Pool Stock, which is equal to its sector-normalized ROIC Score minus its sector-normalized Accruals Ratio Score.

Selecting the Sub-Index Constituents

Sub-Index 1 comprises stocks, and any additional Sub-Indices, if created, will comprise the same stocks selected from the Selection Pool Stocks on the relevant Selection Date. The Underlying Index Calculation Agent will identify the Selection Pool Stocks by excluding Reference Index Stocks on the basis of liquidity, industrial sector, stock borrow cost and ability to determine a Quality Score. Therefore, the “Selection Pool Stocks” include all Reference Index Stocks except those stocks (a) whose average daily trading volume in the previous 60 weekdays (the “ADV”) is ranked lower than the 20th percentile among the Reference Index Stocks, (b) whose ADV, ROIC and/or Accruals Ratio cannot be determined by the Underlying Index Calculation Agent, (c) whose MSCI GICS® Sector is “Financials” or (d) in the case of Bottom Index only, whose stock borrow cost is greater than 1% per annum.

After the Selection Pool Stocks are identified by the Underlying Index Calculation Agent on the relevant Selection Date, the Selection Pool Stocks will be ranked by their Quality Scores. Each Sub-Index of the Top Index will comprise the top 20% of the Selection Pool Stocks with the highest Quality Scores, and each Sub-Index of the Bottom Index will comprise the bottom 20% of the Selection Pool Stocks with the lowest Quality Scores. Each Selection Pool Stock identified in the manner described above will be a Sub-Index Constituent for the relevant Sub-Index following its Sub-Index Reconstitution Date. The Sub-Index Constituents will be equally weighted on the Sub-Index Reconstitution Date and the “New Weight” of each Sub-Index Constituent will be equal to 1 (one) divided by the number of Sub-Index Constituents. We refer to each Sub-Index Constituent comprising a Sub-Index following a Sub-Index Reconstitution Date, as a new Sub-Index Constituent, and each Sub-Index Constituent comprising a Sub-Index on or prior to a Sub-Index Reconstitution Date, as a previous Sub-Index Constituent.

Calculation of the Sub-Index Closing Level

For each Sub-Index, the Underlying Index Calculation Agent will calculate the closing level of such Sub-Index (the “Sub-Index Closing Level”) on each Underlying Index Calculation Date based on the performance of the Sub-Index Constituents on such Underlying Index Calculation Date, determined after converting the closing price of each Sub-Index Constituent into U.S. dollars. If, on a Sub-Index Reconstitution Date, one or more new Sub-Index Constituents for a Sub-Index is determined to be a “Restricted Stock” that Deutsche Bank AG and/or any of its affiliates is restricted from dealing in pursuant to regulatory or legal obligations or internal policies, the Underlying Index Calculation Agent will remove such stocks from the Sub-Index Constituents and replace such stocks with a notional Cash Amount (as defined below) deemed to be included in such Sub-Index effective on the immediately following Underlying Index Calculation Date.

The Sub-Index Closing Level is calculated using the following formula:

CSIL (t) = SICA (t) + S Pi (t) x FXi (t) x Ni (t)

where:

CSIL (t)	is the Sub-Index Closing Level of a Sub-Index on the relevant Underlying Index Calculation Date;

SICA (t)	is the Cash Amount of such Sub-Index on such Underlying Index Calculation Date;

Pi (t)	is the closing price of a Sub-Index Constituent on such Underlying Index Calculation Date;

FXi (t)	is the exchange rate between the relevant currency of such Sub-Index Constituent and U.S. dollars on such Underlying Index Calculation Date;

Ni (t)	is the Unit Weight of such Sub-Index Constituent on such Underlying Index Calculation Date, as described below under “Determining the Unit Weight”; and

S	is the operation of adding a series of numbers.

Because the closing price of each Sub-Index Constituent is converted into U.S. dollars for purposes of calculating the Sub-Index Closing Level, the Underlying Indices and the Quality Factor Index will be exposed to currency exchange rate risk with respect to each of the currencies in which the Sub-Index Constituents trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Sub-Index Constituents denominated in each such currency. A net depreciation of the U.S. dollar against the currencies in which the Sub-Index Constituents trade will result in an increase in the level of the relevant Underlying Index. Conversely, a net appreciation of U.S. dollar against such currencies will result in a decrease in the level of the relevant Underlying Index. Fluctuations in currency exchange rates can have a continuing impact on the levels the Underlying Indices and the Quality Factor Index.

On the Underlying Index Calculation Date immediately following a Sub-Index Reconstitution Date, the “Cash Amount” is equal to the sum of, for all such Restricted Stocks, the product of (a) the Sub-Index Closing Level on such Sub-Index Reconstitution Date (calculated by reference to the previous Sub-Index Constituents), (b) 1 (one) minus the Total Reconstitution Cost on such Sub-Index Reconstitution Date and (c) the New Weight of such stock prior to its removal.

Determining the Unit Weights

Following each Selection Date, the Underlying Index Calculation Agent will reconstitute each Sub-Index on its immediately following Sub-Index Reconstitution Date by replacing the previous Sub-Index Constituents with the equally weighted new Sub-Index Constituents. In order to do so, the Underlying Index Calculation Agent will calculate the Unit Weight of each new Sub-Index Constituent applicable after reconstitution. The Unit Weight of each new Sub-Index Constituent is equal to the notional number of units required to give equal weighting to each Sub-Index Constituent in the Sub-Index, reduced by a pro rata share of the Total Reconstitution Cost incurred in connection with notionally replacing and rebalancing the previous Sub-Index Constituents with the new Sub-Index Constituents.

If at any time any Sub-Index Constituent is expected to pay a cash dividend, the Unit Weight of such Sub-Index Constituent will be increased on the day such Sub-Index Constituent is traded ex-dividend on its primary exchange to account for the reinvested dividend (in the case of a Sub-Index Constituent comprising the Top Index, the reinvested dividend will be the cash dividend after taking into account the Withholding Tax Rate). The Unit Weight may also be adjusted to take into account certain corporate events that impact a Sub-Index Constituent. Please see below under “Corporate Events and Their Consequences” for more information.

The “Unit Weight” of each new Sub-Index Constituent is equal to the product of:

(a)	the Sub-Index Closing Level on such Sub-Index Reconstitution Date (calculated by reference to the previous Sub-Index Constituents) times the New Weight of such Sub-Index Constituent on such Sub-Index Reconstitution Date divided by the closing price of such Sub-Index Constituent on such Sub-Index Reconstitution Date, converted into U.S. dollars by reference to the relevant exchange rate; and

(b)	1(one) minus the Total Reconstitution Cost.

The “Total Reconstitution Cost” on each Sub-Index Reconstitution Date is the total cost incurred in connection with notionally selling the previous Sub-Index Constituents, buying the new Sub-Index Constituents and rebalancing the previous Sub-Index Constituents that are also new Sub-Index Constituents. The Total Reconstitution Cost is equal to the sum of, for each stock which is a previous Sub-Index Constituent and/or a new Sub-Index Constituent (other than any stock which is determined to be a Restricted Stock on such Sub-Index Reconstitution Date), the product of (a) the Reconstitution Cost of such stock and (b) the absolute value of the difference between:

(a)	the New Weight of such stock; and

(b)	the ratio of (i) the product of (1) the Unit Weight of such stock on such Sub-Index Reconstitution Date and (2) the closing price of such stock on such Sub-Index Reconstitution Date, converted into U.S. dollars by reference to the relevant exchange rate divided by (ii) the Sub-Index Closing Level on such Sub-Index Reconstitution Date (calculated by reference to the previous Sub-Index Constituents).

For the purposes of this calculation, the Unit Weight for each new Sub-Index Constituent that is not a previous Sub-Index Constituent is equal to zero, and the New Weight for each previous Sub-Index Constituent that is not a new Sub-Index Constituent is equal to zero.

The “Reconstitution Cost” is a per unit cost of (a) for the Top Index, 0.02% or (b) for the Bottom Index, -0.02%. The Reconstitution Cost may be adjusted by the Underlying Index Sponsor by an amount necessary to cover any change in the cost of transacting in such stock on the relevant exchange due to any increase or imposition of financial transactions tax by a relevant taxing authority, if applicable. Any change in the Reconstitution Cost will only become effective following the publication of a notice on the Underlying Index Sponsor’s website specifying such change in the Reconstitution Cost.

Underlying Index Construction and Calculation

On the 15th calendar day of each calendar month, if the Underlying Index Sponsor determines that the aggregate outstanding notional investment of the financial products linked in whole or in part to an Underlying Index or the Euro denominated version of such Underlying Index has reached a higher Sub-Index Determination Band (as defined below) or fallen into a lower Sub-Index Determination Band, the Underlying Index Sponsor will determine whether the existence of such event is material in respect of the reconstitution of the existing Sub-Index or Sub-Indices. If the Underlying Index Sponsor determines that such event is material, the Underlying Index Sponsor will add (if the total notional investment has increased) or remove (if the total notional investment has decreased) one or more Sub-Indices as determined in its reasonable discretion. The Underlying Index Sponsor will publish its determination at least 10 calendar days prior to effecting such change.

“Sub-Index Determination Band” means, each of:

(a)	EUR 0 to EUR 200,000,000 (inclusive);

(b)	EUR 200,000,001 to EUR 400,000,000 (inclusive);

(c)	EUR 400,000,001 to EUR 600,000,000 (inclusive);

(d)	EUR 600,000,001 to EUR 800,000,000 (inclusive); and

(e)	thereafter, each band from, but excluding, the upper end of the previous Sub-Index Determination Band to, and including, the next multiple of EUR 200,000,000.

If an additional Sub-Index is, or Sub-Indices are, created and added, the Underlying Index will be rebalanced among Sub-Indices on the 1st calendar day of each month (each, a “Sub-Index Rebalancing Date”) so that each of the Sub-Indices will be equally weighted.

Following the initial constitution of an Underlying Index and its Sub-Index 1, the Underlying Index Calculation Agent will continue to reconstitute Sub-Index 1 every month on the relevant Sub-Index Reconstitution Date. In relation to any additional Sub-Index, the Underlying Index Calculation Agent will reconstitute such Sub-Index on each monthly Sub-

Index Reconstitution Date for such additional Sub-Index using the new Sub-Index Constituents identified on the relevant Selection Date.

The Underlying Index Calculation Agent will calculate the Underlying Index Closing Level for each Underlying Index on each Underlying Index Calculation Date. The Underlying Index Closing Level is equal to the sum of, for each Sub-Index of such Underlying Index, the product of (a) the Sub-Index Closing Level of such Sub-Index and (b) the Sub-Index Weight of such Sub-Index on such Underlying Index Calculation Date.

The Underlying Index Calculation Agent will determine, on each Sub-Index Rebalancing Date, the “Sub-Index Weight” of each Sub-Index so that each Sub-Index has an equal impact on the overall Underlying Index Closing Level. The Sub-Index Weight of each Sub-Index effective on the immediately following Calculation Date is equal to:

(a)	the sum of (i) the Underlying Index Closing Level on such Sub-Index Rebalancing Date and (ii) the total dividend adjustment amount that reflects the difference between the expected dividends and the actual dividends paid (after taking account of the Withholding Tax Rate in the case of the Top Index) on such Sub-Index Rebalancing Date following the adjustment on such Sub-Index Rebalancing Date; divided by

(b)	the product of (i) the Sub-Index Closing Level on such Sub-Index Rebalancing Date and (ii) the number of Sub-Indices constituting such Underlying Index immediately following such Sub-Index Rebalancing Date.

The Underlying Index Sponsor will publish the Underlying Index Closing Levels on each Underlying Index Calculation Date as soon as reasonably practicable after 16:00 London time on the next Underlying Index Calculation Date following such Underlying Index Calculation Date at the Underlying Index Sponsor’s principal office in London, on the Underlying Index Sponsor’s website, on Bloomberg and/or Reuters, or at such other information sources as the Underlying Index Sponsor may select from time to time at its sole and absolute discretion. The Underlying Index Sponsor may, at any time and without notice, either permanently or temporarily increase the frequency of publication of the Underlying Index Closing Levels.

Corporate Events and Their Consequences

The following sections describe how an Underlying Index will be adjusted to reflect certain corporate events and to preserve the economic value of such Underlying Index. In circumstances where the holder of a stock would be required to choose between several alternative options, such as cash or shares distribution, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will determine which alternative is to be taken and adjust the relevant Underlying Index accordingly.

Stock Reclassification, Stock Distribution, Spin-off or Rights Issuance

Following the declaration by the issuer of a Sub-Index Constituent of the terms of any stock reclassification, stock distribution, spin-off or rights issuance (each, an “Adjustment Event”), the Underlying Index Calculation Agent will adjust the Unit Weight of such Sub-Index Constituent or the Cash Amount (if any Sub-Index Constituent or any distributed asset is removed from the relevant Sub-Index due to such Adjustment Event) to take into account the dilutive or concentrative effect of such Adjustment Event on the theoretical value of the affected Sub-Index Constituent in accordance with the formulaic rules of the Underlying Index.

Other Potential Adjustment Events

Following the declaration by an issuer of the terms of any Other Potential Adjustment Event, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will determine in its reasonable discretion whether such Other Potential Adjustment Event has a dilutive or concentrative effect on the theoretical value of the relevant Sub-Index Constituent. In determining the impact on such theoretical value, the Underlying Index Calculation Agent may take into account any tax, duty, withholding, deduction or other charge which would be sustained or incurred by a holder of such Sub-Index Constituent that is a financial institution resident in Germany as a result of such Other Potential Adjustment Event. If the Underlying Index Calculation Agent determines that such Other Potential Adjustment Event has a dilutive or concentrative effect on the theoretical value of the relevant Sub-Index Constituent, then in relation to such Sub-Index Constituent and Sub-Index, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will make such determinations and/or adjustments that in its reasonable discretion are required to take account of such event, including (a) adjusting the Unit Weight of such Sub-Index Constituent and/or the formula for determining the relevant Underlying Index Level and/or any other provisions of the rules of such Underlying Index and (b) determine the effective date of such adjustment.

“Other Potential Adjustment Event” means any of the following:

(a)	a call by the issuer of a Sub-Index Constituent in respect of such Sub-Index Constituent that is not fully paid;

(b)	a repurchase by the issuer of a Sub-Index Constituent or any of its affiliates of the relevant Sub-Index Constituent whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(c)	in respect of the issuer of a Sub-Index Constituent, an event that results in any shareholder rights being distributed, or becoming separated from shares of common stock or other shares of the capital stock of the issuer of such Sub-Index Constituent pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value upon the occurrence of certain events;

(d)	any redemption of shareholder rights referred to in (c) above; or

(e)	any other event that may have, in the opinion of the Underlying Index Sponsor, a dilutive, concentrative or other effect on the theoretical value of a Sub-Index Constituent.

Delisting

Upon the announcement of a delisting of a Sub-Index Constituent by its primary exchange, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will determine whether a suitable exchange for such Sub-Index Constituent exists. If no suitable exchange exists, the Underlying Index Calculation Agent will (a) increase the Cash Amount of each relevant Sub-Index to an amount to offset the removal of the delisted Sub-Index Constituent and (b) remove such delisted Sub-Index Constituent from such Sub-Index. If a suitable exchange exists, the suitable exchange will be deemed to be the primary exchange for such Sub-Index Constituent.

Merger, Tender Offer, Nationalization or Insolvency

If a merger event, tender offer, nationalization or insolvency occurs in relation to a Sub-Index Constituent and/or an issuer of a Sub-Index Constituent, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will make such determinations and/or adjustments that are required to be taken to account for such event. In particular, and without limitation, the Underlying Index Calculation Agent, in making such determination, will (a) make such adjustments to any one or more of the provisions of the Underlying Index rules and/or take such actions that are required to account for the merger event, tender offer, nationalization or insolvency and (b) determine the effective date of such adjustments. In making such determination, the Underlying Index Calculation Agent in consultation with the Underlying Index Sponsor may, without limitation, take into account any adjustment in respect of the merger event, tender offer, nationalization or insolvency made by a Related Exchange to options contracts or futures contracts on the relevant Sub-Index Constituent traded on that Related Exchange when determining the appropriate adjustment.

“Related Exchange” means, in relation to a stock, any exchange, trading system or quotation system on which, in the Underlying Index Calculation Agent determination, where derivatives linked to such share usually trade.

Market Disruption Events and their Consequences

If the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, determines that a Market Disruption Event occurs or subsists on any day, the Underlying Index Sponsor will determine whether the occurrence or existence of such Market Disruption Event is material in respect of the reconstitution of the Sub-Indices and/or the calculation of the Underlying Index Closing Levels.

In the event that the Underlying Index Sponsor determines that the occurrence or existence of a Market Disruption Event is material to such reconstitution or calculation, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will make such determinations and/or adjustments that, in its determination, are required to take account of such Market Disruption Event. In particular (and without limitation), the Underlying Index Calculation Agent, in making such determination, may:

(a)	if such day would otherwise be a Sub-Index Rebalancing Date or a Sub-Index Reconstitution Date;

(i)	determine that such day shall still be such Sub-Index Rebalancing Date or Sub-Index Reconstitution Date, as the case may be, and determine any necessary values (including, without limitation, the Underlying Index Closing Levels and/or the closing price of any relevant Sub-Index Reconstitution Constituent on such day) by reference to the prevailing market conditions and such other factors it determines appropriate; or

(ii)	determine that such day shall not be a Sub-Index Rebalancing Date or Sub-Index Reconstitution Date, as the case may be, and that the Sub-Index Rebalancing Date or the Sub-Index Reconstitution Date, as the case may be, will be such other day as the Underlying Index Calculation Agent shall select, in which case, the reconstitution or rebalancing, as the case may be, of the Sub-Index will instead take place on such new Sub-Index Rebalancing Date or Sub-Index Reconstitution Date, as the case may be; and

(b)	if such day is an Underlying Index Calculation Date but would not otherwise be a Sub-Index Rebalancing Date or a Sub-Index Reconstitution Date:

(i)	calculate the relevant Underlying Index Closing Level having regard to the then prevailing market conditions, the last reported closing price of any relevant Sub-Index Reconstitution Constituent and/or such other conditions that the Underlying Index Calculation Agent determines relevant for the calculation of the relevant Underlying Index Closing Level; or

(ii)	determine that no Underlying Index Closing Level will be calculated for such day.

“Sub-Index Reconstitution Constituent” means, in relation to a day, each Sub-Index Constituent on such day and, if such day falls on a Sub-Index Reconstitution Date, each Sub-Index Constituent comprising or which, but for the occurrence of a Market Disruption Event, would comprise the Sub-Index reconstituted on such Sub-Index Reconstitution Date.

“Market Disruption Event” means, in relation to a Sub-Index Reconstitution Constituent, the occurrence or existence of:

(a)	any suspension of or limitation imposed on trading by any exchange or Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by such exchange or Related Exchange or otherwise relating to (i) the exchange as a whole, (ii) such Sub-Index Reconstitution Constituent on the exchange or (iii) options contracts or futures contracts relating to such Sub-Index Reconstitution Constituent on the Related Exchange;

(b)	any event (other than an early closure covered in clause (c)) that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or to obtain market values for, such Sub-Index Reconstitution Constituent on any relevant exchange or (ii) to effect transactions in, or obtain market values for options contracts or futures contracts relating to such Sub-Index Reconstitution Constituent on any relevant Related Exchange, in either case, at any time during either (1) the one-half hour period that ends at the Scheduled Closing Time (if the relevant day is an Underlying Index Calculation Date but not a Sub-Index Reconstitution Date) or (2) the regular trading session on the relevant exchange or Related Exchange without regard to after-hours trading or any other trading outside of the regular trading session hours on the relevant day (if such day is a Sub-Index Reconstitution Date);

(c)	the closure on any Underlying Index Calculation Date of any exchange or any Related Exchange prior to its scheduled closing time unless such earlier closing time is announced by such exchange or such Related Exchange, as the case may be, at least one hour prior to (i) the actual closing time for the regular trading session on such exchange or such Related Exchange on such Underlying Index Calculation Date or, if earlier, (ii) the submission deadline, if applicable, for orders to be entered into such exchange or such Related Exchange system for execution at the scheduled closing time on such Underlying Index Calculation Date;

(d)	with regards to a Sub-Index Constituent whose Relevant Currency is not U.S. dollars, the determination by the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, that as a result of the occurrence of an event which has or would have the effect of preventing, restricting or delaying Deutsche Bank AG, its affiliates or non-affiliated third parties from (i) converting the Relevant Currency of a Sub-Index Constituent into U.S. dollars through customary legal channels or transferring within or from the relevant jurisdiction either currency, (ii) converting such Relevant Currency into U.S. dollars at a rate at least as favourable as the rate for domestic institutions located in the relevant jurisdiction, (iii) delivering such Relevant Currency or U.S. dollars from accounts inside the relevant jurisdiction to accounts outside such jurisdiction or (iv) transferring such Relevant Currency or U.S. dollars between accounts inside the relevant jurisdiction or to a party that is a non-resident of such jurisdiction, the ability of Deutsche Bank AG, its affiliates or non-affiliated third parties to acquire, hold, transfer or realize or otherwise to effect transactions in relation to such Sub-Index Constituent is likely to be affected;

(e)	the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, determining that as a result of a relevant jurisdiction (i) imposing any controls or announcing its intention to impose any controls, (ii) implementing or announcing its intention to implement any laws or regulations or (iii) changing or announcing its intention to change the interpretation or administration of any laws or regulations, the ability of Deutsche Bank AG, its affiliates or non-affiliated third parties to acquire, hold, transfer or realize or otherwise to effect transactions in relation to such Sub-Index Reconstitution Constituent is likely to be affected; or

(f)	a general moratorium is declared in relation to banking activities in the country in which any exchange is located.

“Relevant Currency” means, in relation to a Sub-Index Constituent, the currency in which the closing price of such Sub-Index Constituent on the primary exchange is denominated.

Selection Disruption Events and Their Consequences

If the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, determines that it is unable to obtain from FactSet some or all of the data required to determine the relevant ADVs, ROIC’s, Accruals Ratios and/or the Quality Scores (a “Selection Disruption Event”) on a Selection Date (a “Selection Disruption Date”), the Underlying Index Sponsor will determine whether the occurrence or existence of such Selection Disruption Event is material in respect of Sub-Index reconstitution.

In the event that the Underlying Index Sponsor determines that the occurrence or existence of a Selection Disruption Event is material, the Selection Date will be the first succeeding Underlying Index Calculation Date that is not a Disrupted Day and the relevant Sub-Index Reconstitution Date will be postponed accordingly. However, if the Underlying Index Sponsor determines that the relevant Selection Disruption Event is not, or will not be, temporary or each of the five Underlying Index Calculation Dates immediately following the Selection Disruption Date is a Disrupted Day, the Underlying Index Sponsor will:

(a)	make such determinations and/or adjustments that, in its determination, are required to take account of such Selection Disruption Event (including, without limitation, determining that the relevant Sub-Index reconstitution will not take place or, if the Selection Disruption Event is in relation to a data source, using an alternative data source in lieu of such disrupted data source); or

(b)	notwithstanding the section “Change in Methodology of the Quality Factor Index or the Underlying Indices and Termination,” terminate the calculation and publication of the relevant Underlying Index.

“Disrupted Day” means any Underlying Index Calculation Date on which a Selection Disruption Event has occurred or is continuing.

Reference Index Event and their Consequences

Upon the occurrence of any Reference Index Event, the Underlying Index Sponsor will make such determinations and/or adjustments that, in its reasonable discretion, are required to take account of such event. In particular, and without limitation, the Underlying Index Sponsor, in exercising its reasonable discretion, may:

(a)	make such adjustments to the terms of the relevant Underlying Index (including, without limitation, selecting a successor Reference Index) as it considers reasonably appropriate;

(b)	decide that the day on which such event occurs will not be an Underlying Index Calculation Date or Trading Day; and/or

(c)	permanently cease to calculate and publish the relevant Underlying Index Closing Level and cancel the relevant Underlying Index.

“Reference Index Event” means a Reference Index Cancellation, Reference Index Disruption or Reference Index Modification.

“Reference Index Cancellation” means that at any relevant time the sponsor of the Reference Index or any successor sponsor permanently cancels the Reference Index.

“Reference Index Disruption” means that at any relevant time the sponsor of the Reference Index or any successor sponsor fails to disseminate the constituents of the Reference Index, calculate such Reference Index and/or publish the levels of such Reference Index or any other relevant data on any day on which such Reference Index details were scheduled to be published.

“Reference Index Modification” means that at any relevant time the sponsor of the Reference Index or any successor sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Reference Index or in any way materially modifies the Reference Index or any relevant data (other than modification prescribed in its formula or method to maintain the Reference Index, or permitted changes in its constituents and/or other routine events).

Index Sponsor and Underlying Index Sponsor

All determinations made by the Index Sponsor in respect of the Quality Factor Index will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error. The Index Sponsor may delegate and/or transfer any of its obligations or functions under the terms of the Quality Factor Index to one or more third parties as it deems appropriate from time to time. The above paragraph is also applicable to the Underlying Index Calculation Agent and Underlying Index Sponsor (as appropriate) in respect of the Underlying Indices.

Change in Methodology of the Quality Factor Index or the Underlying Indices and Termination

The following paragraphs in this section are also applicable to the Underlying Index Calculation Agent and the Underlying Index Sponsor in respect of the Underlying Indices, with the Underlying Index Calculation Agent calculating and determining the Underlying Indices and the Underlying Index Sponsor having the authority to modify or change the methodology of the Underlying Indices (as described above).

In calculating and determining the value of the Quality Factor Index, the Index Sponsor will, subject as provided below, employ the methodology described herein and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Quality Factor Index, no assurance can be given that market, regulatory, judicial, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of any constituent of the Quality Factor Index or any other events affecting transactions on the same or similar terms to any described herein) will not arise that would, in the view of the Index Sponsor, necessitate or make desirable a modification of or change to such methodology.

Accordingly:

(a)	the Index Sponsor shall be entitled to make such modifications and/or changes as it, in its reasonable discretion, deems appropriate, including (without limitation):

(i)	to correct any manifest error or proven error contained in the methodology described herein;

(ii)	to cure, correct or supplement any contradictory or defective provision contained in the methodology described herein; and/or

(iii)	if market, regulatory, juridical, financial, fiscal or other circumstances arise, which were not foreseeable by the Index Sponsor as at the Live Date and such circumstances have not been deliberately caused by the Index Sponsor and such circumstances would, in the determination of the Index Sponsor, necessitate or make desirable such a modification or change of the methodology described herein (including, but without limitation, a change in the frequency of calculation of any Index Closing Level) in order for the Quality Factor Index to continue being calculated and determined notwithstanding the relevant circumstances. In deciding what is necessary the Index Sponsor will consider and/or take into account what the Index Sponsor determines to be the intended strategy of the Quality Factor Index.

(b)	further, and without limitation to the above provisions, the Index Sponsor shall be entitled to make such modifications and/or changes as it in its reasonable discretion deems appropriate:

(i)	to preserve the intended strategy of the Quality Factor Index where such modification and/or change is of a formal, minor or technical nature; and/or

(ii)	if market, regulatory, juridical, financial, fiscal or other circumstances arise, which were not foreseen by the Index Sponsor as at the Live Date and such circumstances have not been deliberately caused by the Index Sponsor and in the determination of the Index Sponsor, such modifications and/or changes would assist in maintaining the intended strategy of the Quality Factor Index and/or would ensure that the Quality Factor Index can continue to be calculated and determined by the Index Sponsor in light of such circumstances.

In making such modifications however the Index Sponsor will ensure that such modifications or changes will result in a methodology that, in the Index Sponsor’s determination, is consistent in its intended strategy with the methodology described herein. The Index Sponsor may, in its discretion, at any time and without notice, terminate the calculation and publication of the Quality Factor Index.

Details of any adjustments made to the quality Factor Index shall be made available by the Index Sponsor on its website and on application to the Index Sponsor’s principal office in London. Access to any such publication may be restricted by means determined as appropriate by the Index Sponsor in its reasonable discretion including, but not limited to, password protection on the Index Sponsor’s website.

ANNEX III

DEUTSCHE BANK EQUITY LOW BETA TURNOVER CONTROL FACTOR
USD — EXCESS RETURN INDEX

The Deutsche Bank Equity Low Beta Turnover Control Factor — USD — Excess Return Index (Bloomberg: DBGLSTBU <Index>) (the “Low Beta Factor Index”) is a proprietary index of Deutsche Bank AG, London Branch (the “Index Sponsor”) and is intended to reflect the premium an investor would earn pursuing a low beta-driven strategy by taking notional long exposure to a portfolio of stocks ranked as “low beta” stocks, tracked by the Deutsche Bank Equity Low Beta Turnover Control Factor Top — USD — Net Total Return Index (the “Top Index”), and beta-adjusted notional short exposure to a portfolio of stocks ranked as “high beta” stocks, tracked by the Deutsche Bank Equity Low Beta Turnover Control Factor Bottom — USD — Gross Total Return Index (the “Bottom Index,” together with the Top Index, the “Underlying Indices”).

Both the Top Index and the Bottom Index are proprietary stock indices calculated, published and disseminated daily by Deutsche Bank AG, London Branch (the “Underlying Index Sponsor”). The stocks comprising both the Top Index and the Bottom Index are selected from the stocks comprising the MSCI World Equal Weight — Local Currency Index (the “Reference Index”) based on the beta scores of these stocks ranking from lowest to highest. After applying a turnover constraint, the Top Index will include half of the top 40% of the Reference Index stocks with the lowest betas, excluding certain Reference Index stocks on the basis of liquidity, and the Bottom Index will include half of the bottom 40% of the Reference Index stocks with the highest betas, excluding certain Reference Index stocks on the basis of liquidity and stock borrow cost. The Top Index and the Bottom Index are rebalanced monthly, and all constituents in the Top Index and the Bottom Index are given an equal weight on each monthly reconstitution date.

The notional long exposure to the Top Index is set to 100% on each monthly reconstitution date. The notional short exposure to the Bottom Index is less than 100%, reduced by the ratio of the Top Index constituents’ average beta divided by the Bottom Index constituents’ average beta (the “Beta Ratio”). This adjustment by the Beta Ratio is to ensure that the market risk inherent in the Top Index is matched and consequently offset by the notional short position in the Bottom Index. To fund the Top Index, the reduced weighting in the Bottom Index (100% minus the Beta Ratio) will be replaced by a notional short position in a basket of cash or cash equivalents in US dollars, euros, British Pound Sterling, and Japanese yen (the “Cash Basket”) accruing interests at the relevant overnight rates, resulting in a deduction of the cost of that additional funding of the Top Index from the Low Beta Factor Index. The notional position of each currency in the Cash Basket will generally reflect the weighting of the shares denominated in such currency (or similar currencies) in the Reference Index as described below under “The Cash Basket.” The combined weighting of the notional short position of the Bottom Index and the notional short position of the Cash Basket will equal 100%. Both the Top Index and the Bottom Index currently consist of one sub-index. If there are changes in the aggregate outstanding notional investment of financial products linked to the Top Index or the Bottom Index, as applicable, such index may be divided into multiple sub-indices or combined back into fewer sub-indices, subject to the requirement that there be at least one sub-index at all times.

Beta is a number that is often used to describe the relationship between a specific asset's return and the market's return as a whole. An asset has a beta of zero if its returns change independently of changes in the market's returns. A positive beta means that the asset's returns generally follow the market's returns, in the sense that they tend to be both above their respective averages at the same time or below their respective averages at the same time. A negative beta means that the asset's returns generally move in opposition to the market's returns: one will tend to be above its average when the other is below its average. A beta of 1.0 means the asset's returns generally move in the same direction as, and about the same amount as the market. A beta greater than 1.0 means the asset's returns generally move in the same direction as, but more than the movement of the market. A positive beta less than 1.0 means the asset's returns generally move in the same direction as, but less than the movement of the market.

High beta stocks are generally more volatile to changes in the market’s returns as a whole and riskier than low beta stocks. Thus, in theory, stocks with higher betas will experience greater returns compared to stocks with lower betas to compensate for such risk. Low beta investing is a response to the market observation that low beta stocks tend to be undervalued by investors and, despite the theory noted above, the return of low beta stocks tends to outperform high beta stocks over the long term. The Low Beta Factor Index seeks to implement its low beta-driven strategy by taking a notional long position in the Top Index comprising low beta stocks and a beta-adjusted notional short position in the Bottom Index comprising high beta stocks. For the purpose of the Low Beta Factor Index, beta is calculated as the trailing 5 year beta of each stock compared to the Reference Index; provided that, based on data availability, a beta shorter than 5 years, but not less than 6 months, may be used. Using this metric, a stock with relatively low beta is more likely to be selected as one of the low beta stocks tracked by the Top Index. Conversely, a stock with a relatively high beta is more likely to be selected as one of the high beta stocks tracked by the Bottom Index. Generally, the performance of the Low Beta Factor Index will be positive, reflecting the premium an investor would earn, if the low beta stocks tracked by the Top Index outperform the high beta stocks tracked by the Bottom Index (after adjusting exposure to the Bottom Index by the Beta Ratio) sufficiently to offset any deduction on account of the Cash Basket, and negative, reflecting the loss an investor would suffer, if the low beta stocks tracked by the Top Index underperform the high beta stocks tracked by the Bottom Index (after adjusting exposure to the Bottom Index by the Beta Ratio). Whether the Top Index and the Bottom Index go up or down, if the Top Index outperforms the beta-adjusted Bottom Index sufficiently to offset any deduction from the Cash Basket and any cost deductions described below, the level of the Low Beta Factor Index will increase; conversely, if the Top Index underperforms the beta-adjusted Bottom Index, the level of the Low Beta Factor Index will decrease.

The Low Beta Factor Index is subject to a daily deduction for the cost of hypothetically implementing the notional long position in the Top Index at a rate of 0.40% per annum (the “Long Leg Cost Rate”) and the cost of implementing the notional short position in the Bottom Index at a rate of 0.45% per annum (the “Short Leg Cost Rate”). In addition, calculation of the Top Index and the Bottom Index includes a cost deduction of 0.02% (in the case of the Top Index) and -0.02% (in the case of the Bottom Index) in connection with reconstitution of their relevant sub-indices, subject to certain adjustments. Because the Low Beta Factor Index takes a notional short position in the Bottom Index, deduction of a negative 0.02% cost from the Bottom Index will reduce the level of the Low Beta Factor Index. As a result of these deductions, the levels of the Low Beta Factor Index will be lower than would otherwise be the case if such costs were not included.

The Low Beta Factor Index has been calculated on a live basis since July 16, 2013 (the “Live Date”) and has been retrospectively calculated using the same methodology as described herein since February 7, 2000 (the “Index Commencement Date”), except that such retrospective calculations prior to the Live Date used historical stock prices (adjusted to reflect historical corporate events) provided by dbGrade which uses FAME (database). Such adjustments to the historical stock prices provided by dbGrade may be different from the adjustments for corporate events set forth below. Therefore, the Low Beta Factor Index has limited performance history and no actual investment which allowed tracking of the performance of the Low Beta Factor Index was possible before the Live Date. The Index Sponsor will calculate the level of the Low Beta Factor Index (the “Index Closing Level”) on each Index Calculation Date as described below under “Calculation of the Index Closing Level.” The Index Closing Level on the Index Commencement Date was set at 1,000.

The Reference Index is a benchmark stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI” or the “Reference Index Sponsor”). The Reference Index includes the same constituent stocks as the MSCI World Index, which is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of certain developed equity markets in the U.S. dollars. The Reference Index is rebalanced in February, May, August and November, coinciding with the quarterly and semi-annual reviews of the MSCI World Index. Unlike the MSCI World Index, all constituents of the Reference Index are given an equal weight at each quarterly rebalance date and the Reference Index is calculated in the constituents’ local currencies. Therefore, the Reference Index only represents the price appreciation or depreciation of the constituents excluding the impact of currency fluctuations. As of May 31, 2016, the Reference Index comprises over 1,639 large and mid-cap equity securities from the following 23 developed equity markets: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.

Calculation of the Index Closing Level

The Low Beta Factor Index is rebalanced on each monthly Index Reconstitution Date, which is typically the 6th calendar day of each month. The Index Closing Level will generally increase if the Top Index outperforms the beta-adjusted Bottom Index measured during the period from the previous Index Reconstitution Date to the day of calculation, and decrease if the Top Index underperforms the beta-adjusted Bottom Index measured during the same period. The Index Closing Level on each Index Calculation Date will reflect its notional long exposure to the Top Index and notional short exposure to both the Bottom Index and the Cash Basket, subject to deduction on a daily basis for notional costs assessed at the Long Leg Cost Rate and Short Leg Cost Rate. The Index Closing Level is calculated using the following formula:

where:

IL(t)	is the Index Closing Level on such Index Calculation Date;

IL(tR)	is the Index Closing Level on the Index Reconstitution Date immediately preceding such Index Calculation Date;

TIL(t)	is the closing level of the Top Index (the “Top Index Level”) on such Index Calculation Date;

TIL(tR)	is the Top Index Level on the Index Reconstitution Date immediately preceding such Index Calculation Date;

BIL(t)	is the closing level of the Bottom Index (the “Bottom Index Level,” and together with the Top Index Level, the “Underlying Index Closing Level”) on such Index Calculation Date;

BIL(tR)	is the Bottom Index Level on the Index Reconstitution Date immediately preceding such Index Calculation Date;

TIAB(tR)	is the average beta of the Sub-Index Constituents (as defined below) in the Top Index on the Selection Date (as defined below) immediately preceding such Index Calculation Date;

BIAB(tR)	is the average beta of the Sub-Index Constituents in the Bottom Index on the Selection Date immediately preceding such Index Calculation Date;

CBL(t)	is the closing level of the Cash Basket (the “Cash Basket Level”) on such Index Calculation Date;

CBL(tR)	is the Cash Basket Level on the Index Reconstitution Date immediately preceding such Index Calculation Date;

LLC	is the Long Leg Cost Rate of 0.40% per annum;

SLC	is the Short Leg Cost Rate of 0.45% per annum; and

ACT(tR,t)	is the number of calendar days from, but excluding, the Index Reconstitution Date immediately preceding such Index Calculation Date to, and including, such Index Calculation Date.

“Index Calculation Date” means each Underlying Index Calculation Date (as defined below, subject to adjustment by the Underlying Index Sponsor) and is expected to be each Index Business Day.

“Index Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“Index Reconstitution Date” means the 6th calendar day of each calendar month, or if such day is not a MSCI Trading Day, the first MSCI Trading Day immediately following such day.

“MSCI Trading Day” means a Trading Day in relation to all stock constituents of the Reference Index.

“Trading Day” means (a) in relation to a stock, any day on which the primary exchange relating to such stock is scheduled to be open for its usual trading session, (b) in relation to an Underlying Index, any day that is a Trading Day in relation to all of its sub-indices; or (c) in relation to a sub-index of an Underlying Index, any day that is a Trading Day in relation to all constituents of such sub-index and, if relevant, all stocks comprising the new constituents.

The Index Sponsor will publish the Index Closing Level for each Index Business Day as soon as reasonably practicable after 16:00 London time on the next Index Business Day following such Index Business Day at the Index Sponsor’s principal office in London, on the Index Sponsor’s website under the heading “DB Equity Low Beta Turnover Control Factor Index — USD — Excess Return,” on Bloomberg page DBGLSTBU and Reuters page .DBGLSTBU, or at such other information sources as the Index Sponsor may select from time to time at its sole and absolute discretion. The Index Sponsor may, at any time and without notice, increase the frequency of publication of the Index Closing Level.

Top Index and Bottom Index

The Deutsche Bank Equity Low Beta Turnover Control Factor Top — USD — Net Total Return Index, which we refer to as the Top Index, is designed to reflect the performance of a monthly rebalanced notional portfolio of low beta stocks representing half of the top 40% of the constituent stocks comprising the Reference Index with the lowest Betas (a lower Beta will have a higher ranking), excluding certain stocks in the Reference Index on the basis of liquidity. For each constituent stock of the Reference Index (a “Reference Index Stock”), the beta (“Beta”) of such stock is the trailing 5 year beta of such stock compared to the Reference Index, computed as described below. The Deutsche Bank Equity Low Beta Turnover Control Factor Bottom — USD — Gross Total Return Index, which we refer to as the Bottom Index, is designed to reflect the performance of a monthly rebalanced notional portfolio of high Beta stocks representing half of the bottom 40% of the Reference Index Stocks with the highest Betas (a higher Beta will have a lower ranking), excluding certain Reference Index Stocks on the basis of liquidity and stock borrow cost. We refer to each of the Top Index and the Bottom Index as an Underlying Index.

On the Index Commencement Date, the Top Index will include the top 20% of the Reference Index stocks with the lowest betas, and the Bottom Index will include the bottom 20% with the highest betas. On each monthly rebalancing date following the Index Commencement Date, the previous constituents of the Top Index that still rank within the top 40% of the Reference Index stocks with the lowest betas will remain in the Top Index. Each previous constituent that falls out of the top 40% will be replaced by a new constituent with the lowest beta until the previous constituents remaining in the Top Index and the newly selected constituents consist of 20% of the Reference Index Stocks. Similarly, the previous constituents of the Bottom Index that still rank within the bottom 40% will remain in the Bottom Index. Each previous constituent that rise above of the bottom 40% will be replaced by a new constituent with the highest beta until the previous constituents remaining in the Bottom Index and the newly selected constituents consist of 20% of the Reference Index Stocks. This selection constraint (the “Turnover Constraint”) is designed to reduce constituent turnover in each Underlying Index.

Each Underlying Index is rebalanced monthly and the selected constituent stocks are equally weighted on each reconstitution date, as further described below. The calculation of the Top Index and the Bottom Index includes a cost deduction of 0.02% (in the case of the Top Index) and -0.02% (in the case of the Bottom Index) in connection with reconstitution of their relevant sub-indices, subject to certain adjustments as described below. The negative 0.02% reconstitution cost will increase the level of the Bottom Index and, because the Low Beta Factor Index has a notional short exposure to the Bottom Index, will effectively reduce the level of the Low Beta Factor Index.

Both Underlying Indices are total return indices whose index levels reflect cash dividend reinvestment, meaning that they measure the market performance of their constituent stocks in terms of both price performance and income from cash dividend payments. Cash dividends are deemed reinvested in the relevant Underlying Index on the day the dividend-paying stock is quoted ex-dividend. The Top Index is a net total return index calculated so that the amount of cash dividend reinvested is equal to the cash dividend distributed after taking account of the hypothetical tax rate (the “Withholding Tax Rate”) at which the relevant jurisdiction generally taxes (or imposes a withholding tax upon) cash dividends paid by corporations incorporated in such jurisdiction to a non-resident of the relevant jurisdiction as determined by the Underlying Index Calculation Agent by reference to established industry sources. The Bottom Index is a gross total return index calculated so that the amount of cash dividend deemed reinvested is equal to the cash dividend distributed, irrespective of any tax accruals, deductions or withholding. Net total return indices are often used for tracking notional long positions, whose hypothetical dividend incomes would be subject to withholding tax, while gross total return indices are often used for tracking notional short positions, whose hypothetical dividend payments would have to be repaid by the holder of a short position to the stock lender without reduction for tax withholding.

Each Underlying Index is calculated after converting the trading prices of the relevant index constituents into U.S. dollars at the relevant exchange rates. Each Underlying Index has been calculated on a live basis since the Live Date of the Low Beta Factor Index and has been retrospectively calculated since the Index Commencement Date. Therefore, each Underlying Index has limited performance history and no actual investment that allowed tracking of the performance of such Underlying Index was possible before the Live Date. Deutsche Bank AG, London Branch (the “Underlying Index Calculation Agent”) will calculate the Underlying Index Closing Levels on each Underlying Index Calculation Date as described below under “Calculation of the Sub-Index Closing Level” and “Underlying Index Construction and Calculation.” The Underlying Index Closing Levels of both Underlying Indices were set at 1,000 on the Index Commencement Date.

The “Underlying Index Calculation Date” means any weekday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

Addition or Deletion of Sub-Indices

Each Underlying Index currently consists of one sub-index (“Sub-Index 1”). If there are changes in the aggregate outstanding notional investment of financial products linked to an Underlying Index, one or more additional sub-indices (each, a “Sub-Index”, and together with Sub-Index 1, the “Sub-Indices”) may be created and added to such Underlying Index. Similarly, Sub-Indices may also be removed from an Underlying Index, subject to the requirement that there be at least one Sub-Index at all times. See “Underlying Index Construction and Calculation” below for more information about the addition and deletion of Sub-Indices. Each Sub-Index is reconstituted on a monthly basis and its constituents (the “Sub-Index Constituents”) will be selected at the same time using the same criteria as further detailed below under “Sub-Index Reconstitution,” except that each Sub-Index will have its own reconstitution dates (each, a “Sub-Index Reconstitution Date”).

Sub-Index Reconstitution

On the last Underlying Index Calculation Date of each calendar month (the “Selection Date”), the Underlying Index Calculation Agent will select, for each Sub-Index to be reconstituted in the immediately following calendar month, the Sub-Index Constituents from the Reference Index Stocks based on their Betas and the application of the Turnover Constraint on such Selection Date.

Identifying the Filtered List Stocks

The Underlying Index Calculation Agent will first identify the Reference Index Stocks on such Selection Date, and select from the Reference Index Stocks the eligible “Selection Pool Stocks” by excluding those stocks (a) whose Beta and/or average daily trading volume in the previous 60 weekdays (the “ADV”) cannot be determined by the Underlying Index Calculation Agent, (b) whose available data are not sufficient to compute a minimum of a 6-month Beta or (c) in the case of the Bottom Index only, whose stock borrow cost is greater than 1% per annum.

Second, the Underlying Index Calculation Agent will identify the “Filtered List Stocks” by excluding those stocks whose ADV is ranked lower than the 20th percentile among the Selection Pool Stocks.

Calculating the Beta

On each Selection Date, the Underlying Index Calculation Agent will determine the Beta of each Filtered List Stock which is equal to the covariance of the daily returns of such Filtered List Stock and the Reference Index divided by the variance of the daily return of the Reference Index, each calculated using the daily returns over the previous 5 years preceding the Selection Date. Covariance is a measure of the extent to which the prices of two assets move together and thus provides a measure of the strength and magnitude of the correlation between two assets. Variance is the square of volatility. Based on data availability, the Underlying Index Calculation Agent may determine a Beta shorter than 5 years, but not less than 6 months (using a variance and a covariance of shorter than 5 years).

Selecting the Sub-Index Constituents

After the Underlying Index Calculation Agent determines the Betas of each Filtered List Stock on the relevant Selection Date, the Filtered List Stocks will be ranked by their Betas from lowest to highest (a lower Beta will have a higher ranking). On the Index Commencement Date, each Sub-Index of the Top Index will comprise the top 20% of the Filtered List Stocks with the lowest Betas and each Sub-Index of the Bottom Index will comprise the bottom 20% of the Filtered List Stocks with the highest Betas. We refer to each Sub-Index Constituent comprising a Sub-Index following a Sub-Index Reconstitution Date, as a new Sub-Index Constituent, and each Sub-Index Constituent comprising a Sub-Index on or prior to a Sub-Index Reconstitution Date, as a previous Sub-Index Constituent.

On each Selection Date following the Index Commencement Date, the Underlying Index Calculation Agent will apply the Turnover Constraint to reduce the number of constituent stocks that are added and/or removed on each Selection Date. The Underlying Index Calculation Agent will first determine the “Stable Stocks” by (a) identifying each Filtered List Stock that is a previous Sub-Index Constituent and (b) excluding each Filtered List Stock that is a previous Sub-Index Constituent and (i) in the case of the Top Index, has a Beta that is lower than the 60th percentile among the Filtered List Stocks or (ii) in the case of the Bottom Index, has a Beta that is higher than 40th percentile among the Filtered List Stocks. Each Selection Pool Stock that is not a Stable Stock (a “Potential Additional Stock”) will be ranked by each Potential Additional Stock’s Beta from lowest to highest. If two or more such Potential Additional Stocks have the same Beta, then such stocks will be ranked by decreasing market value of their respective issuers on such Selection Date. The “Number of Additional Stocks” on the relevant Selection Date is the difference between (a) the number of

Filtered List Stocks divided by five (rounded to the nearest integer with 0.5 rounded upwards) (the “Target Number of Shares”) and (b) the number of Stable Stocks. If the Target Number of Shares is less than the number of Stable Stocks, the Number of Additional Stock is zero. If the Number of Additional Stocks is positive, then in the case of the Top Index, the Underlying Index Calculation Agent will identify, starting from the Potential Additional Stock with the lowest Beta and thereafter in order of decreasing rank, a number of Potential Additional Stocks that is equal to the Number of Additional Stocks. In the case of the Bottom Index, the Underlying Index Calculation Agent will identify, starting from the Potential Additional Stock with the highest Beta and thereafter in order of increasing rank, a number of Potential Additional Stocks that is equal to the Number of Additional Stocks. By applying the Turnover Constraint, the Top Index will always be comprised of approximately half of the top 40% of the Filtered List Stocks with the lowest Betas and the Bottom Index will always be comprised of approximately half of the bottom 40% of the Filtered List Stocks with the highest Betas.

Each Filtered List Stock identified in the manner described above will be a Sub-Index Constituent for the relevant Sub-Index following its Sub-Index Reconstitution Date. The Sub-Index Constituents will be equally weighted on the Sub-Index Reconstitution Date and the “New Weight” of each Sub-Index Constituent will be equal to 1 (one) divided by the number of Sub-Index Constituents.

Calculation of the Sub-Index Closing Level

For each Sub-Index, the Underlying Index Calculation Agent will calculate the closing level of such Sub-Index (the “Sub-Index Closing Level”) on each Underlying Index Calculation Date based on the performance of the Sub-Index Constituents on such Underlying Index Calculation Date, determined after converting the closing price of each Sub-Index Constituent into U.S. dollars. If, on a Sub-Index Reconstitution Date, one or more new Sub-Index Constituents for a Sub-Index is determined to be a “Restricted Stock” that Deutsche Bank AG and/or any of its affiliates is restricted from dealing in pursuant to regulatory or legal obligations or internal policies, the Underlying Index Calculation Agent will remove such stocks from the Sub-Index Constituents and replace such stocks with a notional Cash Amount (as defined below) deemed to be included in such Sub-Index effective on the immediately following Underlying Index Calculation Date.

The Sub-Index Closing Level is calculated using the following formula:

CSIL (t) = SICA (t) + S Pi (t) x FXi (t) x Ni (t)

where:

CSIL (t)	is the Sub-Index Closing Level of a Sub-Index on the relevant Underlying Index Calculation Date;

SICA (t)	is the Cash Amount of such Sub-Index on such Underlying Index Calculation Date;

Pi( t)	is the closing price of a Sub-Index Constituent on such Underlying Index Calculation Date;

FXi (t)	is the exchange rate between the relevant currency of such Sub-Index Constituent and U.S. dollars on such Underlying Index Calculation Date;

Ni (t)	is the Unit Weight of such Sub-Index Constituent on such Underlying Index Calculation Date, as described below under “Determining the Unit Weight”; and

S	is the operation of adding a series of numbers.

Because the closing price of each Sub-Index Constituent is converted into U.S. dollars for purposes of calculating the Sub-Index Closing Level, the Underlying Indices and the Low Beta Factor Index will be exposed to currency exchange rate risk with respect to each of the currencies in which the Sub-Index Constituents trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Sub-Index Constituents denominated in each such currency. A net depreciation of the U.S. dollar against the currencies in which the Sub-Index Constituents trade will result in an increase in the level of the relevant Underlying Index. Conversely, a net appreciation of U.S. dollar against such currencies will result in a decrease in the level of the relevant Underlying Index. Fluctuations in currency exchange rates can have a continuing impact on the levels the Underlying Indices and the Low Beta Factor Index.

On the Underlying Index Calculation Date immediately following a Sub-Index Reconstitution Date, the “Cash Amount” is equal to the sum of, for all such Restricted Stocks, the product of (a) the Sub-Index Closing Level on such Sub-Index Reconstitution Date (calculated by reference to the previous Sub-Index Constituents), (b) 1 (one) minus the Total Reconstitution Cost on such Sub-Index Reconstitution Date and (c) the New Weight of such stock prior to its removal.

Determining the Unit Weights

Following each Selection Date, the Underlying Index Calculation Agent will reconstitute each Sub-Index on its immediately following Sub-Index Reconstitution Date by replacing the previous Sub-Index Constituents with the equally weighted new Sub-Index Constituents. In order to do so, the Underlying Index Calculation Agent will calculate the Unit Weight of each new Sub-Index Constituent applicable after reconstitution. The Unit Weight of each new Sub-Index Constituent is equal to the notional number of units required to give equal weighting to each Sub-Index Constituent in the Sub-Index, reduced by a pro rata share of the Total Reconstitution Cost incurred in connection with notionally replacing and rebalancing the previous Sub-Index Constituents with the new Sub-Index Constituents.

If at any time any Sub-Index Constituent is expected to pay a cash dividend, the Unit Weight of such Sub-Index Constituent will be increased on the day such Sub-Index Constituent is traded ex-dividend on its primary exchange to account for the reinvested dividend (in the case of a Sub-Index Constituent comprising the Top Index, the reinvested dividend will be the cash dividend after taking into account the Withholding Tax Rate). The Unit Weight may also be adjusted to take into account certain corporate events that impact a Sub-Index Constituent. Please see below under “Corporate Events and Their Consequences” for more information.

The “Unit Weight” of each new Sub-Index Constituent is equal to the product of:

(a)	the Sub-Index Closing Level on such Sub-Index Reconstitution Date (calculated by reference to the previous Sub-Index Constituents) times the New Weight of such Sub-Index Constituent on such Sub-Index Reconstitution Date divided by the closing price of such Sub-Index Constituent on such Sub-Index Reconstitution Date, converted into U.S. dollars by reference to the relevant exchange rate; and

(b)	1(one) minus the Total Reconstitution Cost.

The “Total Reconstitution Cost” on each Sub-Index Reconstitution Date is the total cost incurred in connection with notionally selling (or buying to close out short positions in) the previous Sub-Index Constituents, buying (or selling to establish short positions in) the new Sub-Index Constituents and rebalancing the previous Sub-Index Constituents that are also new Sub-Index Constituents. The Total Reconstitution Cost is equal to the sum of, for each stock which is a previous Sub-Index Constituent and/or a new Sub-Index Constituent (other than any stock which is determined to be a Restricted Stock on such Sub-Index Reconstitution Date), the product of (a) the Reconstitution Cost of such stock and (b) the absolute value of the difference between:

(a)	the New Weight of such stock; and

(b)	the ratio of (i) the product of (1) the Unit Weight of such stock on such Sub-Index Reconstitution Date and (2) the closing price of such stock on such Sub-Index Reconstitution Date, converted into U.S. dollars by reference to the relevant exchange rate divided by (ii) the Sub-Index Closing Level on such Sub-Index Reconstitution Date (calculated by reference to the previous Sub-Index Constituents).

For the purposes of this calculation, the Unit Weight for each new Sub-Index Constituent that is not a previous Sub-Index Constituent is equal to zero, and the New Weight for each previous Sub-Index Constituent that is not a new Sub-Index Constituent is equal to zero.

The “Reconstitution Cost” is a per unit cost of (a) for the Top Index, 0.02% or (b) for the Bottom Index, -0.02%. The Reconstitution Cost may be adjusted by the Underlying Index Sponsor by an amount necessary to cover any change in the cost of transacting in such stock on the relevant exchange due to any increase or imposition of financial transactions tax by a relevant taxing authority, if applicable. Any change in the Reconstitution Cost will only become effective following the publication of a notice on the Underlying Index Sponsor’s website specifying such change in the Reconstitution Cost.

Underlying Index Construction and Calculation

On the 15th calendar day of each calendar month, if the Underlying Index Sponsor determines that the aggregate outstanding notional investment of the financial products linked in whole or in part to an Underlying Index or the Euro denominated version of such Underlying Index has reached a higher Sub-Index Determination Band (as defined below) or fallen into a lower Sub-Index Determination Band, the Underlying Index Sponsor will determine whether the existence of such event is material in respect of the reconstitution of the existing Sub-Index or Sub-Indices. If the Underlying Index Sponsor determines that such event is material, the Underlying Index Sponsor will add (if the total notional investment has increased) or remove (if the total notional investment has decreased) one or more Sub-Indices as determined in its reasonable discretion. The Underlying Index Sponsor will publish its determination at least 10 calendar days prior to effecting such change.

“Sub-Index Determination Band” means, each of:

(a)	EUR 0 to EUR 200,000,000 (inclusive);

(b)	EUR 200,000,001 to EUR 400,000,000 (inclusive);

(c)	EUR 400,000,001 to EUR 600,000,000 (inclusive);

(d)	EUR 600,000,001 to EUR 800,000,000 (inclusive); and

(e)	thereafter, each band from, but excluding, the upper end of the previous Sub-Index Determination Band to, and including, the next multiple of EUR 200,000,000.

If an additional Sub-Index is, or Sub-Indices are, created and added, the Underlying Index will be rebalanced among Sub-Indices on the 1st calendar day of each month (each, a “Sub-Index Rebalancing Date”) so that each of the Sub-Indices will be equally weighted.

Following the initial constitution of an Underlying Index and its Sub-Index 1, the Underlying Index Calculation Agent will continue to reconstitute Sub-Index 1 every month on the relevant Sub-Index Reconstitution Date. In relation to any additional Sub-Index, the Underlying Index Calculation Agent will reconstitute such Sub-Index on each monthly Sub-Index Reconstitution Date for such additional Sub-Index using the new Sub-Index Constituents identified on the relevant Selection Date.

The Underlying Index Calculation Agent will calculate the Underlying Index Closing Level for each Underlying Index on each Underlying Index Calculation Date. The Underlying Index Closing Level is equal to the sum of, for each Sub-Index of such Underlying Index, the product of (a) the Sub-Index Closing Level of such Sub-Index and (b) the Sub-Index Weight of such Sub-Index on such Underlying Index Calculation Date.

The Underlying Index Calculation Agent will determine, on each Sub-Index Rebalancing Date, the “Sub-Index Weight” of each Sub-Index so that each Sub-Index has an equal impact on the overall Underlying Index Closing Level. The Sub-Index Weight of each Sub-Index effective on the immediately following Calculation Date is equal to:

(a)	the sum of (i) the Underlying Index Closing Level on such Sub-Index Rebalancing Date and (ii) the total dividend adjustment amount that reflects the difference between the expected dividends and the actual dividends paid (after taking account of the Withholding Tax Rate in the case of the Top Index) on such Sub-Index Rebalancing Date following the adjustment on such Sub-Index Rebalancing Date; divided by

(b)	the product of (i) the Sub-Index Closing Level on such Sub-Index Rebalancing Date and (ii) the number of Sub-Indices constituting such Underlying Index immediately following such Sub-Index Rebalancing Date.

The Underlying Index Sponsor will publish the Underlying Index Closing Levels on each Underlying Index Calculation Date as soon as reasonably practicable after 16:00 London time on the next Underlying Index Calculation Date following such Underlying Index Calculation Date at the Underlying Index Sponsor’s principal office in London, on the Underlying Index Sponsor’s website, on Bloomberg and/or Reuters, or at such other information sources as the Underlying Index Sponsor may select from time to time at its sole and absolute discretion. The Underlying Index Sponsor may, at any time and without notice, either permanently or temporarily increase the frequency of publication of the Underlying Index Closing Levels.

Corporate Events and Their Consequences

The following sections describe how an Underlying Index will be adjusted to reflect certain corporate events and to preserve the economic value of such Underlying Index. In circumstances where the holder of a stock would be required to choose between several alternative options, such as cash or shares distribution, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will determine which alternative is to be taken and adjust the relevant Underlying Index accordingly.

Stock Reclassification, Stock Distribution, Spin-off or Rights Issuance

Following the declaration by the issuer of a Sub-Index Constituent of the terms of any stock reclassification, stock distribution, spin-off or rights issuance (each, an “Adjustment Event”), the Underlying Index Calculation Agent will adjust the Unit Weight of such Sub-Index Constituent or the Cash Amount (if any Sub-Index Constituent or any distributed asset is removed from the relevant Sub-Index due to such Adjustment Event) to take into account the dilutive or concentrative effect of such Adjustment Event on the theoretical value of the affected Sub-Index Constituent in accordance with the formulaic rules of the Underlying Index.

Other Potential Adjustment Events

Following the declaration by an issuer of the terms of any Other Potential Adjustment Event, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will determine in its reasonable discretion whether such Other Potential Adjustment Event has a dilutive or concentrative effect on the theoretical value of the relevant Sub-Index Constituent. In determining the impact on such theoretical value, the Underlying Index Calculation Agent may take into account any tax, duty, withholding, deduction or other charge which would be sustained or incurred by a holder of such Sub-Index Constituent that is a financial institution resident in Germany as a result of such Other Potential Adjustment Event. If the Underlying Index Calculation Agent determines that such Other Potential Adjustment Event has a dilutive or concentrative effect on the theoretical value of the relevant Sub-Index Constituent, then in relation to such Sub-Index Constituent and Sub-Index, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will make such determinations and/or adjustments that in its reasonable discretion are required to take account of such event, including (a) adjusting the Unit Weight of such Sub-Index Constituent and/or the formula for determining the relevant Underlying Index Level and/or any other provisions of the rules of such Underlying Index and (b) determine the effective date of such adjustment.

“Other Potential Adjustment Event” means any of the following:

(a)	a call by the issuer of a Sub-Index Constituent in respect of such Sub-Index Constituent that is not fully paid;

(b)	a repurchase by the issuer of a Sub-Index Constituent or any of its affiliates of the relevant Sub-Index Constituent whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(c)	in respect of the issuer of a Sub-Index Constituent, an event that results in any shareholder rights being distributed, or becoming separated from shares of common stock or other shares of the capital stock of the issuer of such Sub-Index Constituent pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value upon the occurrence of certain events;

(d)	any redemption of shareholder rights referred to in (c) above; or

(e)	any other event that may have, in the opinion of the Underlying Index Sponsor, a dilutive, concentrative or other effect on the theoretical value of a Sub-Index Constituent.

Delisting

Upon the announcement of a delisting of a Sub-Index Constituent by its primary exchange, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will determine whether a suitable exchange for such Sub-Index Constituent exists. If no suitable exchange exists, the Underlying Index Calculation Agent will (a) increase the Cash Amount of each relevant Sub-Index to an amount to offset the removal of the delisted Sub-Index Constituent and (b)

remove such delisted Sub-Index Constituent from such Sub-Index. If a suitable exchange exists, the suitable exchange will be deemed to be the primary exchange for such Sub-Index Constituent.

Merger, Tender Offer, Nationalization or Insolvency

If a merger event, tender offer, nationalization or insolvency occurs in relation to a Sub-Index Constituent and/or an issuer of a Sub-Index Constituent, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will make such determinations and/or adjustments that are required to be taken to account for such event. In particular, and without limitation, the Underlying Index Calculation Agent, in making such determination, will (a) make such adjustments to any one or more of the provisions of the Underlying Index rules and/or take such actions that are required to account for the merger event, tender offer, nationalization or insolvency and (b) determine the effective date of such adjustments. In making such determination, the Underlying Index Calculation Agent in consultation with the Underlying Index Sponsor may, without limitation, take into account any adjustment in respect of the merger event, tender offer, nationalization or insolvency made by a Related Exchange to options contracts or futures contracts on the relevant Sub-Index Constituent traded on that Related Exchange when determining the appropriate adjustment.

“Related Exchange” means, in relation to a stock, any exchange, trading system or quotation system on which, in the Underlying Index Calculation Agent determination, where derivatives linked to such share usually trade.

Market Disruption Events and their Consequences

If the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, determines that a Market Disruption Event occurs or subsists on any day, the Underlying Index Sponsor will determine whether the occurrence or existence of such Market Disruption Event is material in respect of the reconstitution of the Sub-Indices and/or the calculation of the Underlying Index Closing Levels.

In the event that the Underlying Index Sponsor determines that the occurrence or existence of a Market Disruption Event is material to such reconstitution or calculation, the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, will make such determinations and/or adjustments that, in its determination, are required to take account of such Market Disruption Event. In particular (and without limitation), the Underlying Index Calculation Agent, in making such determination, may:

(a)	if such day would otherwise be a Sub-Index Rebalancing Date or a Sub-Index Reconstitution Date;

(i)	determine that such day shall still be such Sub-Index Rebalancing Date or Sub-Index Reconstitution Date, as the case may be, and determine any necessary values (including, without limitation, the Underlying Index Closing Levels and/or the closing price of any relevant Sub-Index Reconstitution Constituent on such day) by reference to the prevailing market conditions and such other factors it determines appropriate; or

(ii)	determine that such day shall not be a Sub-Index Rebalancing Date or Sub-Index Reconstitution Date, as the case may be, and that the Sub-Index Rebalancing Date or the Sub-Index Reconstitution Date, as the case may be, will be such other day as the Underlying Index Calculation Agent shall select, in which case, the reconstitution or rebalancing, as the case may be, of the Sub-Index will instead take place on such new Sub-Index Rebalancing Date or Sub-Index Reconstitution Date, as the case may be; and

(b)	if such day is an Underlying Index Calculation Date but would not otherwise be a Sub-Index Rebalancing Date or a Sub-Index Reconstitution Date:

(i)	calculate the relevant Underlying Index Closing Level having regard to the then prevailing market conditions, the last reported closing price of any relevant Sub-Index Reconstitution Constituent and/or such other conditions that the Underlying Index Calculation Agent determines relevant for the calculation of the relevant Underlying Index Closing Level; or

(ii)	determine that no Underlying Index Closing Level will be calculated for such day.

“Sub-Index Reconstitution Constituent” means, in relation to a day, each Sub-Index Constituent on such day and, if such day falls on a Sub-Index Reconstitution Date, each Sub-Index Constituent comprising or which, but for the occurrence of a Market Disruption Event, would comprise the Sub-Index reconstituted on such Sub-Index Reconstitution Date.

“Market Disruption Event” means, in relation to a Sub-Index Reconstitution Constituent, the occurrence or existence of:

(a)	any suspension of or limitation imposed on trading by any exchange or Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by such exchange or Related Exchange or otherwise relating to (i) the exchange as a whole, (ii) such Sub-Index Reconstitution Constituent on the exchange or (iii) options contracts or futures contracts relating to such Sub-Index Reconstitution Constituent on the Related Exchange;

(b)	any event (other than an early closure covered in clause (c)) that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or to obtain market values for, such Sub-Index Reconstitution Constituent on any relevant exchange or (ii) to effect transactions in, or obtain market values for options contracts or futures contracts relating to such Sub-Index Reconstitution Constituent on any relevant Related Exchange, in either case, at any time during either (1) the one-half hour period that ends at the Scheduled Closing Time (if the relevant day is an Underlying Index Calculation Date but not a Sub-Index Reconstitution Date) or (2) the regular trading session on the relevant exchange or Related Exchange without regard to after-hours trading or any other trading outside of the regular trading session hours on the relevant day (if such day is a Sub-Index Reconstitution Date);

(c)	the closure on any Underlying Index Calculation Date of any exchange or any Related Exchange prior to its scheduled closing time unless such earlier closing time is announced by such exchange or such Related Exchange, as the case may be, at least one hour prior to (i) the actual closing time for the regular trading session on such exchange or such Related Exchange on such Underlying Index Calculation Date or, if earlier, (ii) the submission deadline, if applicable, for orders to be entered into such exchange or such Related Exchange system for execution at the scheduled closing time on such Underlying Index Calculation Date;

(d)	with regards to a Sub-Index Constituent whose Relevant Currency is not U.S. dollars, the determination by the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, that as a result of the occurrence of an event which has or would have the effect of preventing, restricting or delaying Deutsche Bank AG, its affiliates or non-affiliated third parties from (i) converting the Relevant Currency of a Sub-Index Constituent into U.S. dollars through customary legal channels or transferring within or from the relevant jurisdiction either currency, (ii) converting such Relevant Currency into U.S. dollars at a rate at least as favourable as the rate for domestic institutions located in the relevant jurisdiction, (iii) delivering such Relevant Currency or U.S. dollars from accounts inside the relevant jurisdiction to accounts outside such jurisdiction or (iv) transferring such Relevant Currency or U.S. dollars between accounts inside the relevant jurisdiction or to a party that is a non-resident of such jurisdiction, the ability of Deutsche Bank AG, its affiliates or non-affiliated third parties to acquire, hold, transfer or realize or otherwise to effect transactions in relation to such Sub-Index Constituent is likely to be affected;

(e)	the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, determining that as a result of a relevant jurisdiction (i) imposing any controls or announcing its intention to impose any controls, (ii) implementing or announcing its intention to implement any laws or regulations or (iii) changing or announcing its intention to change the interpretation or administration of any laws or regulations, the ability of Deutsche Bank AG, its affiliates or non-affiliated third parties to acquire, hold, transfer or realize or otherwise to effect transactions in relation to such Sub-Index Reconstitution Constituent is likely to be affected; or

(f)	a general moratorium is declared in relation to banking activities in the country in which any exchange is located.

“Relevant Currency” means, in relation to a Sub-Index Constituent, the currency in which the closing price of such Sub-Index Constituent on the primary exchange is denominated.

Selection Disruption Events and Their Consequences

If the Underlying Index Calculation Agent, in consultation with the Underlying Index Sponsor, determines that it is unable to obtain from FactSet Research Systems Inc. or any successor (“FactSet”) some or all of the data required to determine the relevant ADVs and/or Betas (a “Selection Disruption Event”) on a Selection Date (a “Selection Disruption Date”), the Underlying Index Sponsor will determine whether the occurrence or existence of such Selection Disruption Event is material in respect of Sub-Index reconstitution.

In the event that the Underlying Index Sponsor determines that the occurrence or existence of a Selection Disruption Event is material, the Selection Date will be the first succeeding Underlying Index Calculation Date that is not a Disrupted Day and the relevant Sub-Index Reconstitution Date will be postponed accordingly. However, if the Underlying Index Sponsor determines that the relevant Selection Disruption Event is not, or will not be, temporary or each of the five Underlying Index Calculation Dates immediately following the Selection Disruption Date is a Disrupted Day, the Underlying Index Sponsor will:

(a)	make such determinations and/or adjustments that, in its determination, are required to take account of such Selection Disruption Event (including, without limitation, determining that the relevant Sub-Index reconstitution will not take place or, if the Selection Disruption Event is in relation to a data source, using an alternative data source in lieu of such disrupted data source); or

(b)	notwithstanding the section “Change in Methodology of the Low Beta Factor Index or the Underlying Indices and Termination,” terminate the calculation and publication of the relevant Underlying Index.

“Disrupted Day” means any Underlying Index Calculation Date on which a Selection Disruption Event has occurred or is continuing.

Reference Index Event and its Consequences

Upon the occurrence of any Reference Index Event, the Underlying Index Sponsor will make such determinations and/or adjustments that, in its reasonable discretion, are required to take account of such event. In particular, and without limitation, the Underlying Index Sponsor, in exercising its reasonable discretion, may:

(a)	make such adjustments to the terms of the relevant Underlying Index (including, without limitation, selecting a successor Reference Index) as it considers reasonably appropriate;

(b)	decide that the day on which such event occurs will not be an Underlying Index Calculation Date or Trading Day; and/or

(c)	permanently cease to calculate and publish the relevant Underlying Index Closing Level and cancel the relevant Underlying Index.

“Reference Index Event” means a Reference Index Cancellation, Reference Index Disruption or Reference Index Modification.

“Reference Index Cancellation” means that at any relevant time the sponsor of the Reference Index or any successor sponsor permanently cancels the Reference Index.

“Reference Index Disruption” means that at any relevant time the sponsor of the Reference Index or any successor sponsor fails to disseminate the constituents of the Reference Index, calculate such Reference Index and/or publish the levels of such Reference Index or any other relevant data on any day on which such Reference Index details were scheduled to be published.

“Reference Index Modification” means that at any relevant time the sponsor of the Reference Index or any successor sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Reference Index or in any way materially modifies the Reference Index or any relevant data (other than modification prescribed in its formula or method to maintain the Reference Index, or permitted changes in its constituents and/or other routine events).

Index Sponsor and Underlying Index Sponsor

All determinations made by the Index Sponsor in respect of the Low Beta Factor Index will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error. The Index Sponsor may delegate and/or transfer any of its obligations or functions under the terms of the Low Beta Factor Index to one or more third parties as it deems appropriate from time to time. The above paragraph is also applicable to the Underlying Index Calculation Agent and Underlying Index Sponsor (as appropriate) in respect of the Underlying Indices.

Change in Methodology of the Low Beta Factor Index or the Underlying Indices and Termination

The following paragraphs in this section are also applicable to the Underlying Index Calculation Agent and the Underlying Index Sponsor in respect of the Underlying Indices, with the Underlying Index Calculation Agent calculating and determining the Underlying Indices and the Underlying Index Sponsor having the authority to modify or change the methodology of the Underlying Indices (as described above).

In calculating and determining the value of the Low Beta Factor Index, the Index Sponsor will, subject as provided below, employ the methodology described herein and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Low Beta Factor Index, no assurance can be given that market, regulatory, judicial, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of any constituent of the Low Beta Factor Index or any other events affecting transactions on the same or similar terms to any described herein) will not arise that would, in the view of the Index Sponsor, necessitate or make desirable a modification of or change to such methodology.

Accordingly:

(a)	the Index Sponsor shall be entitled to make such modifications and/or changes as it, in its reasonable discretion, deems appropriate, including (without limitation):

(i)	to correct any manifest error or proven error contained in the methodology described herein;

(ii)	to cure, correct or supplement any contradictory or defective provision contained in the methodology described herein; and/or

(iii)	if market, regulatory, juridical, financial, fiscal or other circumstances arise, which were not foreseeable by the Index Sponsor as at the Live Date and such circumstances have not been deliberately caused by the Index Sponsor and such circumstances would, in the determination of the Index Sponsor, necessitate or make desirable such a modification or change of the methodology described herein (including, but without limitation, a change in the frequency of calculation of any Index Closing Level) in order for the Low Beta Factor Index to continue being calculated and determined notwithstanding the relevant circumstances. In deciding what is necessary the Index Sponsor will consider and/or take into account what the Index Sponsor determines to be the intended strategy of the Low Beta Factor Index.

(b)	further, and without limitation to the above provisions, the Index Sponsor shall be entitled to make such modifications and/or changes as it in its reasonable discretion deems appropriate:

(i)	to preserve the intended strategy of the Low Beta Factor Index where such modification and/or change is of a formal, minor or technical nature; and/or

(ii)	if market, regulatory, juridical, financial, fiscal or other circumstances arise, which were not foreseen by the Index Sponsor as at the Live Date and such circumstances have not been deliberately caused by the Index Sponsor and in the determination of the Index Sponsor, such modifications and/or changes would assist in maintaining the intended strategy of the Low Beta Factor Index and/or would ensure that the Low Beta Factor Index can continue to be calculated and determined by the Index Sponsor in light of such circumstances.

In making such modifications however the Index Sponsor will ensure that such modifications or changes will result in a methodology that, in the Index Sponsor’s determination, is consistent in its intended strategy with the methodology described herein. The Index Sponsor may, in its discretion, at any time and without notice, terminate the calculation and publication of the Low Beta Factor Index.

Details of any adjustments made to the Low Beta Factor Index shall be made available by the Index Sponsor on its website and on application to the Index Sponsor’s principal office in London. Access to any such publication may be restricted by means determined as appropriate by the Index Sponsor in its reasonable discretion including, but not limited to, password protection on the Index Sponsor’s website.

The Cash Basket

The Cash Basket will reflect a notional amount of cash that will be balanced across four currencies: U.S. Dollars (USD), Euros (EUR), Japanese Yen (JPY) and British Pounds Sterling (GBP). The notional cash position in each of the currencies will be determined to broadly reflect the currency weighting of each such currency in the Reference Index. Because not all of the Reference Index Stocks are traded in these four currencies, the following mapping is used:

Trading Currency	Notional Currency
Australian Dollar “AUD”	USD
Canadian Dollar “CAD”	USD
Swiss Franc “CHF”	EUR
Danish Krone “DKK”	EUR
Euro “EUR”	EUR
British Pound “GBP”	GBP
Israeli New Shekel “ILS”	USD
Japanese Yen “JPY”	JPY
Hong Kong Dollar “HKD”	USD
Norwegian Krone “NOK”	EUR
New Zealand Dollar “NZD”	USD
Swedish Krona “SEK”	EUR
Singapore Dollar “SGD”	USD
United States Dollar “USD”	USD

The notional amount of cash in the Cash Basket will earn a notional amount of interest at the federal funds effective rate (for notional cash held in USD), the euro overnight index average (EONIA) rate (for notional cash held in EUR), the bank of Japan estimate unsecured overnight call rate (for notional cash held in JPY) and the sterling overnight index average (SONIA) rate (for notional cash held in GBP). The accrual of such interest will be reflected in the Cash Basket Level. The Cash Basket Level on any Index Calculation Date will be equal to the product of (a) the Cash Basket Level on the Index Reconstitution Date immediately preceding such Index Calculation Date and (b) the sum of the products of each currency’s (i) notional weight on the immediately preceding July 1 and (ii) the level of such currency’s Cash Index (as listed below) on such Index Calculation Date (converted into U.S. dollars by reference to the relevant exchange rate on such Index Calculation Date) divided by the level of such currency’s Cash Index on the Index Reconstitution Date immediately preceding such Index Calculation Date (converted into U.S. dollars by reference to the relevant exchange rate on such Index Reconstitution Date). Because the Low Beta Factor Index takes a notional short position in the Cash Basket, the inclusion of the Cash Basket will result in a reduction in the level of the Low Beta Factor Index.

Currency	Cash Index
EUR	Deutsche Bank EONIA Total Return Index (Bloomberg ticker: DBDCONIA Index)
GBP	Deutsche Bank SONIA Total Return Index (Bloomberg ticker: DBMMSONI Index)
JPY	Deutsche Bank JPY Overnight Rate (Mid) Index (Bloomberg ticker: DBDCJPON Index)
USD	Deutsche Bank Fed Funds Effective Rate Total Return Index (Bloomberg ticker: DBMMFED1 Index)

Successor Cash Index Sponsor and Successor Cash Index

If at any relevant time, a Cash Index is:

(a)	not calculated and published by its sponsor (the “Cash Index Sponsor” but is calculated and published by a successor sponsor (the “Successor Cash Index Sponsor”) acceptable to the Index Sponsor; or

(b)	replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Cash Index (a “Successor Cash Index”), then in each case such Cash Index will be deemed to be (i) such Cash Index so calculated and published by the Successor Cash Index Sponsor or (ii) that Successor Cash Index, as the case may be.

Cash Index Events

If at any relevant time the Cash Index Sponsor or the Successor Cash Index Sponsor:

(a)	makes or announces that it will make a material change in the formula for or the method of calculating a Cash Index or in any other way materially modifies a Cash Index (other than a modification prescribed in that formula or method to maintain such Cash Index in the event of permitted changes in its constituents and/or other routine events (a “Cash Index Modification”);

(b)	permanently cancels a Cash Index (a “Cash Index Cancellation”);

(c)	fails to calculate a Cash Index and publish the levels of such Cash Index on an Index Calculation Date on which such Cash Index levels were scheduled to be published (a “Cash Index Disruption”); or

(d)	the Index Sponsor determines, in its sole and absolute discretion that any price, value or level of a Cash Index has been calculated by reference to incorrect data or to quotations by dealers that do not reflect the true market trading prices, values or levels of such Cash Index (a “Cash Index Error” and together with any Cash Index Modification, Cash Index Cancellation, or Cash Index Disruption, a “Cash Index Event”),

then, upon the occurrence of any Cash Index Event, the Index Sponsor may:

(a)	determine the level of such Cash Index at the relevant time using, in lieu of a published level for such Cash Index, the level of such Cash Index as at the relevant time as determined by the Index Sponsor in accordance with the formula for and method of calculating such Cash Index last in effect prior to the Cash Index Event or in accordance with any other formula for or method of calculating such Cash Index as the Index Sponsor determines to be appropriate for such purpose in its sole and absolute discretion;

(b)	select a successor Cash Index to replace such Cash Index in its sole and absolute discretion; or

(c)	permanently cease to calculate and publish the Low Beta Factor Index.

ANNEX IV

DEUTSCHE BANK EQUITY RISK-ADJUSTED MOMENTUM FACTOR
USD — EXCESS RETURN INDEX

The Deutsche Bank Equity Risk-Adjusted Momentum Factor — USD — Excess Return Index (Bloomberg: DBGLSNMU <Index>) (the “ Momentum Factor Index”) is a proprietary index of Deutsche Bank AG, London Branch (the “Index Sponsor”) and is intended to reflect the premium an investor would earn pursuing a momentum-driven strategy by taking notional long exposure to a portfolio of stocks ranked as high “momentum” stocks, tracked by the Deutsche Bank Equity Risk-Adjusted Momentum Factor — USD — Net Total Return Index (the “Long Index”), and notional short exposure to MSCI World — Gross Total Return — USD Index (the “Short Index”).

The Long Index is a proprietary stock index calculated, published and disseminated daily by Deutsche Bank AG, London Branch (the “Long Index Sponsor”).The stocks comprising the Long Index are selected from the stocks comprising the MSCI World Equal Weight — USD Index (the “Reference Index”) based on the momentum scores of these stocks calculated using each stock’s price momentum as reduced by its risk-adjusted idiosyncratic volatility. The Long Index will include the top 20% of the Reference Index stocks with the highest momentum scores, excluding certain Reference Index stocks on the basis of liquidity. The Long Index is rebalanced monthly and all constituents in the Long Index are given an equal weight on each monthly reconstitution date. The Long Index currently consists of one sub-index. If there are changes in the aggregate outstanding notional investment of financial products linked to the Long Index, it may be divided into multiple sub-indices or combined back into fewer sub-indices, subject to the requirement that there be at least one sub-index at all times.

The Short Index and Reference Index are benchmark stock indices calculated, published and disseminated daily by MSCI Inc. (the “Short Index Sponsor” for the Short Index and the “Reference Index Sponsor” for the Reference Index). The Short Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of certain developed equity markets in U.S. dollar values. The Reference Index includes the same constituent stocks as the Short Index, but, unlike the Short Index, all constituents of the Reference Index are given an equal weight. Both the Short Index and the Reference Index are rebalanced in February, May, August and November. As of May 31, 2016, the Short Index and the Reference Index comprise over 1,639 large and mid-cap equity securities from the following 23 developed equity markets: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.

The concept of momentum investing is founded on the market observation that stocks that have recently performed well will continue to perform well and stocks that have recently performed poorly will continue to perform poorly, and therefore, that stocks with high momentum will tend to outperform the market over the long run. However, it has also been observed that stocks that display momentum and have high idiosyncratic volatility tend not only to have high momentum, but also experience sharp declines in stock returns, thereby diminishing the momentum effect. Because stocks with high idiosyncratic volatility may be prone to sharp declines in stock returns, a stock’s idiosyncratic volatility is subtracted from the price momentum when computing the momentum score, thereby reflecting the view that low idiosyncratic volatility is a positive signal and signifies a stock with sustainable price momentum. The fact that a stock has high momentum does not necessarily imply that it has had positive returns. In a down market, a stock may be classified as high momentum because it has a smaller negative return as compared to other stocks in the declining market.

The idiosyncratic volatility of a stock is the standard deviation of such stock’s residual returns, calculated based on such stock’s beta. Beta is a number used to describe the relationship between a specific asset’s return and the market’s return as a whole. An asset has a beta of zero if its returns change independently of changes in the market’s returns. A positive beta means that the asset’s returns generally follow the market’s return, in the sense that they tend to be both above their respective averages together or below their respective averages together. A negative beta means that the asset’s returns generally move in opposition to the market’s returns: one will tend to be above its average when the other is below its average. The return of a stock on any particular day will generally vary from the result expected by the stock’s beta alone. Therefore, the return of a stock on any day could be viewed as (a) the stock’s beta times the market’s performance plus (b) the residual return, which, of course, can be positive or negative. The residual return accounts for the price of the stock not behaving as predicted by the stock’s beta. A stock may behave differently than its beta would predict due to any factor that has an effect on the stock, but does not have the same effect on the market. For example, any unexpected news about a company that causes a sharp change in the performance of the company’s stock will likely cause the stock’s return to deviate from its beta to the market. The extent of deviation from the expected return of the stock predicted by the stock’s beta is referred to as the stock’s idiosyncratic volatility.

The Momentum Factor Index seeks to implement this momentum-driven strategy by taking a notional long position in the Long Index comprising stocks with high momentum scores and a notional short position in the Short Index reflecting the market performance of developed equity markets. For purpose of the Long Index, the price momentum of each stock is calculated as the 11-month price return of the stock and the idiosyncratic volatility of each stock is calculated as the rolling one-year idiosyncratic volatility of such stock relative to the Reference Index. Prior to subtracting a stock’s idiosyncratic volatility from the price momentum to determine the momentum score, the idiosyncratic volatility of each stock is itself adjusted by a factor (the “Risk Adjustment Factor”) measuring the relationship between the stock returns attributable to price momentum and the stock returns attributable to idiosyncratic volatility in the general market. This adjustment by the Risk Adjustment Factor is to ensure that the deduction of the idiosyncratic volatility of each stock from its price momentum is proportional to the general impact of idiosyncratic volatility on price momentum. Using these two metrics, a stock with a relatively high price momentum and low risk-adjusted idiosyncratic volatility is more likely to be selected as one of the high momentum stocks tracked by the Long Index. Generally, the performance of the Momentum Factor Index will be positive, reflecting the premium an investor would earn, if the high momentum stocks tracked by the Long Index outperform the stocks tracked by the Short Index, and negative, reflecting the loss an investor would suffer, if the high momentum stocks tracked by the Long Index underperform the stocks tracked by the Short Index. Whether the Long Index and the Short Index go up or down, if the Long Index outperforms the Short Index sufficiently to offset the cost deductions described below, the level of the Momentum Factor Index will increase; conversely, if the Long Index underperforms the Short Index the level of the Momentum Factor Index will decrease.

The Momentum Factor Index is subject to a daily deduction for the sum of the cost of hypothetically implementing the notional long position in the Long Index at a rate of 0.40% per annum (the “Long Leg Cost Rate”) and the cost of implementing the notional short position in the Short Index at a rate of 0.45% per annum (the “Short Leg Cost Rate”). In addition, calculation of the Long Index includes a cost deduction of 0.02% in connection with reconstitution of the relevant sub-indices, subject to certain adjustments. As a result of this deduction, the level of the Momentum Factor Index will be lower than would otherwise be the case if such costs were not included.

The Momentum Factor Index has been calculated on a live basis since October 22, 2013 (the “Live Date”) and has been retrospectively calculated using the same methodology as described herein since January 9, 2001 (the “Index Commencement Date”), except that such retrospective calculations prior to the Live Date used historical stock prices (adjusted to reflect historical corporate events) provided by dbGrade which uses FAME (database) for retrospectively calculating the Long Index. Such adjustments to the historical stock prices provided by dbGrade may be different from the adjustments for corporate events set forth below. Therefore, the Momentum Factor Index has limited performance history and no actual investment which allowed tracking of the performance of the Momentum Factor Index was possible before the Live Date. The Index Sponsor will calculate the level of the Momentum Factor Index (the “Index Closing Level”) on each Index Calculation Date as described below under “Calculation of the Index Closing Level.” The Index Closing Level on the Index Commencement Date was set at 1,000.

Calculation of the Index Closing Level

The Momentum Factor Index is rebalanced on each monthly Index Reconstitution Date, which is typically the 6th calendar day of each month. The Index Closing Level will generally increase if the Long Index outperforms the Short Index measured during the period from the previous Index Reconstitution Date to the day of calculation, and decrease if the Long Index underperforms the Short Index measured during the same period. The Index Closing Level on each Index Calculation Date will reflect its notional long exposure to the Long Index and notional short exposure to the Short Index, subject to deduction on a daily basis for notional costs assessed at the sum of the Long Leg Cost Rate and Short Leg Cost Rate. The Index Closing Level is calculated using the following formula:

where:

IL(t)	is the Index Closing Level on such Index Calculation Date;

IL(tR)	is the Index Closing Level on the Index Reconstitution Date immediately preceding such Index Calculation Date;

TIL(t)	is the closing level of the Long Index (the “Long Index Closing Level”) on such Index Calculation Date;

TIL(tR)	is the Long Index Closing Level on the Index Reconstitution Date immediately preceding such Index Calculation Date;

RIL(t)	is the closing level of the Short Index (the “Short Index Closing Level”) on such Index Calculation Date;

RIL(tR)	is the Short Index Closing Level on the Index Reconstitution Date immediately preceding such Index Calculation Date;

LLC	is the Long Leg Cost Rate of 0.40% per annum;

SLC	is the Short Leg Cost Rate of 0.45% per annum; and

ACT(tR,t)	is the number of calendar days from, but excluding, the Index Reconstitution Date immediately preceding such Index Calculation Date to, and including, such Index Calculation Date.

“Index Calculation Date” means each Long Index Calculation Date (as defined below, subject to adjustment by the Long Index Sponsor) and is expected to be each Index Business Day.

“Index Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“Index Reconstitution Date” means the 6th calendar day of each calendar month, or if such day is not a MSCI Trading Day, the first MSCI Trading Day immediately following such day.

“MSCI Trading Day” means a Trading Day in relation to all stock constituents of the Reference Index.

“Trading Day” means (a) in relation to a stock, any day on which the primary exchange relating to such stock is scheduled to be open for its usual trading session, (b) in relation to the Long Index, any day that is a Trading Day in relation to all of its sub-indices; or (c) in relation to a sub-index of the Long Index, any day that is a Trading Day in relation to all constituents of such sub-index and, if relevant, all stocks comprising the new constituents.

The Index Sponsor will publish the Index Closing Level for each Index Business Day as soon as reasonably practicable after 16:00 London time on the next Index Business Day following such Index Business Day at the Index Sponsor’s principal office in London, on the Index Sponsor’s website under the heading “DB Equity Risk-Adjusted Momentum Factor Index — USD — Excess Return,” on Bloomberg page “DBGLSNMU” and Reuters page “.DBGLSNMU”, or at such other information sources as the Index Sponsor may select from time to time at its sole and absolute discretion. The Index Sponsor may, at any time and without notice, increase the frequency of publication of the Index Closing Level.

Long Index

The Deutsche Bank Equity Risk-Adjusted Momentum Factor — USD — Net Total Return Index, which we refer to as the Long Index, is designed to reflect the performance of a monthly rebalanced notional portfolio of high momentum stocks representing the top 20% of the constituent stocks comprising the Reference Index with the highest risk-adjusted momentum scores (the “Momentum Scores”), excluding certain stocks in the Reference Index on the basis of liquidity. For each constituent stock of the Reference Index (a “Reference Index Stock”), the Momentum Score of such Reference Index Stock, if available, is calculated using its price momentum minus its risk-adjusted idiosyncratic volatility as described below. The Long Index is rebalanced monthly and the selected constituent stocks are equally weighted on each reconstitution date, as further described below. The calculation of the Long Index includes a cost deduction of 0.02% in connection with reconstitution of its relevant sub-indices, subject to certain adjustments as described below.

The Long Index is a total return index whose index level reflects cash dividend reinvestment, meaning that it measures the market performance of its constituent stocks in terms of both price performance and income from cash dividend payments. Cash dividends are deemed reinvested in the Long Index on the day the dividend-paying stock is quoted ex-dividend. The Long Index is a net total return index calculated so that the amount of cash dividend reinvested is equal to the cash dividend distributed after taking account of the hypothetical tax rate (the “Withholding Tax Rate”) at which the relevant jurisdiction generally taxes (or imposes a withholding tax upon) cash dividends paid by corporations incorporated in such jurisdiction to a non-resident of the relevant jurisdiction as determined by the Long Index Calculation Agent by reference to established industry sources.

The Long Index is calculated after converting the trading prices of its constituent stocks into U.S. dollars at the relevant exchange rates. The Long Index has been calculated on a live basis since the Live Date of the Momentum Factor Index and has been retrospectively calculated since the Index Commencement Date. Therefore, the Long Index has limited performance history and no actual investment that allowed tracking of the performance of the Long Index was possible before the Live Date. Deutsche Bank AG, London Branch (the “Long Index Calculation Agent”) will calculate the Long Index Closing Level on each Long Index Calculation Date as described below under “Calculation of the Sub-Index Closing Level” and “Long Index Construction and Calculation.” The Long Index Closing Level was set at 1,000 on the Index Commencement Date.

The “Long Index Calculation Date” means any weekday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

Addition or Deletion of Sub-Indices

The Long Index currently consists of one sub-index (“Sub-Index 1”). If there are changes in the aggregate outstanding notional investment of financial products linked to the Long Index, one or more additional sub-indices (each, a “Sub-Index”, and together with Sub-Index 1, the “Sub-Indices”) may be created and added to the Long Index. Similarly, Sub-Indices may also be removed from the Long Index, subject to the requirement that there be at least one Sub-Index at all times. See “Long Index Construction and Calculation” below for more information about the addition and deletion of Sub-Indices. Each Sub-Index is reconstituted on a monthly basis and its constituents (the “Sub-Index Constituents”) will be selected at the same time using the same criteria as further detailed below under “Sub-Index Reconstitution,” except that each Sub-Index will have its own reconstitution dates (each, a “Sub-Index Reconstitution Date”).

Sub-Index Reconstitution

On the last Long Index Calculation Date of each calendar month (the “Selection Date”), the Long Index Calculation Agent will select, for each Sub-Index of the Long Index to be reconstituted in the immediately following calendar month, the Sub-Index Constituents from the Reference Index Stocks based on their Momentum Scores on such Selection Date.

Identifying the Selection Pool Stocks

The Long Index Calculation Agent will first identify the Reference Index Stocks on such Selection Date, and select from the Reference Index Stocks the eligible “Selection Pool Stocks” by excluding those stocks (a) whose Price Momentum Score (as defined below), Idiosyncratic Volatility Score (as defined below) and/or average daily trading volume in the previous 60 weekdays (the “ADV”) cannot be determined by the Long Index Calculation Agent or (b) whose ADV is ranked lower than the 20th percentile among the Reference Index Stocks.

Calculating the Price Momentum Score

On each Selection Date, the Long Index Calculation Agent will determine the Price Momentum Score of each Selection Pool Stock.

The Long Index Calculation Agent will first calculate the 11-month price return (the “Price Momentum”) of each Selection Pool Stock, which is equal to (a) the closing price of such Selection Pool Stock on the last Long Index Calculation Date in the calendar month immediately preceding the Selection Date divided by the closing price of such Selection Pool Stock on the last Long Index Calculation Date in the twelfth calendar month immediately preceding the Selection Date minus (b) 1 (one).

Based on the Price Momentum of each Selection Pool Stock, the Long Index Calculation Agent will rank each Selection Pool Stock from highest to lowest and then calculate the “Price Momentum Score” for such Selection Pool Stock by applying the Inverse Standard Normal Cumulative Distribution Function in Microsoft Excel to the ratio of (a) their respective rankings divided by (b) 1 (one) plus the number of Selection Pool Stocks. The purpose of this step is to assign increasingly higher scores to the stocks whose Price Momentum is ranked further above the mean, and increasingly lower scores to the stocks whose Price Momentum is ranked further below the mean. For example, if there are 100 Selection Pool Stocks, the difference between the Price Momentum Score of stocks ranked 51 and 52 will be relatively small (as they are both very close to the mean) while such difference in score between stocks ranked 91 and 92 will be greater (as they are farther away from the mean). This serves to differentiate to a greater degree stocks whose scores are far away from the mean (either positively or negatively).

Calculating the Idiosyncratic Volatility Score

On each Selection Date, the Long Index Calculation Agent will also determine the Idiosyncratic Volatility Score of each Selection Pool Stock in accordance with the following four steps.

First, the Long Index Calculation Agent determines the one-year rolling beta of each Selection Pool Stock relative to the Reference Index on the Selection Date (the “Beta”) by dividing (a) the covariance of the daily returns of such Selection Pool Stock (adjusted for changes in the applicable exchange rate) and the Reference Index by (b) the variance of the daily return of the Reference Index, each calculated using daily returns over one year (264 weekdays) preceding the Selection Date. Covariance is a measure of the extent to which the prices of two assets move together and thus provides a measure of the strength and magnitude of the correlation between two assets. Variance is the square of volatility.

Second, the Long Index Calculation Agent will calculate the Residual Return of such Selection Pool Stock on each of the 264 weekdays preceding the Selection Date. The “Residual Return” is the portion of a Selection Pool Stock’s return that is not accounted for by such Selection Pool Stock’s Beta. The Residual Return on each weekday is equal to (a) the return of such Selection Pool Stock (adjusted for changes in the applicable exchange rate) on such weekday minus (b) the product of the Beta of such Selection Pool Stock on the Selection Date and the return of the Reference Index on such weekday.

Third, the Long Index Calculation Agent will calculate the “Idiosyncratic Volatility” of such Selection Pool Stock, which is the standard deviation of such Selection Pool Stock’s Residual Returns over the 264 weekdays preceding the Selection Date.

Fourth, the Long Index Calculation Agent will rank each Selection Pool Stock from highest to lowest based on its Idiosyncratic Volatility and determine the “Idiosyncratic Volatility Score” for such Selection Pool Stock by applying the Inverse Standard Normal Cumulative Distribution Function in Microsoft Excel to the ratio of (a) their respective rankings divided by (b) 1 (one) plus the number of Selection Pool Stocks.

Calculating the Momentum Score

Using the Price Momentum Score and Idiosyncratic Volatility Score of each Selection Pool Stock, the Long Index Calculation Agent will then calculate the Momentum Score for such Selection Pool Stock on the Selection Date, which is equal to (a) the Price Momentum Score of such Selection Pool Stock minus (b) the product of (i) the Risk Adjustment Factor on the Selection Date and (ii) the Idiosyncratic Volatility Score of such Selection Pool Stock.

The Risk Adjustment Factor measures the relationship between the stock returns attributable to price momentum as tracked by the Deutsche Bank Price Momentum Sub-Factor Index — USD (the “Price Momentum Sub-Factor Index”) and the stock returns attributable to idiosyncratic volatility as tracked by the Deutsche Bank Idiosyncratic Volatility Sub-Factor Index — USD (the “Idiosyncratic Volatility Sub-Factor Index”) in the general market.

•	The Risk Adjustment Factor on the Selection Date is calculated as (a) the covariance of the Price Momentum Sub-Factor Index and the Idiosyncratic Volatility Sub-Factor Index divided by (b) the variance of the Idiosyncratic Volatility Index, each calculated using data over one year (264 weekdays) preceding the Selection Date. The Risk Adjustment Factor is applied to the Idiosyncratic Volatility Score to ensure that the deduction of the Idiosyncratic Volatility Score from the Price Momentum Score is proportional to the general impact of idiosyncratic volatility on price momentum. For example, if price momentum and idiosyncratic volatility are positively correlated but the stock returns attributable to price momentum are greater than the stock returns attributable to idiosyncratic volatility, the deduction of the Idiosyncratic Volatility Score will be scaled up by a Risk Adjustment Factor of greater than 1 to reflect the fact that a smaller move in the stock returns attributable to idiosyncratic volatility explains a larger move in the stock returns attributable to price momentum. Conversely, if the stock returns attributable to price momentum are smaller than the stock returns attributable to idiosyncratic volatility, the deduction of the Idiosyncratic Volatility Score will be scaled down by a Risk Adjustment Factor of less than 1 to reflect the fact that a larger move in the stock returns attributable to idiosyncratic volatility explains a smaller move in the stock returns attributable to price momentum.

•	The Price Momentum Sub-Factor Index is intended to reflect the stock returns attributable to price momentum (without any adjustment to idiosyncratic volatility) by taking notional long exposure to a monthly rebalanced portfolio of high momentum stocks representing the top 20% of the Reference Index Stocks with the highest Price Momentum Scores and notional short exposure to a monthly rebalanced portfolio of low momentum stocks representing the bottom 20% of the Reference Index Stocks with the lowest Price Momentum Scores.

•	The Idiosyncratic Volatility Index is intended to reflect the stock returns attributable to idiosyncratic volatility by taking notional long exposure to a monthly rebalanced portfolio of high idiosyncratic volatility stocks representing the top 20% of the Reference Index Stocks with the highest Idiosyncratic Volatility Scores, and notional short exposure to a monthly rebalanced portfolio of low momentum stocks representing the bottom 20% of the Reference Index Stocks with the lowest Idiosyncratic Volatility Scores.

Selecting the Sub-Index Constituents

After the Long Index Calculation Agent determines the Momentum Score of each Selection Pool Stock on the relevant Selection Date, the Selection Pool Stocks will be ranked by their Momentum Scores from highest to lowest. Each Sub-Index of the Long Index will comprise the top 20% of the Selection Pool Stocks with the highest Momentum Scores. Each Selection Pool Stock identified in the manner described above will be a Sub-Index Constituent for the relevant Sub-Index following its Sub-Index Reconstitution Date. The Sub-Index Constituents will be equally weighted on the Sub-Index Reconstitution Date and the “New Weight” of each Sub-Index Constituent will be equal to 1 (one) divided by the number of Sub-Index Constituents. We refer to each Sub-Index Constituent comprising a Sub-Index following a Sub-Index Reconstitution Date, as a new Sub-Index Constituent, and each Sub-Index Constituent comprising a Sub-Index on or prior to a Sub-Index Reconstitution Date, as a previous Sub-Index Constituent.

Calculation of the Sub-Index Closing Level

For each Sub-Index of the Long Index, the Long Index Calculation Agent will calculate the closing level of such Sub-Index (the “Sub-Index Closing Level”) on each Long Index Calculation Date based on the performance of the Sub-Index Constituents on such Long Index Calculation Date, determined after converting the closing price of each Sub-Index Constituent into U.S. dollars. If, on a Sub-Index Reconstitution Date, one or more new Sub-Index Constituents for a Sub-Index is determined to be a “Restricted Stock” that Deutsche Bank AG and/or any of its affiliates is restricted from dealing in pursuant to regulatory or legal obligations or internal policies, the Long Index Calculation Agent will remove such stocks from the Sub-Index Constituents and replace such stocks with a notional Cash Amount (as defined below) deemed to be included in such Sub-Index effective on the immediately following Long Index Calculation Date.

The Sub-Index Closing Level is calculated using the following formula:

CSIL (t) = SICA (t) + S Pi (t) x FXi (t) x Ni (t)

where:

CSIL (t)	is the Sub-Index Closing Level of a Sub-Index on the relevant Long Index Calculation Date;

SICA (t)	is the Cash Amount of such Sub-Index on such Long Index Calculation Date;

Pi (t)	is the closing price of a Sub-Index Constituent on such Long Index Calculation Date;

FXi (t)	is the exchange rate between the relevant currency of such Sub-Index Constituent and U.S. dollars on such Long Index Calculation Date;

Ni (t)	is the Unit Weight of such Sub-Index Constituent on such Long Index Calculation Date , as described below under “Determining the Unit Weight”; and

S	is the operation of adding a series of numbers.

Because the closing price of each Sub-Index Constituent is converted into U.S. dollars for purposes of calculating the Sub-Index Closing Level, the Long Index and the Momentum Factor Index will be exposed to currency exchange rate risk with respect to each of the currencies in which the Sub-Index Constituents trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the

Sub-Index Constituents denominated in each such currency. A net depreciation of the U.S. dollar against the currencies in which the Sub-Index Constituents trade will result in an increase in the level of the Long Index. Conversely, a net appreciation of U.S. dollar against such currencies will result in a decrease in the level of the Long Index. Fluctuations in currency exchange rates can have a continuing impact on the levels the Long Index and the Momentum Factor Index.

On the Long Index Calculation Date immediately following a Sub-Index Reconstitution Date, the “Cash Amount” is equal to the sum of, for all such Restricted Stocks, the product of (a) the Sub-Index Closing Level on such Sub-Index Reconstitution Date (calculated by reference to the previous Sub-Index Constituents), (b) 1 (one) minus the Total Reconstitution Cost on such Sub-Index Reconstitution Date and (c) the New Weight of such stock prior to its removal.

Determining the Unit Weights

Following each Selection Date, the Long Index Calculation Agent will reconstitute each Sub-Index on its immediately following Sub-Index Reconstitution Date by replacing the previous Sub-Index Constituents with the equally weighted new Sub-Index Constituents. In order to do so, the Long Index Calculation Agent will calculate the Unit Weight of each new Sub-Index Constituent applicable after reconstitution. The Unit Weight of each new Sub-Index Constituent is equal to the notional number of units required to give equal weighting to each Sub-Index Constituent in the Sub-Index, reduced by a pro rata share of the Total Reconstitution Cost incurred in connection with notionally replacing and rebalancing the previous Sub-Index Constituents with the new Sub-Index Constituents.

If at any time any Sub-Index Constituent is expected to pay a cash dividend, the Unit Weight of such Sub-Index Constituent will be increased on the day such Sub-Index Constituent is traded ex-dividend on its primary exchange to account for the reinvested dividend after taking into account the Withholding Tax Rate. The Unit Weight may also be adjusted to take into account certain corporate events that impact a Sub-Index Constituent. Please see below under “Corporate Events and Their Consequences” for more information.

The “Unit Weight” of each new Sub-Index Constituent is equal to the product of:

(a)	the Sub-Index Closing Level on such Sub-Index Reconstitution Date (calculated by reference to the previous Sub-Index Constituents) times the New Weight of such Sub-Index Constituent on such Sub-Index Reconstitution Date divided by the closing price of such Sub-Index Constituent on such Sub-Index Reconstitution Date, converted into U.S. dollars by reference to the relevant exchange rate; and

(b)	1(one) minus the Total Reconstitution Cost.

The “Total Reconstitution Cost” on each Sub-Index Reconstitution Date is the total cost incurred in connection with notionally selling the previous Sub-Index Constituents, buying the new Sub-Index Constituents and rebalancing the previous Sub-Index Constituents that are also new Sub-Index Constituents. The Total Reconstitution Cost is equal to the sum of, for each stock which is a previous Sub-Index Constituent and/or a new Sub-Index Constituent (other than any stock which is determined to be a Restricted Stock on such Sub-Index Reconstitution Date), the product of (a) the Reconstitution Cost of such stock and (b) the absolute value of the difference between:

(a)	the New Weight of such stock; and

(b)	the ratio of (i) the product of (1) the Unit Weight of such stock on such Sub-Index Reconstitution Date and (2) the closing price of such stock on such Sub-Index Reconstitution Date, converted into U.S. dollars by reference to the relevant exchange rate divided by (ii) the Sub-Index Closing Level on such Sub-Index Reconstitution Date (calculated by reference to the previous Sub-Index Constituents).

For the purposes of this calculation, the Unit Weight for each new Sub-Index Constituent that is not a previous Sub-Index Constituent is equal to zero, and the New Weight for each previous Sub-Index Constituent that is not a new Sub-Index Constituent is equal to zero.

The “Reconstitution Cost” is a per unit cost of 0.02% for the Long Index. The Reconstitution Cost may be adjusted by the Long Index Sponsor by an amount necessary to cover any change in the cost of transacting in such stock on the relevant exchange due to any increase or imposition of financial transactions tax by a relevant taxing authority, if applicable. Any change in the Reconstitution Cost will only become effective following the publication of a notice on the Long Index Sponsor’s website specifying such change in the Reconstitution Cost.

Long Index Construction and Calculation

On the 15th calendar day of each calendar month, if the Long Index Sponsor determines that the aggregate outstanding notional investment of the financial products linked in whole or in part to the Long Index or the Euro denominated version of the Long Index has reached a higher Sub-Index Determination Band (as defined below) or fallen into a lower Sub-Index Determination Band, the Long Index Sponsor will determine whether the existence of such event is material in respect of the reconstitution of the existing Sub-Index or Sub-Indices. If the Long Index Sponsor determines that such event is material, the Long Index Sponsor will add (if the total notional investment has increased) or remove (if the total notional investment has decreased) one or more Sub-Indices as determined in its reasonable discretion. The Long Index Sponsor will publish its determination at least 10 calendar days prior to effecting such change.

“Sub-Index Determination Band” means, each of:

(a)	EUR 0 to EUR 200,000,000 (inclusive);

(b)	EUR 200,000,001 to EUR 400,000,000 (inclusive);

(c)	EUR 400,000,001 to EUR 600,000,000 (inclusive);

(d)	EUR 600,000,001 to EUR 800,000,000 (inclusive); and

(e)	thereafter, each band from, but excluding, the upper end of the previous Sub-Index Determination Band to, and including, the next multiple of EUR 200,000,000.

If an additional Sub-Index is, or Sub-Indices are, created and added, the Long Index will be rebalanced among Sub-Indices on the 1st calendar day of each month (each, a “Sub-Index Rebalancing Date”) so that each of the Sub-Indices will be equally weighted.

Following the initial constitution of the Long Index and its Sub-Index 1, the Long Index Calculation Agent will continue to reconstitute Sub-Index 1 every month on the relevant Sub-Index Reconstitution Date. In relation to any additional Sub-Index, the Long Index Calculation Agent will reconstitute such Sub-Index on each monthly Sub-Index Reconstitution Date for such additional Sub-Index using the new Sub-Index Constituents identified on the relevant Selection Date.

The Long Index Calculation Agent will calculate the Long Index Closing Level on each Long Index Calculation Date. The Long Index Closing Level is equal to the sum of, for each Sub-Index of the Long Index, the product of (a) the Sub-Index Closing Level of such Sub-Index and (b) the Sub-Index Weight of such Sub-Index on such Long Index Calculation Date.

The Long Index Calculation Agent will determine, on each Sub-Index Rebalancing Date, the “Sub-Index Weight” of each Sub-Index so that each Sub-Index has an equal impact on the overall Long Index Closing Level. The Sub-Index Weight of each Sub-Index effective on the immediately following Calculation Date is equal to:

(a)	the sum of (i) the Long Index Closing Level on such Sub-Index Rebalancing Date and (ii) the total dividend adjustment amount that reflects the difference between the expected dividends and the actual dividends paid (after taking account of the Withholding Tax Rate in the case of the Long Index) on such Sub-Index Rebalancing Date following the adjustment on such Sub-Index Rebalancing Date; divided by

(b)	the product of (i) the Sub-Index Closing Level on such Sub-Index Rebalancing Date and (ii) the number of Sub-Indices constituting the Long Index immediately following such Sub-Index Rebalancing Date.

The Long Index Sponsor will publish the Long Index Closing Levels on each Long Index Calculation Date as soon as reasonably practicable after 16:00 London time on the next Long Index Calculation Date following such Long Index Calculation Date at the Long Index Sponsor’s principal office in London, on the Long Index Sponsor’s website, on Bloomberg and/or Reuters, or at such other information sources as the Long Index Sponsor may select from time to time at its sole and absolute discretion. The Long Index Sponsor may, at any time and without notice, either permanently or temporarily increase the frequency of publication of the Long Index Closing Levels.

Corporate Events and Their Consequences

The following sections describe how the Long Index will be adjusted to reflect certain corporate events and to preserve the economic value of such Long Index. In circumstances where the holder of a stock would be required to choose between several alternative options, such as cash or shares distribution, the Long Index Calculation Agent, in consultation with the Long Index Sponsor, will determine which alternative is to be taken and adjust the Long Index accordingly.

Stock Reclassification, Stock Distribution, Spin-off or Rights Issuance

Following the declaration by the issuer of a Sub-Index Constituent of the terms of any stock reclassification, stock distribution, spin-off or rights issuance (each, an “Adjustment Event”), the Long Index Calculation Agent will adjust the Unit Weight of such Sub-Index Constituent or the Cash Amount (if any Sub-Index Constituent or any distributed asset is removed from the relevant Sub-Index due to such Adjustment Event) to take into account the dilutive or concentrative effect of such Adjustment Event on the theoretical value of the affected Sub-Index Constituent in accordance with the formulaic rules of the Long Index.

Other Potential Adjustment Events

Following the declaration by an issuer of the terms of any Other Potential Adjustment Event, the Long Index Calculation Agent, in consultation with the Long Index Sponsor, will determine in its reasonable discretion whether such Other Potential Adjustment Event has a dilutive or concentrative effect on the theoretical value of the relevant Sub-Index Constituent. In determining the impact on such theoretical value, the Long Index Calculation Agent may take into account any tax, duty, withholding, deduction or other charge which would be sustained or incurred by a holder of such Sub-Index Constituent that is a financial institution resident in Germany as a result of such Other Potential Adjustment Event. If the Long Index Calculation Agent determines that such Other Potential Adjustment Event has a dilutive or concentrative effect on the theoretical value of the relevant Sub-Index Constituent, then in relation to such Sub-Index Constituent and Sub-Index, the Long Index Calculation Agent, in consultation with the Long Index Sponsor, will make such determinations and/or adjustments that in its reasonable discretion are required to take account of such event, including (a) adjusting the Unit Weight of such Sub-Index Constituent and/or the formula for determining the Long Index Closing Level and/or any other provisions of the rules of the Long Index and (b) determine the effective date of such adjustment.

“Other Potential Adjustment Event” means any of the following:

(a)	a call by the issuer of a Sub-Index Constituent in respect of such Sub-Index Constituent that is not yet fully paid;

(b)	a repurchase by the issuer of a Sub-Index Constituent or any of its affiliates of the relevant Sub-Index Constituent whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(c)	in respect of the issuer of a Sub-Index Constituent, an event that results in any shareholder rights being distributed, or becoming separated from shares of common stock or other shares of the capital stock of the issuer of such Sub-Index Constituent pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value upon the occurrence of certain events;

(d)	any redemption of shareholder rights referred to in (c) above; or

(e)	any other event that may have, in the opinion of the Long Index Sponsor, a dilutive, concentrative or other effect on the theoretical value of a Sub-Index Constituent.

Delisting

Upon the announcement of a delisting of a Sub-Index Constituent by its primary exchange, the Long Index Calculation Agent, in consultation with the Long Index Sponsor, will determine whether a suitable exchange for such Sub-Index Constituent exists. If no suitable exchange exists, the Long Index Calculation Agent will (a) increase the Cash Amount of each relevant Sub-Index to an amount to offset the removal of the delisted Sub-Index Constituent and (b) remove such delisted Sub-Index Constituent from such Sub-Index. If a suitable exchange exists, the suitable exchange will be deemed to be the primary exchange for such Sub-Index Constituent.

Merger, Tender Offer, Nationalization or Insolvency

If a merger event, tender offer, nationalization or insolvency occurs in relation to a Sub-Index Constituent and/or an issuer of a Sub-Index Constituent, the Long Index Calculation Agent, in consultation with the Long Index Sponsor, will make such determinations and/or adjustments that are required to be taken to account for such event. In particular, and without limitation, the Long Index Calculation Agent, in making such determination, will (a) make such adjustments to any one or more of the provisions of the Long Index rules and/or take such actions that are required to account for the merger event, tender offer, nationalization or insolvency and (b) determine the effective date of such adjustments. In making such determination, the Long Index Calculation Agent in consultation with the Long Index Sponsor may, without limitation, take into account any adjustment in respect of the merger event, tender offer, nationalization or insolvency made by a Related Exchange to options contracts or futures contracts on the relevant Sub-Index Constituent traded on that Related Exchange when determining the appropriate adjustment.

“Related Exchange” means, in relation to a stock, any exchange, trading system or quotation system on which, in the Long Index Calculation Agent determination, where derivatives linked to such share usually trade.

Market Disruption Events and their Consequences

If the Long Index Calculation Agent, in consultation with the Long Index Sponsor, determines that a Market Disruption Event occurs or subsists on any day, the Long Index Sponsor will determine whether the occurrence or existence of such Market Disruption Event is material in respect of the reconstitution of the Sub-Indices and/or the calculation of the Long Index Closing Levels.

In the event that the Long Index Sponsor determines that the occurrence or existence of a Market Disruption Event is material to such reconstitution or calculation, the Long Index Calculation Agent, in consultation with the Long Index Sponsor, will make such determinations and/or adjustments that, in its determination, are required to take account of such Market Disruption Event. In particular (and without limitation), the Long Index Calculation Agent, in making such determination, may:

(a)	if such day would otherwise be a Sub-Index Rebalancing Date or a Sub-Index Reconstitution Date;

(i)	determine that such day shall still be such Sub-Index Rebalancing Date or Sub-Index Reconstitution Date, as the case may be, and determine any necessary values (including, without limitation, the Long Index Closing Levels and/or the closing price of any relevant Sub-Index Reconstitution Constituent on such day) by reference to the prevailing market conditions and such other factors it determines appropriate; or

(ii)	determine that such day shall not be a Sub-Index Rebalancing Date or Sub-Index Reconstitution Date, as the case may be, and that the Sub-Index Rebalancing Date or the Sub-Index Reconstitution Date, as the case may be, will be such other day as the Long Index Calculation Agent shall select, in which case, the reconstitution or rebalancing, as the case may be, of the Sub-Index will instead take place on such new Sub-Index Rebalancing Date or Sub-Index Reconstitution Date, as the case may be; and

(b)	if such day is an Long Index Calculation Date but would not otherwise be a Sub-Index Rebalancing Date or a Sub-Index Reconstitution Date:

(i)	calculate the Long Index Closing Level having regard to the then prevailing market conditions, the last reported closing price of any relevant Sub-Index Reconstitution Constituent and/or such other conditions that the Long Index Calculation Agent determines relevant for the calculation of the Long Index Closing Level; or

(ii)	determine that no Long Index Closing Level will be calculated for such day.

“Sub-Index Reconstitution Constituent” means, in relation to a day, each Sub-Index Constituent on such day and, if such day falls on a Sub-Index Reconstitution Date, each Sub-Index Constituent comprising or which, but for the occurrence of a Market Disruption Event, would comprise the Sub-Index reconstituted on such Sub-Index Reconstitution Date.

“Market Disruption Event” means, in relation to a Sub-Index Reconstitution Constituent, the occurrence or existence of:

(a)	any suspension of or limitation imposed on trading by any exchange or Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by such exchange or Related Exchange or otherwise relating to (i) the exchange as a whole, (ii) such Sub-Index Reconstitution Constituent on the exchange or (iii) options contracts or futures contracts relating to such Sub-Index Reconstitution Constituent on the Related Exchange;

(b)	any event (other than an early closure covered in clause (c)) that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or to obtain market values for, such Sub-Index Reconstitution Constituent on any relevant exchange or (ii) to effect transactions in, or obtain market values for options contracts or futures contracts relating to such Sub-Index Reconstitution Constituent on any relevant Related Exchange, in either case, at any time during either (1) the one-half hour period that ends at the Scheduled Closing Time (if the relevant day is an Long Index Calculation Date but not a Sub-Index Reconstitution Date) or (2) the regular trading session on the relevant exchange or Related Exchange without regard to after-hours trading or any other trading outside of the regular trading session hours on the relevant day (if such day is a Sub-Index Reconstitution Date);

(c)	the closure on any Long Index Calculation Date of any exchange or any Related Exchange prior to its scheduled closing time unless such earlier closing time is announced by such exchange or such Related Exchange, as the case may be, at least one hour prior to (i) the actual closing time for the regular trading session on such exchange or such Related Exchange on such Long Index Calculation Date or, if earlier, (ii) the submission deadline, if applicable, for orders to be entered into such exchange or such Related Exchange system for execution at the scheduled closing time on such Long Index Calculation Date ;

(d)	with regards to a Sub-Index Constituent whose Relevant Currency is not U.S. dollars, the determination by the Long Index Calculation Agent, in consultation with the Long Index Sponsor, that as a result of the occurrence of an event which has or would have the effect of preventing, restricting or delaying Deutsche Bank AG, its affiliates or non-affiliated third parties from (i) converting the Relevant Currency of a Sub-Index Constituent into U.S. dollars through customary legal channels or transferring within or from the relevant jurisdiction either currency, (ii) converting such Relevant Currency into U.S. dollars at a rate at least as favourable as the rate for domestic institutions located in the relevant jurisdiction, (iii) delivering such Relevant Currency or U.S. dollars from accounts inside the relevant jurisdiction to accounts outside such jurisdiction or (iv) transferring such Relevant Currency or U.S. dollars between accounts inside the relevant jurisdiction or to a party that is a non-resident of such jurisdiction, the ability of Deutsche Bank AG, its affiliates or non-affiliated third parties to acquire, hold, transfer or realize or otherwise to effect transactions in relation to such Sub-Index Constituent is likely to be affected;

(e)	the Long Index Calculation Agent, in consultation with the Long Index Sponsor, determining that as a result of a relevant jurisdiction (i) imposing any controls or announcing its intention to impose any controls, (ii) implementing or announcing its intention to implement any laws or regulations or (iii) changing or announcing its intention to change the interpretation or administration of any laws or regulations, the ability of Deutsche Bank AG, its affiliates or non-affiliated third parties to acquire, hold, transfer or realize or otherwise to effect transactions in relation to such Sub-Index Reconstitution Constituent is likely to be affected; or

(f)	a general moratorium is declared in relation to banking activities in the country in which any exchange is located.

“Relevant Currency” means, in relation to a Sub-Index Constituent, the currency in which the closing price of such Sub-Index Constituent on the primary exchange is denominated.

Selection Disruption Events and Their Consequences

If the Long Index Calculation Agent, in consultation with the Long Index Sponsor, determines that it is unable to obtain some or all of the data required to determine the relevant ADVs, Price Momentum Scores, the Idiosyncratic Volatility Scores, the Risk Adjustment Factor and/or the Momentum Scores (a “Selection Disruption Event”) on a Selection Date (a “Selection Disruption Date”), the Long Index Sponsor will determine whether the occurrence or existence of such Selection Disruption Event is material in respect of Sub-Index reconstitution.

In the event that the Long Index Sponsor determines that the occurrence or existence of a Selection Disruption Event is material, the Selection Date will be the first succeeding Long Index Calculation Date that is not a Disrupted Day and the relevant Sub-Index Reconstitution Date will be postponed accordingly. However, if the Long Index Sponsor determines that the relevant Selection Disruption Event is not, or will not be, temporary or each of the five Long Index Calculation Dates immediately following the Selection Disruption Date is a Disrupted Day, the Long Index Sponsor will:

(a)	make such determinations and/or adjustments that, in its determination, are required to take account of such Selection Disruption Event (including, without limitation, determining that the relevant Sub-Index reconstitution will not take place or, if the Selection Disruption Event is in relation to a data source, using an alternative data source in lieu of such disrupted data source); or

(b)	notwithstanding the section “Change in Methodology of the Momentum Factor Index or the Long Index and Termination,” terminate the calculation and publication of the Long Index.

“Disrupted Day” means any Long Index Calculation Date on which a Selection Disruption Event has occurred or is continuing.

Short Index

We have derived all information contained in this description regarding the Short Index, including, without limitation, its make-up, method of calculation and changes in index components, from publicly available information. We have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). The Short Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Short Index.

The MSCI World — Gross Total Return — USD Index (Bloomberg page: “GDDUWI <index>”), which we refer to as the Short Index, is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of certain developed equity markets in U.S. dollar values. As of May 31, 2016, the Short Index consists of over 1,639 large and mid-cap equity securities from the following 23 developed equity markets: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.

The Short Index is a total return index whose index level reflects gross dividends, meaning that it measures the market performance in terms of both price performance and income from dividend payments pursuant to the MSCI Daily Total Return methodology. Under such methodology, dividends are notionally reinvested in the Short Index on the day the relevant security is quoted ex-dividend. The amount reinvested is the entire dividend distributed to holders of the relevant security, but does not include tax credits.

Index Construction

The Short Index is a member of the MSCI Global Investable Market Index family, calculated, maintained and published by MSCI. The current index calculation methodology used to formulate the MSCI Global Investable Market Indices (the “MSCI Global Investable Market Indices Methodology”) was implemented as of June 1, 2008. The MSCI Global Investable Market Indices Methodology involves the following steps:

(a)	Defining the Equity Universe. MSCI begins with securities listed in countries included in the MSCI Global Investable Market Indices. Of these countries, as of May 31, 2016, 23 are classified as developed markets and 22 as emerging markets. All listed equity securities and listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships and most investment trusts, are eligible for inclusion in the equity universe. Real estate investment trusts in some countries and certain income trusts in Canada are also eligible for inclusion. Each company and its securities are classified in only one country.

(b)	Determining the Market Investable Equity Universe for Each Market. The equity universe in each market is derived by applying certain investability screens, such as minimum market capitalization, free float, liquidity, permitted foreign holding and length of trading, to individual companies and securities in the equity universe of that market. Some investability requirements are applied at the individual security level and some at the overall company level, represented by the aggregation of individual securities of the company. As a result, the inclusion or exclusion of one security does not imply the automatic inclusion or exclusion of other securities of the same company.

(c)	Determining Market Capitalization Size-Segments for Each Market. In each market, MSCI creates an Investable Market Index, Standard Index, Large Cap Index, Mid Cap Index and Small Cap Index (each, a “Size-Segment Index”). The Standard Index is the aggregation of the Large Cap Index and the Mid Cap Index. The Investable Market Index is the aggregation of the Standard Index and the Small Cap Index. In order to create size components that can be meaningfully aggregated into composites, individual market size segments balance the following two objectives:

(i)	Achieving global size integrity by ensuring that companies of comparable and relevant sizes are included in a given size segment across all markets in the composite universe; and

(ii)	Achieving consistent market coverage by ensuring that each market’s size segment is represented in its proportional weight in the composite universe.

(d)	Applying Final Size-Segment Investability Requirements. In order to enhance the replicability of Size-Segment Indices, additional size-segment investability requirements are set for the Investable Market Indices and the Standard Indices. These investability requirements include minimum free float market capitalization, minimum liquidity and minimum foreign room. Companies that do not meet these investability screens are not included in any of the indices within the MSCI Global Investable Market Index family.

(e)	Applying Index Continuity Rules for the Standard Index. In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market Standard Index and a minimum number of three constituents will be maintained for an emerging market Standard Index.

After application of the above construction rules and guidelines, the Short Index is then constructed to include the Standard Indices for the developed markets included in the Short Index.

Weighting

The Short Index is market capitalization weighted adjusted by free float, meaning that each component security is included in the Short Index at the value of their free public float, as measured based on its foreign inclusion factor (the “Foreign Inclusion Factor”). In cases where other foreign investment restrictions exist that materially limit the ability of international investors to freely invest in a particular equity market, sector or security, a limited investability factor (the “Limited Investability Factor”) may also be applied to the free float to insure that the investability objectives of the indices can be achieved.

MSCI defines the Foreign Inclusion Factor of a security as the proportion of shares outstanding that are deemed to be available for purchase in the public equity markets by international investors. To determine the Foreign Inclusion Factor of a security, MSCI considers the limitations on the investment opportunities for international investors including: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market, limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors, or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

A component security’s Foreign Inclusion Factor is (i) rounded up to the closest 5% for component securities with free float equal to or exceeding 15% or (ii) rounded up to the closest 1% for component securities with free float less than 15%. For example, a component security with a free float of 23.2% will be included in the Short Index at 25% of its market capitalization. Typically, securities with a Foreign Inclusion Factor of 15% or less will not be eligible for inclusion in MSCI’s indices.

Once the Foreign Inclusion Factor has been determined for a security, the security’s total market capitalization is then adjusted by such Foreign Inclusion Factor, resulting in the free float-adjusted market capitalization figure for the security. Market capitalization weighting, combined with a consistent target of capturing 99% of free float-adjusted market capitalization, aims to ensure that each country's weight in the Short Index approximates its weight in the total universe of developed markets and emerging markets.

Index Calculation

The Short Index is a total return index whose index level reflects both the performance of the component securities underlying the Short Index and the result of a notional reinvestment of dividend payments made to the holders of the component securities into the Short Index. Dividends are notionally reinvested in the Short Index on the day the relevant security is quoted ex-dividend.

Because the closing prices of the component securities are converted into U.S. dollars for purposes of calculating the value of the Short Index, the Short Index will be exposed to currency exchange rate risk with respect to each of the currencies in which the component securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the component securities denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the component securities trade will result in an increase in the level of the Short Index. Conversely, if the U.S. dollar strengthens against such currencies, the level of the Short Index will decrease. Fluctuations in currency exchange rates can have a continuing impact on the level of the Short Index. The return on an index composed of the component securities of the Short Index where the closing price is not converted into U.S. dollars can be significantly different from the return on the Short Index, which is converted into U.S. dollars.

Index Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining the MSCI Global Investable Market Indices, emphasis is also placed on its continuity, replicability and minimizing index turnover. Among other things, maintaining the MSCI Global Investable Market Indices involves making: additions to and deletions from the index, changes in number of shares, and changes in Foreign Inclusion Factors as a result of updated free float estimates. Index maintenance of the MSCI Global Investable Market Indices (including the Standard Indices) for the developed markets is, in turn, reflected in the Short Index.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices at the time of event. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of semi-annual full index reviews that systematically re-assess the various dimensions of the equity universe for all markets simultaneously and are conducted on a fixed semi-annual timetable.

Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the MSCI Global Investable Market Indices at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next semi-annual index review. Quarterly index reviews may result in additions or deletions due to migration to another Size Segment Index and changes in Foreign Inclusion Factor and in number of shares. Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The implementation of changes resulting from quarterly index reviews occurs as of the close of the last business day of each February and August. The results of the quarterly index reviews are announced at least two weeks prior to their implementation.

The objective of the semi-annual index review is to systematically re-assess the various dimensions of the equity universe for all markets simultaneously. During each semi-annual index review, the equity universe is updated and the minimum size guidelines are recalculated for each segment market. Then, the following index maintenance activities are undertaken for each market: updating the market investable equity universe, reassessing the number of companies in each segment and the market size-segment cutoffs; assigning companies to the size-segments; assessing conformity with the final size-segment investability requirements. The results of the semi-annual index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.

Market Reclassifications

During an annual market classification review, MSCI analyzes and seeks feedback on those markets it has placed under review for potential market reclassification based on extensive discussions with the investment community. MSCI examines each country’s economic development, size, liquidity and market accessibility in order to be classified in a given investment market (i.e., stand-alone, frontier, emerging or developed market). Each June, MSCI communicates its conclusions from discussions with the investment community on the list of countries under review and announces the new list of countries, if any, under review for potential market reclassification in the upcoming cycle.

Adjustments to the Short Index and the Reference Index

The following subsections in this section are also applicable to the Reference Index Sponsor and the successor sponsor to the Reference Index in respect of the Reference Index, as applicable.

Successor Short Index Sponsor and Successor Short Index

If at any relevant time, the Short Index is:

(a)	not calculated and published by the Short Index Sponsor but is calculated and published by a successor sponsor (the “Successor Short Index Sponsor”) acceptable to the Index Sponsor; or

(b)	replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Short Index (a “Successor Short Index”), then in each case the Short Index will be deemed to be (i) such Short Index so calculated and published by that Successor Short Index Sponsor or (ii) that Successor Short Index, as the case may be.

For the avoidance of doubt, the provisions of this sub-Section shall apply to each Successor Short Index and each Successor Short Index Sponsor mutatis mutandis as if such Successor Short Index is the Short Index and such Successor Short Index Sponsor is the Short Index Sponsor.

Short Index Events

If at any relevant time the Short Index Sponsor or the Successor Short Index Sponsor:

(a)	makes or announces that it will make a material change in the formula for or the method of calculating the Short Index or in any other way materially modifies the Short Index (other than a modification prescribed in that formula or method to maintain the Short Index in the event of permitted changes in its constituents and/or other routine events (a “Short Index Modification”);

(b)	permanently cancels the Short Index (a “Short Index Cancellation”);

(c)	fails to calculate the Short Index and publish the levels of the Short Index on an Index Calculation Date on which such Short Index levels were scheduled to be published (a “Short Index Disruption”); or

(d)	the Index Sponsor determines, in its sole and absolute discretion, that any price, value or level of the Short Index has been calculated by reference to incorrect data or to quotations by dealers that do not reflect the true market trading prices, values or levels of the Short Index (a “Short Index Error” and together with any Short Index Modification, Short Index Cancellation, or Short Index Disruption, a “Short Index Event”),

then, upon the occurrence of any Short Index Event, the Index Sponsor may:

(a)	determine the level of the Short Index at the relevant time using, in lieu of a published level for the Short Index, the level of the Short Index as at the relevant time as determined by the Index Sponsor in accordance with the formula for and method of calculating the Short Index last in effect prior to the Short Index Event or in accordance with any other formula for or method of calculating the Short Index as the Index Sponsor determines to be appropriate for such purpose in its sole and absolute discretion;

(b)	select a successor Short Index to replace the Short Index in its sole and absolute discretion; or

(c)	permanently cease to calculate and publish the Momentum Factor Index.

Index Sponsor and Long Index Sponsor

All determinations made by the Index Sponsor in respect of the Momentum Factor Index will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error. The Index Sponsor may delegate and/or transfer any of its obligations or functions under the terms of the Momentum Factor Index to one or more third parties as it deems appropriate from time to time. The above paragraph is also applicable to the Long Index Calculation Agent and Long Index Sponsor (as appropriate) in respect of the Long Index.

Change in Methodology of the Momentum Factor Index or the Long Index and Termination

The following paragraphs in this section are also applicable to the Long Index Calculation Agent and the Long Index Sponsor in respect of the Long Index, with the Long Index Calculation Agent calculating and determining the Long Index and the Long Index Sponsor having the authority to modify or change the methodology of the Long Index (as described above).

In calculating and determining the value of the Momentum Factor Index, the Index Sponsor will, subject as provided below, employ the methodology described herein and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Momentum Factor Index, no assurance can be given that market, regulatory, judicial, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of any constituent of the Momentum Factor Index or any other events affecting transactions on the same or similar terms to any described herein) will not arise that would, in the view of the Index Sponsor, necessitate or make desirable a modification of or change to such methodology.

Accordingly:

(a)	the Index Sponsor shall be entitled to make such modifications and/or changes as it, in its reasonable discretion, deems appropriate, including (without limitation):

(i)	to correct any manifest error or proven error contained in the methodology described herein;

(ii)	to cure, correct or supplement any contradictory or defective provision contained in the methodology described herein; and/or

(iii)	if market, regulatory, juridical, financial, fiscal or other circumstances arise, which were not foreseeable by the Index Sponsor as at the Live Date and such circumstances have not been deliberately caused by the Index Sponsor and such circumstances would, in the determination of the Index Sponsor, necessitate or make desirable such a modification or change of the methodology described herein (including, but without limitation, a change in the frequency of calculation of any Index Closing Level) in order for the Momentum Factor Index to continue being calculated and determined notwithstanding the relevant circumstances. In deciding what is necessary the Index Sponsor will consider and/or take into account what the Index Sponsor determines to be the intended strategy of the Momentum Factor Index.

(b)	further, and without limitation to the above provisions, the Index Sponsor shall be entitled to make such modifications and/or changes as it in its reasonable discretion deems appropriate:

(i)	to preserve the intended strategy of the Momentum Factor Index where such modification and/or change is of a formal, minor or technical nature; and/or

(ii)	if market, regulatory, juridical, financial, fiscal or other circumstances arise, which were not foreseen by the Index Sponsor as at the Live Date and such circumstances have not been deliberately caused by the Index Sponsor and in the determination of the Index Sponsor, such modifications and/or changes would assist in maintaining the intended strategy of the Momentum Factor Index and/or would ensure that the Momentum Factor Index can continue to be calculated and determined by the Index Sponsor in light of such circumstances.

In making such modifications however the Index Sponsor will ensure that such modifications or changes will result in a methodology that, in the Index Sponsor’s determination, is consistent in its intended strategy with the methodology described herein. The Index Sponsor may, in its discretion, at any time and without notice, terminate the calculation and publication of the Momentum Factor Index.

Details of any adjustments made to the Momentum Factor Index shall be made available by the Index Sponsor on its website and on application to the Index Sponsor’s principal office in London. Access to any such publication may be restricted by means determined as appropriate by the Index Sponsor in its reasonable discretion including, but not limited to, password protection on the Index Sponsor’s website.